Exhibit 10.1

Execution Version

SECURITIES PURCHASE CONTRACT

This Securities Purchase Contract (this “Agreement”) is dated as of December 19, 2022, between Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

WHEREAS, in consideration for the purchase price for (a) the Closing Advance Notes (as defined herein) and (b) solely as to the Initial Collateral Agent, the Prepaid-Tranches, to be paid by the applicable Purchasers hereunder, and in each case in accordance with the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to acquire from the Company, Closing Advance Notes and, solely as to the Initial Collateral Agent, the Prepaid-Tranches, in each case convertible into shares of Common Stock in accordance with the terms hereof and thereof, to be issued by the Company to the applicable Purchaser on either (i) with respect to the Registered Advance Notes and Prepaid-Tranches, a registered basis under the Securities Act pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-267071), as filed with the Commission (as defined below) on October 21, 2022, amended on November 3, 2022 and declared effective by the Commission on November 7, 2022 (the “Form S-3”), as supplemented by the Prospectus Supplement (as defined below) on the date hereof and any other prospectus supplement to be filed by the Company after the date hereof in accordance with the terms of this Agreement, or (ii) with respect to the Private Placement Advance Notes, a private placement basis, pursuant to Section 4(a)(2) of the Securities Act, and Rule 506(b) promulgated thereunder, to Purchasers that are either (A) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (B) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Advance Notes (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“$2.5M Closing Advance Notes” means the $2,500,000 in aggregate principal amount of Private Placement Advance Notes to be issued at the Initial Closing.

“$12.5M Closing Advance Notes” means the $12,500,000 in aggregate principal amount of Registered Advance Notes to be issued at the Initial Closing.

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Advance Notes” means the Senior Secured Original Issue 10% Discount Senior Convertible Advance Notes due, subject to the terms therein, 18 months from their date of issuance, issued by the Company to the Purchasers hereunder, including the Closing Advance Notes, Prepaid-Tranches and any PIK Advance Notes issued by the Company to the Purchasers in accordance with the terms thereof. For the avoidance of doubt, (i) any reference to the Prepaid-Tranches herein shall be deemed to refer to the Prepaid-Tranches issued in accordance with Section 2(b) of this Agreement and shall not refer to any other Advance Notes issued pursuant to this Agreement and (ii) any reference to Advance Notes herein that is not preceded or followed by a corresponding reference to the Prepaid-Tranches shall not be construed to mean that such reference to Advance Notes does not include reference to the Prepaid-Tranches.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning ascribed to such term in the preamble.

“Average Daily Dollar Value” means, with respect to any Trading Day, (a) the VWAP of the Common Stock on the Principal Market (or, if not traded on the Principal Market, any national securities exchange or automated quotation services on which the Common Stock is then listed for trading) for such Trading Day as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), multiplied by (b) the number of shares of Common Stock traded on the Principal Market (or such other national securities exchange or automated quotation service) on such Trading Day.

“Average Daily Trading Volume” means, with respect to any Trading Day, the average daily trading volume of the Common Stock on the Principal Market (or, if not traded on the Principal Market, any national securities exchange or automated quotation services on which the Common Stock is then listed for trading) for such Trading Day as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York, N.Y. time) to 4:02 p.m. (New York City time)).

“Average Daily Value Traded” means, with respect to any Trading Day, the Average Daily Trading Volume for such Trading Day, multiplied by the daily VWAP for such Trading Day.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, NY are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in New York, NY are generally are open for use by customers on such day.

“Buy-In” shall have the meaning ascribed to such term in Section 4.1(d).

“Closing Advance Notes” means the $12.5M Closing Advance Notes and the $2.5M Closing Advance Notes.

“Closing Date” means the Trading Day on which all of the applicable Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount on such Closing Date and (ii) the Company’s obligations to deliver the Securities to be issued and sold on such Closing Date, in each case, have been satisfied or waived. “Closing Date” may mean the Initial Closing Date, or, as to the Initial Collateral Agent, a Monthly Closing Date, as applicable.

“Collateral Agent” shall have the meaning ascribed to such term in Section 4.20(a).

“Collateral Agent Indemnitees” shall have the meaning ascribed to such term in Section 4.20(a).

“Commission” means the United States Securities and Exchange Commission.

“Commitment Amount” shall mean, in the aggregate, $50,000,000 in aggregate principal amount of Closing Advance Notes and, solely as to the Initial Collateral Agent, Prepaid-Tranches, provided, that, the Company shall not deliver any Common Stock to Purchasers under this Agreement, the Warrants, any Closing Advance Notes or, solely as to the Initial Collateral Agent, any Prepaid-Tranches, and the Purchasers shall not have the right or obligation to fund any Closing Advance Note or, solely as to the Initial Collateral Agent, any Prepaid-Tranche under this Agreement, to the extent (but only to the extent) that after giving effect to such issuance or such purchase and sale the aggregate number of shares of Common Stock issued or issuable under this Agreement (or any other transaction that is integrated with this Agreement), the Warrants, any Advance Notes or, solely as to the Initial Collateral Agent, any Prepaid-Tranches would exceed the Exchange Cap; provided, further that, (a) the Exchange Cap will not apply if the Company’s stockholders have approved issuances in excess of the Exchange Cap in accordance with the rules of the Principal Market and (b) any Common Stock issuable up to the Exchange Cap shall be first applied to conversion of the Closing Advance Notes in full, then the exercise of the Warrants in full and finally to the conversion of any Pre-Paid Tranches, which shall only be issuable if the Advanced Notes and Warrants are fully convertible and exercisable and not subject to the Exchange Cap (and in all categories to be allocated ratably according to the original Subscription Amounts of the respective Purchasers).

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning ascribed to such term in the preamble.

“Company Counsel” means Orrick, Herrington & Sutcliffe LLP, with offices located in New York, NY.

“Conversion Shares” shall have the meaning ascribed to such term in the Closing Advance Notes and, solely as to the Initial Collateral Agent, the Prepaid-Tranches.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York, N.Y. time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, and (ii) if this Agreement is signed between midnight (New York, N.Y. time) and 9:00 a.m. (New York, N.Y. time) on any Trading Day, no later than 9:01 a.m. (New York, N.Y. time) on the date hereof.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(oo).

“DWAC Eligible” means, that (i) the Common Stock is eligible at DTC (as defined below) for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC (as defined below) system, (ii) the Company has been approved (without revocation) by the DTC’s underwriting department, (iii) the Transfer Agent is approved as an agent in the DTC/FAST Program (as defined below), (iv) the Common Stock is otherwise eligible for delivery via DWAC, and (v) the Transfer Agent does not have a policy prohibiting or limiting delivery of the Common Stock via DWAC. For purposes hereof, the term “DWAC” means Deposit Withdrawal at Custodian as defined by the DTC; the term “DTC” means the Depository Trust Company; and the term “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer Program.

“Environmental Laws” shall have the meaning ascribed to it in Section 3.1(m).

“Equity Conditions” means, as of any given date of determination, all of the following have been met:

(i)	the average of the Average Daily Dollar Value of the Common Stock as reported by Bloomberg L.P. during the Equity Conditions Measurement Period (excluding the three Trading Days with the highest Average Daily Dollar Value and the three Trading Days with the lowest Average Daily Dollar Value) shall be at least $250,000 per Trading Day,

(ii)	for at least 15 Trading Days during the Equity Conditions Measurement Period (whether or not consecutive), the Company’s market capitalization shall be at least $75 million, based on (A) each Trading Day’s VWAP, multiplied by (B) the total number of the Company’s issued and outstanding shares of Common Stock on each such Trading Day,

(iii)	on each Trading Day during the Equity Conditions Measurement Period, the Company shall be current in filing required reports with the Commission and there is no pending extension under Rule 12b-25 of the Exchange Act,

(iv)	on each Trading Day of the Equity Conditions Measurement Period, the Company shall not be in default and an Event of Default shall not have occurred and be continuing under this Agreement or any Advance Note,

(v)	on each Trading Day of the Equity Conditions Measurement Period, the Common Stock has not been subject to a trading suspension by the Commission or the Principal Market or been delisted by the Principal Market nor shall delisting or suspension by the Principal Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur as evidenced by a writing by the Principal Market,

(vi)	the Company’s Common Stock must be DWAC Eligible,

(vii)	on each Trading Day during the Equity Conditions Measurement Period, the Common Stock shall have not been subject to a “chill” or similar event imposed by The Depository Trust Co. (“DTC”),

(viii)	on each Trading Day during Equity Conditions Measurement Period, the Company has met each delivery deadline in connection with prior conversions of the Closing Advance Notes and, solely as to the Initial Collateral Agent, the Prepaid-Tranches, and exercises of the Warrants,

(ix)	on each Trading Day during Equity Conditions Measurement Period, the Company has complied with all Transaction Documents in all material respects,

(x)	the Company shall not have engaged in the sale of any securities under Section 3(a)(10) of the Securities Act,

(xi)	no Purchaser shall be in possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective Affiliates, employees, officers, representatives, agents or the like (except, with respect to any Closing hereunder, such material, non-public information that will be disclosed to the public no later than 9:00 AM on the Trading Day immediately following the date of such Closing), other than any such information disclosed to such Purchaser pursuant to and in accordance with the terms of this Agreement, the Closing Advance Notes, the Warrants or, solely as to the Initial Collateral Agent, the Prepaid-Tranches,

(xii)	(a) with respect to the Initial Closing, the $12.5M Closing Advance Notes to be issued at the Initial Closing, (b) with respect to any Monthly Closing, solely as to the Initial Collateral Agent, any Prepaid-Tranche to be issued at such Monthly Closing, and (c) with respect to the issuance of any Registered PIK Advance Note (as defined in the Advance Notes) on any Interest Payment Date, the Registered PIK Advance Notes to be issued on such Interest Payment Date, and, in each case, the Underlying Shares with respect thereto, shall have been registered pursuant to the Form S-3, as supplemented by a prospectus supplement that complies with Sections 5(b) and 10 of the Securities Act and, in each case under clauses (a), (b) and (c), a broker-dealer registered with the Commission as required under the Exchange Act has acted as selling agent or placement agent with respect thereto,

(xiii)	for the Conversion Shares underlying (a) as to the Initial Closing, the $12.5M Closing Advance Notes, (b) as to any Monthly Closing, solely as to the Initial Collateral Agent, the Prepaid-Tranche to be issued at such Monthly Closing, and (c) any Registered PIK Advance Note issued on any Interest Payment Date, the prospectus supplement with respect thereto complies with Sections 5(b) and 10 of the Securities Act;

(xiv)	any shares of Common Stock underlying the Securities to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Principal Market, subject to the provisions herein regarding the Exchange Cap,

(xv)	the Company has available shares of Common Stock as necessary to issue all Underlying Shares,

(xvi)	the Company shall be in compliance with all SEC regulations and all listing requirements of the Principal Market in all material respects,

(xvii)	the closing price of the Common Stock on the Trading Day immediately preceding the applicable date of determination shall be not less than the Floor Price,

(xviii)	The number of Underlying Shares issuable to any Purchaser upon conversion of the Closing Advance Notes and, solely as to the Initial Collateral Agent, the Prepaid-Tranches then outstanding and any new Prepaid-Tranche issued hereunder, and upon exercise of outstanding Warrants, shall not exceed 9.9% of outstanding Common Stock for any Purchaser.

“Equity Conditions Measurement Period” means the 20 Trading Day period immediately preceding any applicable date of determination.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Event of Default” shall have the meaning ascribed to such term in the Closing Advance Notes and, solely as to the Initial Collateral Agent, the Prepaid-Tranches.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Cap” means 19.99% of the issued and outstanding shares of Common Stock as of the date of this Agreement or 6,782,769 shares of Common Stock.

“Excluded Subsidiary” means (a) any Subsidiary that is prohibited or restricted by applicable law (including financial assistance, fraudulent conveyance, preference, capitalization or other similar laws and regulations) or by any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound existing on the Initial Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation hereof) from guaranteeing the obligations under this Agreement and the Advance Notes (unless such consent, approval, license or authorization has been received) or if guaranteeing such obligations would require governmental (including regulatory) consent, approval, license or authorization or could reasonably be expected to result in material adverse tax consequences (as reasonably determined by the Company), (b) any other Subsidiary with respect to which, in the reasonable judgment of the Collateral Agent, the burden or cost of providing a guarantee (including the incurrence of any material adverse tax consequences) shall be excessive in view of the benefits to be obtained by the Purchasers therefrom, (c) any Subsidiary that is an Immaterial Subsidiary and (d) any Subsidiary that is not a wholly owned Subsidiary of the Company or any Subsidiary party to the Subsidiary Guarantee (including, but not limited to, non-wholly owned joint ventures) to the extent requiring the consent of third parties under the organizational documents therefor that has not been obtained (to the extent such ownership arrangement was (x) not entered into in contemplation of this restriction and (y) entered into for bona fide business purposes).

“Exempt Issuance” means the issuance of (a) shares of Common Stock, restricted stock units or any other options or equity awards giving the holder thereof the right to acquire shares of Common Stock at any given time, not to exceed 10% of the number of shares of Common Stock outstanding at any time, issued to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, provided that such Persons shall have either executed Lock-Up Agreements or the grants made thereto shall be subject to lock-up restrictions in accordance with the terms thereof, in each case restricting the sale of such shares of Common Stock during the Restricted Period (as defined below), subject to customary exceptions, (b) securities upon the exercise or exchange of or conversion of (i) any Securities issued hereunder, and/or (ii) other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement (without regard to any vesting requirements), provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations or the contemplated holding company merger or otherwise in accordance with applicable anti-dilution provisions set forth therein on the date of this Agreement) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the Board of Directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith that would permit the resale of such “restricted securities” at any time during the Restricted Period (as defined below) and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its Subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) securities issued to customers or suppliers, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith that would permit the resale of such “restricted securities” at any time during the Restricted Period and (e) any debt issued by the Company or any Subsidiary that is not convertible into Common Stock or Common Stock Equivalents.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Fixed Conversion Price” has the meaning given to it in the Advance Notes.

“Floor Price” has the meaning given to it in the Advance Notes.

“Form S-3” shall have the meaning ascribed to such term in the recitals hereto.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Hazardous Materials” shall have the meaning ascribed to such term in Section 3.1(m).

“Immaterial Subsidiary” means, at any date of determination, any Subsidiary of the Company that (a) holds assets representing 2.5% or less of the Company’s total assets as of such date (determined in accordance with GAAP) and (b) has generated less than 2.5% of the Company’s and its Subsidiaries’ consolidated third-party gross revenues (determined in accordance with GAAP and excluding, for the avoidance of doubt, any revenues generated pursuant to any intercompany arrangements), in each case as of the last day of, or for, the four consecutive fiscal quarters of the Company most recently ended for which financial statements are available (the “Test Period”); provided that (i) all Subsidiaries that are individually “Immaterial Subsidiaries” shall not have aggregate assets that would represent 5% or more of the total assets or generate 5% or more of the Company’s and its Subsidiaries’ consolidated third-party gross revenues for such Test Period, in each case determined in accordance with GAAP and (ii) any Subsidiary that owns Intellectual Property shall not be deemed an Immaterial Subsidiary. As of the Closing Date, the only Immaterial Subsidiary is Ascent Solar Technologies Germany GmbH.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(bb).

“Initial Closing” means the closing of the Closing Advance Notes.

“Initial Closing Date” means the Closing Date of the Initial Closing

“Initial Collateral Agent” means the Purchaser identified on Schedule 4.20(a) hereto.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Issuer Covered Person” shall have the meaning ascribed to such term in Section 3.1(oo).

“IT Systems and Data” shall have the meaning ascribed to such term in Section 3.1(ll).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Misconduct” shall have the meaning ascribed to such term in Section 3.1(k).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(nn).

“Monthly Closing” means, solely as to the Initial Collateral Agent, the applicable closing for any issuance of Prepaid-Tranches under this Agreement, subject to and in accordance with the terms hereof.

“Monthly Closing Date” means, solely as to the Initial Collateral Agent, the date of any Monthly Closing for the issuance of a Prepaid-Tranche.

“Monthly Funded Amount Limit” means $1,000,000 or, if the Company and the Initial Collateral Agent agree, up to $2,000,000.

“Nasdaq” means the Nasdaq Capital Market.

“Nason Yeager” means Nason Yeager Gerson Harris & Fumero, P.A., with offices located at 3001 PGA Boulevard, Suite 305, Palm Beach Gardens, Florida 33410.

“OFAC” shall have the meaning ascribed to such term in Section 3.1(mm).

“Participation Maximum” shall have the meaning ascribed to such term in Section 4.12(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PIK Advance Notes” means the Registered PIK Advance Notes or Private Placement PIK Advance Notes (in each case, as defined in the Advance Notes) issuable to the Purchasers from time to time under and pursuant to the Closing Advance Notes and, solely as to the Initial Collateral Agent, the Prepaid-Tranches, in each case, in accordance with the terms thereof.

“Placement Agent” means Bryan Garnier Securities, LLC.

“Pledge Agreement” means the Pledge Agreement, dated the date hereof, among the Company and each Purchaser which holds any outstanding Closing Advance Notes or, solely as to the Initial Collateral Agent, Prepaid-Tranches, in the form attached as Exhibit F attached hereto.

“Pledged Securities” means any and all certificates and other instruments representing or evidencing all of the capital stock and other equity interests of the Subsidiaries.

“Prepaid-Tranches” means the Registered Advance Notes to be made from time to time and issued solely to the Initial Collateral Agent subsequent to the issuance of the Closing Advance Notes in accordance with Section 2(b) of this Agreement, including any PIK Advance Notes issued in accordance with the terms thereof.

“Prepaid-Tranche Closing Date” shall have the meaning ascribed to such term in Section 2.1(b).

“Prepaid-Tranche Commencement” means 30 days after Rule 144 is available for the resale of the shares of Common Stock underlying the $2.5M Closing Advance Notes, or such earlier date as may be agreed by the Company and all of the Purchasers.

“Pre-Notice” shall have the meaning ascribed to such term in Section 4.12(b).

“Principal Amount” means, as to each Purchaser, the amounts set forth below such Purchaser’s signature block on the signature pages hereto next to the heading “Principal Amount,” in United States Dollars, for each of the Closing Advance Notes and, solely as to the Initial Collateral Agent, the Prepaid-Tranches, as the case may be.

“Principal Market” means the Nasdaq Capital Market.

“Private Placement Advance Note” means any Advance Note issued by the Company on a private placement basis, pursuant to Section 4(a)(2) of the Securities Act, and Rule 506(b) promulgated thereunder, in the form of Exhibit A attached hereto.

“Pro Rata Portion” shall have the meaning ascribed to such term in Section 4.12(d).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation regardless of the word(s) used by any government including a regulatory agency, inquiry or similar event or partial proceeding, such as a deposition).

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchaser” shall have the meaning ascribed to such term in the preamble.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Registered Advance Notes” means any Advance Notes issued by the Company on a registered basis pursuant to the Form S-3, as supplemented by the prospectus supplement to the Form S-3 filed by the Company on the applicable Closing Date, in the form of Exhibit B attached hereto.

“Request” shall have the meaning ascribed to such term in Section 2.1(b).

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Consent” shall have the meaning ascribed to such term in Section 2.2(a)(ii).

“Required Holders” means (i) prior to the Initial Closing Date, each of the Purchasers and (ii) on or after the Initial Closing Date, except as otherwise expressly indicated herein, holders of at least 66.0% of the aggregate outstanding Principal Amount of Advance Notes issued under the Transaction Documents and shall include each Purchaser so long as each Purchaser or any of its Affiliates holds any outstanding Closing Advance Notes or, solely as to the Initial Collateral Agent, Prepaid-Tranches issued under the Transaction Documents; provided, notwithstanding the foregoing, that the Prepaid-Tranche Commencement may not be amended absent the written consent of all of the Purchasers.

“Required Minimum” means, as of any date, 300% of the maximum aggregate number of shares of Common Stock potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants or conversion in full of all Closing Advance Notes and/or, solely as to the Initial Collateral Agent, the Prepaid-Tranches (including Underlying Shares issuable pursuant to any PIK Advance Notes issued pursuant to the terms of the Closing Advance Notes or, solely as to the Initial Collateral Agent, the Prepaid-Tranches), ignoring any conversion or exercise limits set forth therein.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time-to-time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Secured Parties” shall have the meaning ascribed to such term in the Security Agreement.

“Securities” means (a) the Closing Advance Notes and, solely as to the Initial Collateral Agent, the Prepaid-Tranches, and (b) the Warrants, the Conversion Shares and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit D attached hereto.

“Security Documents” shall mean the Security Agreement, the Subsidiary Guarantees, the original Pledged Securities (if any), along with, to the extent applicable for such certificated securities, executed blank stock powers to the Pledged Securities, and any other documents and filing required thereunder in order to grant the Purchasers a first priority security interest in the assets of the Company and the Subsidiaries as provided in the Security Agreement, including all UCC-1 filing receipts.

“Standard Settlement Period” shall have the meaning ascribed to such term in Section 4.1(c).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Closing Advance Notes, the Prepaid-Tranches (solely as to the Initial Collateral Agent), and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds, which Subscription Amount shall be 90% of the aggregate Principal Amount of any such Advance Note or, solely as to the Initial Collateral Agent, any Prepaid-Tranche.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.12(a).

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.12(b).

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Subsidiary Guarantee” means the Subsidiary Guarantee, dated the date hereof, by each Subsidiary, other than any Excluded Subsidiary, in favor of the Purchasers, in the form of Exhibit E attached hereto.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Closing Advance Notes, the Prepaid-Tranches (solely as to the Initial Collateral Agent), the Warrants, the Security Agreement, the Subsidiary Guarantee, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Threshold” shall have the meaning ascribed to such term in Section 4.18.

“Transfer Agent” means Computershare Investor Services, the current transfer agent of the Company, and any successor transfer agent of the Company.

“Underlying Shares” means the Warrant Shares, the Conversion Shares and shares of Common Stock issued and issuable pursuant to the terms of the Closing Advance Notes and, solely as to the Initial Collateral Agent, the Prepaid-Tranches, including without limitation, shares of Common Stock issued and issuable pursuant to any PIK Advance Notes, in each case without respect to any limitation or restriction on the conversion of the Closing Advance Notes and, solely as to the Initial Collateral Agent, the Prepaid-Tranches, the PIK Advance Notes or the exercise of the Warrants.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.13(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York, N.Y. time) to 4:02 p.m. (New York, N.Y. time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at the Initial Closing in accordance with Section 2.2(a) hereof, exercisable for up to an aggregate total of 2,513,406 shares of Common Stock at an exercise price of $3.93 per share (in each case subject to adjustment in accordance with the terms of the Warrant) and having a term of exercise equal to five years, in the form of Exhibit C attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1 Closings.

(a) Initial Closing. On the Initial Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, (i) an aggregate of $12,500,000 of Principal Amount of Registered Advance Notes for an aggregate purchase price of $11,250,000 and (ii) (A) an aggregate of $2,500,000 of Principal Amount of Private Placement Advance Notes and (B) the Warrants, for an aggregate purchase price of $2,250,000, in each case in an aggregate Principal Amount, and for Warrants exercisable for such number of shares of Common Stock, for each Purchaser, as are set forth on the signature page hereto executed by such Purchaser. Each Purchaser shall deliver to the Company, via wire transfer, immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to each Purchaser its respective Closing Advance Notes and a Warrant, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Within two days of the satisfaction (or, to the extent permitted by applicable law, waiver) of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Nason, Yeager, Gerson, Harris & Fumero, P.A. or such other location, as the parties shall mutually agree.

(b) Monthly Closings. Provided that the Equity Conditions are then met and less than an aggregate principal amount of $2,000,000 of Advance Notes held by the Purchasers is then outstanding, beginning on the Prepaid-Tranche Commencement date and ending 18 months after the Initial Closing, the Company, at its discretion, may request that the Initial Collateral Agent (and not any other Purchaser) purchase a Prepaid-Tranche (not to exceed the Monthly Funded Amount Limit) by providing written notice of such request solely to the Initial Collateral Agent (the “Request”) and to the Placement Agent (or, if the Placement Agent is unable to act, another broker-dealer registered as such under the Exchange Act). The closing of each Prepaid-Tranche shall take place on or before the fifth Business Day following the date of such Request but in no event less than 30 days after the Initial Collateral Agent has last funded a Prepaid-Tranche, or such earlier date as may be agreed by the Initial Collateral Agent and the Company (the “Prepaid-Tranche Closing Date”). On each Prepaid-Tranche Closing Date, the Initial Collateral Agent shall pay the Subscription Amount for the Prepaid-Tranche set forth in such Request in immediately available funds to an account designated by the Company in writing and transmit notification to the Company that such funds transfer has been requested. In addition to the Company exercising its discretion to request any Prepaid-Tranche, subject to the satisfaction of the Equity Conditions at such time, the Initial Collateral Agent shall have the option (a “Purchaser Advance Note Option”) to require the Company to accept a monthly Prepaid-Tranche in an amount limited to $1,000,000. The procedure in this Section 2.1(b) shall apply to the exercise of any such option by the Initial Collateral Agent, which shall be exercised on not more than two occasions by the Initial Collateral Agent with the Initial Collateral Agent required to give notice to the Company. The Company acknowledges and agrees that no Purchaser other than the Initial Collateral Agent shall have any obligation to purchase any of the Prepaid-Tranches nor shall any other Purchaser have any liability to the Company for any breach or failure of the Initial Collateral Agent to perform hereunder.

2.2 Deliveries.

(a) On or prior to the applicable Closing Date, the Company shall deliver or cause to be delivered to each Purchaser (or, for any Monthly Closing, solely to the Initial Collateral Agent) the following:

(i) as to the Initial Closing, this Agreement duly executed by the Company;

(ii) as to the Initial Closing, an irrevocable stockholder written consent, duly executed by less than 10 shareholders holding a majority of the total outstanding voting power of the Company approving the issuance of the Underlying Shares in excess of the Exchange Cap (the “Required Consent”), which Required Consent shall constitute the approval required by the applicable rules and regulations of the Principal Market for issuance of the Company’s shares pursuant to the Transaction Documents, including the Closing Advance Notes and, solely as to the Initial Collateral Agent, any Prepaid-Tranches, and the Warrants, in excess of the Exchange Cap;

(iii) as to the Initial Closing, a legal opinion of Company Counsel dated as of the applicable Closing Date, in a form acceptable to each Purchaser;

(iv) as to each Closing, an Advance Note or, solely as to the Initial Collateral Agent, Prepaid-Tranche, as applicable, registered in the name of such Purchaser with the Principal Amount reflected on such Purchaser’s (or, for any Prepaid-Tranche, the Initial Collateral Agent’s) signature page;

(v) as to the Initial Closing, a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to such Purchaser’s Pro Rata Portion of an amount of shares equal to (A) $7,500,000 divided by (B) the VWAP of the Common Stock on the Trading Day immediately preceding the Initial Closing;

(vi) as to each Closing, the Company shall have provided each Purchaser (or, as to any Monthly Closing, the Initial Collateral Agent) with the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer;

(vii) as to the Initial Closing, the Security Agreement, duly executed by the Company and each Subsidiary, other than any Excluded Subsidiary, including, to the extent applicable, the Subsidiary Guarantee, duly executed by the parties thereto, in each case in favor of the Collateral Agent as agent for the Secured Parties referenced therein;

(viii) as to the Initial Closing, a letter executed by the Company and acknowledged by the Transfer Agent reserving not less than the Required Minimum for the benefit of all Purchasers;

(ix) as to each Closing, an officer’s certificate certifying that the representations and warranties of the Company in the Purchase Agreement are true and correct in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of the applicable Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date and no Event of Default has occurred and is continuing;

(x) as to each Closing after the Initial Closing, an officer’s certificate identifying any updates to the Disclosure Schedule, if any, from the date of the immediately preceding Closing to the date of such Closing (a “Disclosure Schedule Supplement Certificate”);

(xi) as to the Initial Closing, a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries, other than any Excluded Subsidiary, in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Initial Closing Date;

(xii) as to the Initial Closing Date, a certificate evidencing the Company’s and each Subsidiary’s (other than any Excluded Subsidiary’s) qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and each such Subsidiary conducts any material business operations and is required to so qualify, as of a date within ten (10) days of the applicable Initial Closing Date;

(xiii) as to the Initial Closing, an officer’s certificate, in the form acceptable to each Purchaser, executed by an officer of the Company and each Subsidiary, other than any Excluded Subsidiary, and dated as of the applicable Closing Date, as to (i) the resolutions adopted by the Company’s and such Subsidiary’s Board of Directors authorizing the transactions contemplated hereby in a form reasonably acceptable to such Purchaser, and (ii) the Certificate of Incorporation of the Company and the organizational documents of each Subsidiary, each as in effect at the applicable Closing;

(xiv) as to each Closing, a letter from the Transfer Agent identifying the number of shares of Common Stock outstanding on the Trading Day immediately prior to the applicable Closing;

(xv) as to the Initial Closing, a copy of the Listing of Additional Shares Notification submitted to the Nasdaq Capital Market for the listing of the Underlying Shares as set forth in Section 4.11(c);

(xvi) such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as each Purchaser (or, as to any Monthly Closing, the Initial Collateral Agent) or its counsel may reasonably request.

(b) On or prior to the applicable Closing Date, each Purchaser (or, as to any Monthly Closing, the Initial Collateral Agent) shall deliver or cause to be delivered to the Company, the following:

(i) as to the Initial Closing, this Agreement duly executed by such Purchaser;

(ii) as to each Closing, such Purchaser’s Subscription Amount by wire transfer to the account specified in writing by the Company; and

(iii) as to the Initial Closing, the Security Agreement duly executed by such Purchaser.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with each Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on each Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of each Purchaser that are required to be performed at or prior to each Closing Date shall have been performed in all respects and there have been no Event of Defaults; and

(iii) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of each Purchaser (or, as to any Monthly Closing, the Initial Collateral Agent) hereunder in connection with each Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on each Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to each Closing Date shall have been performed in all material respects;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the later of (A) the date hereof and (B) the applicable Closing Date;

(v) prior to the time of (A) the Initial Closing, the Company shall have filed with the Commission a Prospectus Supplement under Rule 424 of the Securities Act covering the issuance of the $12.5M Closing Advance Notes and the public sale of the underlying Conversion Shares and (B) any Monthly Closing, the Company shall have filed with the Commission a Prospectus Supplement under Rule 424 of the Securities Act covering the issuance, solely to the Initial Collateral Agent, of the Prepaid-Tranche to be issued on such Monthly Closing Date and the public sale of the underlying Conversion Shares;

(vi) for each Trading Day of the Equity Conditions Measurement Period immediately preceding such Closing Date, (A) trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and (B) trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser (or, as to any Monthly Closing, the Initial Collateral Agent), makes it impracticable or inadvisable to purchase the Closing Advance Notes or, solely as to the Initial Collateral Agent, the Prepaid-Tranches at each applicable Closing;

(vii) the Company shall have submitted to the Nasdaq Capital Market the Listing of Additional Shares Notification for the listing of the Underlying Shares on the Nasdaq Capital Market as set forth in Section 4.11(c), a copy of which shall have been provided to the Purchasers (or, as to any Monthly Closing, the Initial Collateral Agent), and the Nasdaq Capital Market shall have raised no objection with respect thereto;

(viii) as to each Closing, the Equity Conditions have been complied with unless by their terms one or more Equity Conditions only have future impact; and

(ix) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated hereby.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules (solely as it relates to the Prepaid-Tranches, as shall be supplemented by any Disclosure Schedule Supplement Certificate delivered in connection with any Monthly Closing hereunder), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a) Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, except for Liens created hereunder, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no Subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement.

(i) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company, assuming due authorization by the other parties thereto, and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(ii) With respect to the Subsidiary Guarantee, each of the Subsidiaries party thereto has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by such agreement and otherwise to carry out its obligations thereunder. The execution and delivery of the Subsidiary Guarantee and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company, and no further action is required by the respective Subsidiary party thereto, its managers or its members in connection therewith. The Subsidiary Guarantee has been (or upon delivery will have been) duly executed by the respective Subsidiaries party thereto and, when delivered in accordance with the terms thereof, will constitute the valid and binding obligation of the respective Subsidiary enforceable against such Subsidiary in accordance with its terms, except (A) as limited by general equitable principals and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (C) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any material property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Conversion Shares and Warrant Shares for trading thereon in the time and manner required thereby, (iii) the filing of Form D with the Commission for the Private Placement Advance Notes and such filings as are required to be made under applicable state securities laws for the Registered Advance Notes and the Private Placement Advance Notes and (iv) shareholder approval (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents or by law. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents or by law. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(g) Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. As of the date hereof, 6,782,769 shares of Common Stock represents 19.99% of the Company’s Common Stock outstanding. Except as set forth on Schedule 3.1(g), as of the date hereof, (i) the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the issuance or delivery of Common Stock upon the conversion and/or exercise of Common Stock Equivalents or under Form S-8 to Persons who are not Affiliates, and (ii) no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as disclosed on Schedule 3.1(g), as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders other than as disclosed in Schedule 3.1(g).

(h) SEC Reports; Financial Statements. Except as set forth on Schedule 3.1(h), the Company has filed all material reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received or obtained a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) except as specifically disclosed in Schedule 3.1(i), the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, except as required by GAAP, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(j) Litigation. Except as may be disclosed on Schedule 3.1(i), there is no Proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) that could be reasonably expected to have a Material Adverse Effect or which adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Proceeding involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any inquiry or investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Securities Act or the Exchange Act.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters, except as could not reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, (a) no allegations of sexual harassment, sexual misconduct or discrimination, whether such discrimination arises from race, ethnic background, sex, gender status, age or otherwise (“Misconduct”) have been made involving any current or former director, officer, or independent contractor of the Company or any of its Subsidiaries, and (b) neither the Company nor any of its Subsidiaries have entered into any settlement agreements related to allegations of Misconduct by any current/current or former director, officer, employee, or independent contractor of the Company or any of its Subsidiaries, in each case of clauses (a) and (b), except as could not reasonably be expected to result in a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case of clauses (i), (ii) and (iii), as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (ii) Permitted Liens (as defined in the Advance Notes) and (iii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance in all material respects.

(p) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, any other written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights, except as could not reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage of at least $5 million. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost, except as could not reasonably be expected to result in a Material Adverse Effect.

(r) Transactions with Affiliates and Employees. Except as otherwise disclosed on Schedule 3.1(r), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the lending of money to or borrowing of money from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements or other equity awards under any stock option plan of the Company.

(s) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of each Closing Date. Except as disclosed on Schedule 3.1(s), the Company and the Subsidiaries maintain a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents other than the fee payable to the Placement Agent. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(t) that may be due in connection with the transactions contemplated by the Transaction Documents.

(u) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the $2.5M Closing Advance Notes or the Warrants by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(v) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w) Registration Rights. Other than each of the Purchasers and except as otherwise disclosed on Schedule 3.1(w), no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries other than pursuant to any effective registration statement.

(x) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as may be disclosed on Schedule 3.1(x), the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is and has no reason to believe that it will not, in the foreseeable future, continue to be in compliance with all such listing and maintenance requirements in all material respects. The Common Stock is currently eligible for electronic transfer through DTC or another established clearing corporation and the Company is current in payment of the fees to DTC (or such other established clearing corporation) in connection with such electronic transfer.

(y) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(z) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents or as will otherwise be publicly disclosed by the Company prior to the open of trading on the Trading Day following any Closing Date, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(aa) No Integrated Offering. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act, which would require the registration of the $2.5M Closing Advance Notes or the Warrants under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(bb) Solvency. Based on the consolidated financial condition of the Company as of each Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances, which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from each Closing Date. Schedule 3.1(bb) sets forth, as of the date hereof, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth on Schedule 3.1(bb), neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(cc) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, (i) the Company and its Subsidiaries each (A) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (B) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (C) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply, and (ii) there are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(dd) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(ee) Foreign Corrupt Practices; Related Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other Person acting on behalf of the Company or any Subsidiary, has directly or indirectly, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA or comparable law of the United States or any state or local government.

(ff) Accountants. The Company’s accounting firm as of the date hereof is set forth on Schedule 3.1(ff) of the Disclosure Schedules. Such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2022.

(gg) Seniority. As of each Closing Date, no Indebtedness or other claim against the Company, other than any Permitted Indebtedness (as defined in the Advance Notes), is senior to the Closing Advance Notes or the Prepaid-Tranches in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

(hh) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers, in each case except as could not reasonably be expected to have a Material Adverse Effect.

(ii) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(jj) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s Placement Agent in connection with the placement of the Securities.

(kk) Stock Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ll) Cybersecurity. (i)(x) There has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices, in each case of clauses (i) – (iv), except as would not, individually or in the aggregate, have a Material Adverse Effect.

(mm) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(nn) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(oo) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to each Purchaser a copy of any disclosures provided thereunder.

(pp) Exchange Cap. As of the date of this Agreement and subject to the waterfall provision set forth in the definition of Commitment Amount, the Company may issue shares of Common Stock under this Agreement, the conversion of the Advance Notes and the exercise of the Warrants, so long as the total number of shares of Common Stock so issued does not exceed the Exchange Cap.

(qq) Form S-3 Availability. Upon the filing of the Prospectus Supplement (as defined below), the issuance by the Company of the $12.5M Closing Advance Notes hereunder and the shares of Common Stock issuable to the Purchasers on conversion of such $12.5M Closing Advance Notes in accordance with its terms shall be registered by the Company pursuant to the Form S-3, as supplemented by the Prospectus Supplement. The Form S-3 is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Form S-3 or suspending or preventing the use of the Prospectus Supplement has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. At the time the Form S-3 and any amendments thereto became effective, at the date of this Agreement and at each Closing Date, the Form S-3 and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus Supplement and any amendments or supplements thereto, at the time the Prospectus Supplement or any amendment or supplement thereto was issued and at each Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is eligible to use Form S-3 under the Securities Act and it meets the transaction requirements with respect to the aggregate market value of securities being sold pursuant to the $12.5M Closing Advance Notes in this offering and during the twelve (12) months prior to this offering, as set forth in General Instruction I.B.6 of Form S-3.

(rr) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(g) and 4.15 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

3.2 Representations and Warranties of the Purchasers. Each Purchaser (or, with respect to any Monthly Closing, the Initial Collateral Agent), for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of each applicable Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. With respect to the $2.5M Closing Advance Notes, the Warrants and the Underlying Shares thereof, such Purchaser understands that such Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring such Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell such Securities in compliance with applicable federal and state securities laws). Such Purchaser is acquiring such Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it acquires any Prepaid-Tranche (solely as to the Initial Collateral Agent) or other Advance Note, exercises any Warrants or converts its Advance Note or, solely as to the Initial Collateral Agent, any Prepaid-Tranche, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Purchaser acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired. Neither the Placement Agent nor any Affiliate has made or makes any representation as to the Company or the quality of the Securities and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Company which such Purchaser agrees need not be provided to it. In connection with the issuance of the Securities to such Purchaser, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Private Placement Advance Notes, the Warrants or any Underlying Shares thereof (collectively, the “Private Placement Securities”) other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b) With respect to the Private Placement Securities, the Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Private Placement Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Such legend requirement shall not be construed to mean an Event of Default has not occurred, to the extent otherwise applicable. No legends shall be placed on any of the Registered Advance Notes or Conversion Shares underlying the Registered Advance Notes.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a transfer would be subject to compliance with the terms of this Section 4.1. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c) Certificates or book-entry positions evidencing the Underlying Shares for any Private Placement Securities shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act; (ii) if such Underlying Shares are eligible to be sold, assigned or transferred under Rule 144, when available, without volume or manner-of-sale restrictions or current public information requirements under Rule 144 (for the Warrants, assuming cashless exercise of the Warrants which cashless exercise, for the avoidance of doubt, shall be available only in the event that a registration statement covering the resale of Underlying Shares is not available) (provided that a Purchaser provides the Company with reasonable and customary assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of a Purchaser’s counsel), or (iii) if such legend is not required (other than under Rule 144) under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). For the avoidance of doubt, (A) the Company shall pay all costs associated with such opinions and counsel to the Company, (B) counsel to the Company shall provide all opinions with respect to any resales pursuant to and in compliance with Rule 144, subject to receipt of customary representations and warranties of the holders of any Securities or the brokers thereof as may be reasonably requested by such counsel to the Company, on which such counsel and the Transfer Agent may conclusively rely, and (C) the Company shall provide confirmation to the Transfer Agent that all such opinions (subject to compliance by the holders of any applicable Securities with the foregoing clause (B)) are acceptable. If all or any portion of a Registered Advance Note or, solely as to the Initial Collateral Agent, Prepaid-Tranche is converted at a time when there is an effective Form S-3 or registration statement to cover the resale of the Underlying Shares with respect to such Registered Advance Note or, solely as to the Initial Collateral Agent, Prepaid-Tranche, or if such Underlying Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information requirements of Rule 144(c) and without volume or manner of sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including Sections 4(a)(1) or 4(a)(7), judicial interpretations and pronouncements issued by the staff of the SEC including what is known as Section 4(a)(1½)) then such Underlying Shares shall be issued free of all legends. For avoidance of doubt, the Company agrees that after the requisite holding period to comply with Rule 144 after which any applicable securities may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information requirements of Rule 144(c) and without volume or manner of sale restrictions, the legend may be removed under Rule 144 of the Securities Act, assuming the holder satisfies the requirements of Rule 144. The Company agrees that at such time as such legend is no longer required under this Section 4.1(c), it will, no later than the earlier of (1) two Trading Days and (2) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by any Purchaser (x) to the Company of a request to remove any applicable restrictive legend from any applicable securities or for the issuance of any securities without a restrictive legend and (y) to the Company or the Transfer Agent of a certificate (or stock power if issued in book entry form) representing Shares or Warrant Shares, as applicable, issued without a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares (or evidence of issuance in book entry form of such shares) that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates, if any, for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to such Purchaser by crediting the account of the Purchaser’s prime broker with the DTC System as directed by the Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s Principal Market with respect to the Common Stock as in effect on the date of delivery of a certificate (or evidence of issuance in book-entry form) representing any applicable Underlying Shares issued with a restrictive legend.

(d) In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to the Purchaser’s compliance with any applicable provisions of Section 4.1(c), $5 per Trading Day (increasing to $10 per Trading Day five Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend, and (ii) if the Company fails to (A) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate representing (or evidence of the book-entry issuance of) the Securities so delivered to the Company by such Purchaser that is free from all restrictive and other legends and (B) if after the Legend Removal Date, such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall (1) pay in cash to the Purchaser the amount, if any, by which (x) the Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (i) the number of Underlying Shares that the Company was required to remove restrictive legends from in connection with the transfer at issue, times (ii) the price at which the sell order giving rise to such purchase obligation was executed, and (2) cause the Transfer Agent to remove the restrictive and other legends from such Underlying Shares as promptly as reasonably practicable. For example, if the applicable Purchaser purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted sale of Underlying Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay such Purchaser $1,000. The applicable Purchaser shall provide the Company written notice indicating the amounts payable to such Purchaser in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.

(e) Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a then-effective registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates (or book-entry positions) representing Private Placement Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2 Acknowledgment of Dilution; Volume Limitation on Sales.

(a) The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

(b) Notwithstanding the foregoing clause or anything to the contrary in this Agreement, any Advance Note or any Warrant, each Purchaser hereby agrees that, in any given calendar month, such Purchaser shall not sell a number of Underlying Shares with respect to any Closing Advance Notes or any Warrants with a value that exceeds 35% of the aggregate Average Daily Value Traded during such calendar month. For purposes of clarity, this provision (i) shall only apply as long as there has been no Equity Conditions failure that is continuing and (ii) shall not apply to the sale of the Underlying Shares with respect to any Prepaid-Tranche by the Initial Collateral Agent.

(c) Notwithstanding anything in this Agreement to the contrary, the Company shall not be deemed in breach of any provision of any Transaction Document for failure to deliver, and shall have no liability for, and no obligation to deliver, shares of Common Stock (or to pay any damages or other penalties to the Purchaser for failure to deliver shares of Common Stock) on any request or notice by a Purchaser for conversion of an Advance Note or, solely as to the Initial Collateral Agent, Prepaid-Tranche, or the exercise of a Warrant, for any shares of Common Stock the delivery of which would result in (i) such Purchaser exceeding the Beneficial Ownership Limitation set forth in any Advance Note, Prepaid-Tranche (solely as to the Initial Collateral Agent) or Warrant, as applicable, or (ii) prior to the effectiveness of the Required Consent, which means 20 days after the first distribution of an Information Statement on Schedule 14(C), the issuance of an aggregate number of shares of Common Stock hereunder or under any Advance Note, Prepaid-Tranche (solely as to the Initial Collateral Agent) or Warrant that exceeds the Exchange Cap; provided that the Company shall comply with the waterfall provisions under the definition of Commitment Amount with respect to shares of Common Stock issued up to the Exchange Cap.

4.3 Furnishing of Information; Public Information.

(a) Until the earliest of the time that (i) no Purchaser owns Securities or (ii) the Warrants have expired, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time during the period commencing from the six month anniversary of the date hereof and ending at such time that all of the Underlying Shares may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 (other than any such restriction or limitation arising solely as a result of a Purchaser’s status as an “affiliate” of the Company, to the extent applicable), if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144 (i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell such Underlying Shares, an amount in cash equal to two percent of the aggregate Subscription Amount of any then outstanding Closing Advance Notes or, solely as to the Initial Collateral Agent, the Prepaid-Tranches of such Purchaser the resale of the Underlying Shares of which would be affected by the Public Information Failure, on the day of a Public Information Failure and on every 30th day (pro-rated for periods totaling less than 30 days) thereafter until the earlier of (A) the date such Public Information Failure is cured and (B) such time that such public information is no longer required for the Purchasers to transfer such Underlying Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (x) the last day of the calendar month during which such Public Information Failure Payments are incurred and (y) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of one and one-half percent per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Private Placement Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5 Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Closing Advance Notes or, solely as to the Initial Collateral Agent, the Prepaid-Tranches set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Closing Advance Notes or, solely as to the Initial Collateral Agent, the Prepaid-Tranches. Without limiting the preceding sentences, no ink-original Notice of Exercise or Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise or Notice of Conversion form be required in order to exercise the Warrants or convert the Closing Advance Notes or, solely as to the Initial Collateral Agent, the Prepaid-Tranches. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Closing Advance Notes or, solely as to the Initial Collateral Agent, the Prepaid-Tranches. The Company shall honor exercises of the Warrants and conversions of the Closing Advance Notes or, solely as to the Initial Collateral Agent, the Prepaid-Tranches and shall deliver Underlying Shares, in each case in accordance with the terms and conditions set forth in the Transaction Documents.

4.6 Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release or file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby including the fact that there was a Placement Agent, and (b) file a Current Report on Form 8-K, including the Transaction Documents required under the Exchange Act to be included as exhibits thereto (the “Post-Closing 8-K”), with the Commission within the time required by the Exchange Act (which requirement may be satisfied by the filing of a Current Report on Form 8-K in accordance with the preceding clause (a)). From and after the issuance of such press release or the filing of the Post-Closing 8-K in accordance with the preceding clause (a), the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release or the filing of the Post-Closing Form 8-K in accordance with such preceding clause (a), the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate with respect to any information delivered to such Purchasers that could reasonably constitute material, non-public information of the Company or its Subsidiaries. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as disclosed in this Agreement, (b) as required by federal securities law in connection with the filing of the Post-Closing Form 8-K and any applicable final Transaction Documents with the Commission or (c) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (c), to the extent permitted by applicable law.

4.7 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.8 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents and any other information relating to the Company and its Subsidiaries which shall in each case be disclosed pursuant to Section 4.6, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company, any of its Subsidiaries, or any of their respective officers, director, agents, employees or Affiliates delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. For the avoidance of doubt, to the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, or could reasonably be construed to constitute or contain material, non-public information regarding the Company or any of its Subsidiaries (as determined in good faith by the Company), unless any Purchaser otherwise notifies the Company in writing, such Purchaser hereby waives its right to receive such notice at any time prior to or substantially concurrently with the public disclosure of such information by the Company in accordance with applicable securities laws. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. The Company shall provide such notification to the Purchasers’ compliance department as designated on Schedule 4.8.

4.9 Use of Proceeds. Except as set forth on Schedule 4.9 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital and general corporate purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.

4.10 Indemnification of Purchasers. Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted by the Company or its Affiliates or representatives or agents against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.10(a) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.11 Reservation and Listing of Securities.

(a) The Company shall maintain a reserve of the Required Minimum from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved, other than for purposes of the Required Minimum) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

(c) The Company shall, if applicable: (i) in the time and manner required by the Nasdaq Capital Market, prepare and submit a Listing of Additional Shares Notification the Nasdaq Capital Market covering (A) prior to the Initial Closing, a number of shares of Common Stock equal to at least 300% of the maximum aggregate number of shares of Common Stock potentially issuable in the future pursuant to the Closing Advance Notes and the Warrants, ignoring any conversion or exercise limits set forth therein, and (B) prior to any Monthly Closing, a number of shares of Common Stock equal to at least 300% of the maximum aggregate number of shares of Common Stock potentially issuable in the future, solely to the Initial Collateral Agent, pursuant to the Prepaid-Tranche to be funded by the Initial Collateral Agent at such Monthly Closing, ignoring any conversion or exercise limits set forth therein, (ii) provide to the Purchasers (or, as to any Monthly Closing, to the Initial Collateral Agent) a copy of the Listing of Additional Shares Notifications so submitted and (iii) maintain the listing or quotation of such Common Stock on such Trading Market or another Trading Market.

4.12 Participation in Future Financing.

(a) From the date hereof until the 18 month anniversary of the date of this Agreement, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents, or a combination of units consisting of Common Stock and Common Stock Equivalents for cash consideration (a “Subsequent Financing”), the Purchasers shall have the right to participate, in the aggregate, for up to an amount of the Subsequent Financing equal to 20% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing; provided that, with respect to any Permitted Private Placement Financing, the Purchasers shall have the right to participate for up to an amount equal to the Participation Maximum, which amount shall be in excess of and added to the aggregate amount of the Subsequent Financing (for the avoidance of doubt, without reducing the amount of the Subsequent Financing to be acquired by the purchaser in such Subsequent Financing).

(b) Between the time period of 4:00 pm (New York City time) and 6:00 pm (New York City time) on the Trading Day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing (or, if the Trading Day of the expected announcement of the Subsequent Financing is the first Trading Day following a holiday or a weekend (including a holiday weekend), between the time period of 4:00 pm (New York City time) on the Trading Day immediately prior to such holiday or weekend and 2:00 pm (New York City time) on the day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing), the Company shall deliver to each Purchaser a written notice of the Company’s intention to effect a Subsequent Financing (a “Subsequent Financing Notice”), which notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet, to the extent applicable, and transaction documents relating thereto as an attachment.

(c) Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by 6:30 am (New York City time) on the Trading Day following the date on which the Subsequent Financing Notice is delivered to such Purchaser (the “Notice Termination Time”) that such Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser’s participation (up to the Participation Maximum), and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Purchaser as of such Notice Termination Time, such Purchaser shall be deemed to have notified the Company that it does not elect to participate in such Subsequent Financing.

(d) If, by the Notice Termination Time, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the Participation Maximum, then the Company may effect the remaining portion of such Subsequent Financing (including the portion of the Participation Maximum not so subscribed by the Purchasers) on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e) If, by the Notice Termination Time, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the Principal of the Advance Closing Notes purchased on the Closing Date by a Purchaser participating under this Section 4.12 and (y) the sum of the aggregate Principal of all Advance Closing Notes purchased on the Closing Date by all Purchasers participating under this Section 4.12.

(f) The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.11, if the definitive agreement related to the initial Subsequent Financing Notice is not entered into for any reason on the terms set forth in such Subsequent Financing Notice within two (2) Trading Days after the date of delivery of the initial Subsequent Financing Notice.

(g) The Company and each Purchaser agree that, if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision that, directly or indirectly, will, or is intended to, exclude one or more of the Purchasers from participating in a Subsequent Financing, including, but not limited to, provisions whereby such Purchaser shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Purchaser. In addition, the Company and each Purchaser agree that, in connection with a Subsequent Financing, the transaction documents related to the Subsequent Financing shall include a requirement for the Company to issue a widely disseminated press release by 9:30 am (New York City time) on the Trading Day of execution of the transaction documents in such Subsequent Financing (or, if the date of execution is not a Trading Day, on the immediately following Trading Day) that discloses the material terms of the transactions contemplated by the transaction documents in such Subsequent Financing.

(h) Notwithstanding anything to the contrary in this Section 4.12 and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Purchaser will not be in possession of any material, non-public information, by 9:30 am (New York City time) on the second (2nd) Trading Day following date of delivery of the Subsequent Financing Notice. If by 9:30 am (New York City time) on such second (2nd) Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(i) Notwithstanding the foregoing, this Section 4.12 shall not apply in respect of any Exempt Issuance.

4.13 Subsequent Equity Sales.

(a) From the date hereof until the date that is 120 days after the date hereof (the “Restricted Period”), neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, other than up to $5,000,000 of “restricted securities” issued without registration rights that would require or permit the registration of such “restricted securities” for resale at any time during the Restricted Period or provide for any participation rights (the “Permitted Private Placement Financing”), or (ii) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to the Registration Rights Agreement.

(b) From the date hereof until the 18-month anniversary of the date of this Agreement, the Company shall not effect or enter into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (i) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (ii) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (in each case, other than in connection with stock splits, combinations, recapitalizations or reclassifications). For the purposes of this Section 4.13(b), any Equity Line and an At the Market Offering shall each be a Variable Rate Transaction. “Equity Line” shall include any transaction involving a written agreement between the Company and counterparty whereby the Company has the right to “put” its securities to the counterparty over an agreed period of time and at an agreed price or price formula based on the trading prices of or quotations for the shares of Common Stock at such time. Provided, however, the Company may effect sales pursuant to an At the Market Offering to a registered broker-dealer more than 10 Trading Days after any conversion by the holder of an Advance or Prepaid-Tranche or any Monthly Closing. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c) Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of any Exempt Issuance.

4.14 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to such Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Advance Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Advance Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.15 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.6, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release or Post-Closing 8-K as described in Section 4.6(a) and (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release or Post-Closing 8-K as described in Section 4.6(a). Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.16 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the $2.5M Closing Advance Notes as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at each Closing under applicable securities or “Blue Sky” laws of the states of the United States and shall provide evidence of such actions promptly upon request of any Purchaser.

4.17 Capital Changes. From the date hereof until the 18-month anniversary of this Agreement, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Required Holders.

4.18 [Reserved]

4.19 Minimum Cash Covenant. The Company agrees with each Purchaser and the Collateral Agent that, beginning with the issuance by the Company of the initial monthly Advance Note pursuant to Section 2.1(b) above (for the avoidance of doubt, not including the Closing Advance Notes) and until no Closing Advance Notes or, solely as to the Initial Collateral Agent, Prepaid-Tranches are outstanding, the Company will not, unless the Required Holders shall otherwise consent, permit its and its Subsidiaries’ aggregate minimum cash balance in its bank accounts (which includes money market accounts at such banks) to be less than $3,000,000 (the “Threshold”). During such period:

(a) If the cash balance is below the Threshold as of the end of any Business Day (determined as of 5pm Eastern Time), the Company shall have a one-time 15 day cure period and, if not cured by such date, the Company shall be in breach of this Section 4.19.

(b) Within two Business Days after the end of each week, the Company shall deliver to the Collateral Agent a certificate of a financial officer of the Company (the “Compliance Certificate”) demonstrating in reasonable detail satisfactory to the Required Holders the Company’s compliance with the covenant set forth in this Section 4.19 (the “Minimum Cash Covenant”).

(c) Upon receipt by the Collateral Agent of any Compliance Certificate demonstrating the Company’s failure to comply with the Minimum Cash Covenant, the Collateral Agent shall not provide notice of such default to the Purchasers unless and until the Company shall remain in default with respect thereto upon the expiration of any Cure Period (if any) with respect thereto.

4.20 Collateral Agent.

(a) Each Purchaser hereby (i) appoints the Initial Collateral Agent as the collateral agent hereunder and under the Security Agreement (in such capacity, the “Collateral Agent”), and (ii) authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Purchaser’s behalf in accordance with the terms in this Agreement and the Security Agreement. The Collateral Agent shall not have, by reason hereof or pursuant to any Security Agreement, a fiduciary relationship in respect of any other Purchaser. Neither the Collateral Agent nor any of its officers, directors, employees and agents shall have any liability to any other Purchaser for any action taken or omitted to be taken in connection hereof or the Security Agreement except to the extent caused by its own gross negligence or willful misconduct, and each other Purchaser agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the “Collateral Agent Indemnitees”) from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Collateral Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Collateral Agent Indemnitee of the duties and obligations of Collateral Agent pursuant hereto or the Security Agreement.

(b) The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

(c) The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the Closing Advance Notes and, solely as to the Initial Collateral Agent, the Prepaid-Tranches, and the Security Agreement, at any time by giving at least 10 Business Days prior written notice to the Company and each holder of the Closing Advance Notes or, solely as to the Initial Collateral Agent, any Prepaid-Tranches. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment as provided below. Upon any such notice of resignation, the Required Holders shall appoint a successor Collateral Agent. Upon the acceptance of the appointment as Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement, the Advance Notes and the Security Agreement. After any Collateral Agent’s resignation hereunder, the provisions of this Section 4.20 shall inure to its benefit. If a successor Collateral Agent shall not have been so appointed within said 10 Business Day period, the retiring Collateral Agent shall then appoint a successor Collateral Agent who shall serve until such time, if any, as the Required Holders appoints a successor Collateral Agent as provided above.

(d) The Company hereby covenants and agrees to take all actions as promptly as practicable reasonably requested by either the Required Holders or the Collateral Agent (or its successor), from time to time pursuant to the terms of this Section 4.20, to secure a successor Collateral Agent satisfactory to such requesting part(y)(ies), in their sole discretion, including, without limitation, by paying all reasonable and customary fees of such successor Collateral Agent, by having the Company agree to indemnify any successor Collateral Agent (except to the extent of any action caused by its own gross negligence or willful misconduct) in a customary manner and by executing a collateral agency agreement or similar agreement and/or any amendment to the Security Agreement reasonably requested or required by the successor Collateral Agent on terms substantially consistent with the terms of the Security Agreement.

4.21 No Amendment of Existing Registration Rights. The Company shall not amend the registration rights presently in existence in any manner which adversely affects the rights of the Purchasers.

4.22 Shareholder Consent/Information Statement. At or prior to the Initial Closing, the Company will deliver to the Purchasers the executed Required Consent. Within 10 days following the Closing, the Company shall prepare and file with the Commission an Information Statement on Schedule 14C in preliminary form. The Company shall promptly provide responses to the SEC with respect to any comments received on such Information Statement from the SEC, and the Company shall cause the definitive Information Statement to be distributed and made available to shareholders promptly after the date the SEC staff advises that it has no further comments thereof or that the Company may commence distributing the Information Statement.

4.23 No Interference with Form S-3. The Company covenants that it shall take no action under or with respect to the Form S-3, including the sale of Securities to other Persons issued pursuant to such Form S-3, which interferes with or adversely affects the rights of the Purchasers to convert (a) $12.5 million of the $12.5M Closing Advance Notes into shares of Common Stock in accordance with the terms thereof or (b) the Principal Amount of any Registered Advance Note issued pursuant to the Form S-3 after the date hereof and, in each case, to sell such Underlying Shares as provided under Section 3.1(qq) and, except to the extent the Commission has issued any stop order or other order suspending the effectiveness of the Form S-3 or the Company has failed to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company pursuant to the Exchange Act, shall at all times take the position that the Form S-3 is available for the sale of the Underlying Shares issuable pursuant to the conversion of the Registered Advance Notes (including the $12.5M Closing Advance Notes).

4.24 Prospectus Supplement. On the date hereof, the Company shall file a prospectus supplement to its Form S-3 (the “Prospectus Supplement”) with the Commission covering the issuance and sale of the $12.5M Closing Advance Notes and the Underlying Shares thereof, pursuant to which the Purchasers shall receive freely tradeable shares of Common Stock on any conversion, at the discretion of each Purchaser, of its ratable portion of the $12.5M Closing Advance Notes. On each Monthly Closing Date, the Company shall file a Prospectus Supplement with the Commission covering the issuance and sale to the Initial Collateral Agent of the Prepaid-Tranche to be issued to the Initial Collateral Agent at such Monthly Closing and the Underlying Shares thereof, pursuant to which the Initial Collateral Agent shall receive freely tradeable shares of Common Stock on any conversion, at the discretion of the Initial Collateral Agent, of its Prepaid-Tranche.

4.25 Optional Repayment and Termination.

(a) At any time after the Prepaid-Tranche Commencement, the Company may deliver written notice (a “Repayment/Termination Notice”) to the Purchasers, indicating that it desires to repay all outstanding Closing Advance Notes and, solely as to the Initial Collateral Agent, Prepaid-Tranches and to terminate the Company’s and the Purchasers’ obligations under this Agreement, the Closing Advance Notes, any Prepaid-Tranches and the other Transaction Documents.

(b) Following the Purchasers’ receipt of a Repayment/Termination Notice, if the Initial Collateral Agent is then entitled to, but has not yet exercised, one or both of its Purchaser Advance Note Options, the Initial Collateral Agent shall have the right to (i) exercise one Purchaser Advance Note Option in the 60 Trading Days following receipt of the Repayment/Termination Notice and (ii) exercise both of its Purchaser Advance Note Options in the 90 Trading Days following receipt of the Repayment/Termination Notice, in each case on the terms and subject to the conditions set forth in this Agreement. The Initial Collateral Agent’s right to exercise any Purchaser Advance Note Option shall terminate as of the earlier of (A) the end of the 60 Trading Day period specified in clause (i) above, if the Initial Collateral Agent has not exercised any Purchaser Advance Note Option in such 60 Trading Day period or has exercised such Purchaser Advance Note Option and has no Purchaser Advance Note Options remaining and (B) otherwise, the end of the 90 Trading Day period specified in clause (ii) above (the “Advance Note Option Expiration Date”).

(c) Following the Advance Note Option Expiration Date, at such time as the aggregate outstanding principal amount of any Closing Advance Notes or, solely as to the Initial Collateral Agent, Prepaid-Tranches is less than $300,000, the Company shall have the right, on 20 Trading Days’ prior written notice (a “Call Notice”) to the holder or holders of such Closing Advance Notes or, solely as to the Initial Collateral Agent, Prepaid-Tranches, to repay the aggregate outstanding principal amount of such Closing Advance Notes or, solely as to the Initial Collateral Agent, Prepaid-Tranches, in cash, at a repayment price equal to 120% of the outstanding principal amount thereof; provided that, prior to the end of such 20 Trading Day period, the holder of any such Advance Note or, solely as to the Initial Collateral Agent, Prepaid-Tranche, shall have the right to convert the remaining outstanding Principal thereof into shares of Common Stock in accordance with the terms of the applicable Advance Note or, solely as to the Initial Collateral Agent, Prepaid-Tranche.

(d) At such time as no Closing Advance Notes or Prepaid-Tranches remain outstanding under this Agreement, the Company shall have the right to terminate this Agreement and the other Transaction Documents in full, at which time none of the Company or any of its Affiliates nor any Purchaser or any of its Affiliates shall have any further rights or obligations under any of the Transaction Documents; provided, however, that (i) the provisions of Section 4.10 hereof shall survive any such termination and (ii) no such termination will affect the right of any party to sue for any breach by any other party (or parties).

4.26 Pledges. Within 30 days after (a) the Company has organized a Subsidiary, other than an Excluded Subsidiary, or (b) such time after a Subsidiary ceases to be deemed an Excluded Subsidiary, the Company shall execute and deliver to the Purchasers, as applicable, the Pledge Agreement and deliver the Pledged Securities to the Collateral Agent.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Initial Closing has not been consummated on or before the fifth Trading Day following the date hereof, provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties). Unless earlier terminated in accordance with the terms hereof, this Agreement shall terminate on such date after June 19, 2024 that no Closing Advance Notes, Prepaid-Tranches or Warrants remain outstanding under this Agreement; provided, however, that (i) the provisions of Section 4.10 hereof shall survive any such termination and (ii) no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2 Fees and Expenses. At the Initial Closing, the Company has agreed to reimburse the Collateral Agent up to $65,000 for its legal fees and expenses, $20,000 of which has been paid prior to the Closing. The Company shall deliver to each Purchaser, prior to the Closing, a completed and executed copy of the Closing Statement, attached hereto as Annex A. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to each Purchaser and costs necessary to provide the Purchasers with a Lien on all of the assets of the Company.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York, N.Y. time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York, N.Y. time) on any Trading Day, (c) the second Trading Day following the date of mailing, if also sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Required Holders or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or Purchasers), the consent of such disproportionately impacted Purchaser (or Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company. Such amendment provision shall not be construed to mean that the Beneficial Ownership Limitation (as defined in the Advance Note or, solely as to the Initial Collateral Agent, Prepaid-Tranche) of the Advance Note or, solely as to the Initial Collateral Agent, Prepaid-Tranche may be amended.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the Purchasers.

5.8 No Third-Party Beneficiaries. The Placement Agent shall be the third-party beneficiary of the representations and warranties of the Company in Section 3.1(oo) and the representations and warranties of the Purchasers in Section 3.2. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10 and this Section 5.8.

5.9 Governing Law; Exclusive Jurisdiction.

(a) All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents (other than the Prepaid-Tranches) shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Actions or Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (other than the Prepaid-Tranches) (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents (other than the Prepaid-Tranches)), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding.

(b) All questions concerning the construction, validity, enforcement and interpretation of the Prepaid-Tranches shall be governed by and construed and enforced in accordance with the internal laws of the Cayman Islands, without regard to the principles of conflicts of law thereof. Each party agrees that all Actions or Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by the Prepaid-Tranches (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts located in Miami-Dade County, Florida. Each party hereby irrevocably submits to the exclusive jurisdiction of any Miami-Dade County, Florida State court or Federal court of the United States of America sitting in the Southern District of Florida, and any appellate court from any thereof, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Prepaid-Tranches), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. For the avoidance of doubt, the internal laws of the Cayman Islands shall be applied to the determination of whether any usury laws are applicable to the terms and conditions of, or any amounts due under, the Prepaid-Tranches. Such reference to usury laws shall not be construed to mean that there are applicable usury laws under the laws of the Cayman Islands.

(c) Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Survival. The representations and warranties contained herein shall survive each Closing and the delivery of the Securities for a period of 36 months after the last Monthly Closing. For avoidance of doubt, the Initial Collateral Agent shall have no obligation to fund any Monthly Closings after June 19, 2024.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. Each of the parties hereto agrees and acknowledges that (a) the transaction consisting of this Agreement and the other Transaction Document may be conducted by electronic means, (b) it is such party’s intent that, if such party signs this Agreement or any other Transaction Document using an electronic signature, it is signing, adopting and accepting this Agreement or such other Transaction Document and that signing this Agreement or such other Transaction Document using an electronic signature is the legal equivalent of having placed its handwritten signature on this Agreement or such Transaction Document on paper and (c) it is being provided with an electronic or paper copy of this Agreement in a usable format.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of a conversion of an Advance Note or, solely as to the Initial Collateral Agent, Prepaid-Tranche, or exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document or any Proceeding instituted by the Company relating to any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), if any, and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to Indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such Indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.18 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document, including, but not limited to, with respect to the Initial Collateral Agent’s obligations in respect of the purchase of Prepaid-Tranches from the Company. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through Nason Yeager. Nason Yeager does not represent any of the Purchasers (other than the Initial Collateral Agent). The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.19 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any Proceeding or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken, or such right may be exercised on the next succeeding Business Day.

5.21 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.22 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Contract to be duly executed by their respective authorized signatories as of the date first indicated above.

ASCENT SOLAR TECHNOLOGIES, INC.	Address for Notice: 12300 Grant Street, Thornton, CO 80241

By:	/s/ Jeffrey A. Max		Email: ****
	Name:	Jeffrey A. Max
	Title:	President and Chief Executive Officer

With a copy to (which shall not constitute notice):

Orrick, Herrington & Sutcliffe LLP 51 W. 52nd St. New York, New York 10019 Attention: Mark Mushkin Email: ****

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

Signature Page to Securities Purchase Contract

[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE CONTRACT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Contract to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: L1 CAPITAL GLOBAL OPPORTUNITIES MASTER FUND LTD.

Signature of Authorized Signatory of Purchaser:            /s/ David Feldman

Name of Authorized Signatory:                              David Feldman

Title of Authorized Signatory:                       Portfolio Manager

Email Address of Authorized Signatory: ****

Address for Notice to Purchaser (compliance department):

****

Address for Delivery of Securities to Purchaser (if not same as address for notice):

****

Principal Amount for the Initial Advance: $7,500,000 total

Registered Advance: $6,250,000

PIPE Advance: $1,250,000

Subscription Amount for the Initial Advance (90% of Principal Amount): $6,750,000 total

Registered Advance $5,625,000

PIPE Advance: $1,125,000

Warrant Shares: 1,256,703

Applicable Percentage: 50%

EIN Number: ****

Wire Instructions to Purchaser for Interest Payments or Advance Note Repayment:

****

Purchaser Signature Page to Securities Purchase Contract

[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE CONTRACT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Contract to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: SABBY VOLATILITY WARRANT MASTER FUND, LTD.

Signature of Authorized Signatory of Purchaser: /s/ Robert Grundstein _____________

Name of Authorized Signatory: Robert Grundstein

Title of Authorized Signatory: COO of Investment Manager

Email Address of Authorized Signatory:

Address for Notice to Purchaser (compliance department):

****

Address for Delivery of Securities to Purchaser (if not same as address for notice):

****

Principal Amount for the Registered Advance Note: $6,250,000

Subscription Amount for the Registered Advance Note (90% of Principal Amount): $5,625,000

Principal Amount for the Private Placement Advance Note: $1,250,000

Subscription Amount for the Private Placement Advance Note (90% of Principal Amount): $1,125,000

Warrant Shares: 1,256,703

EIN Number: ****

Wire Instructions to Purchaser for Interest Payments or Advance Note Repayment:

****

Purchaser Signature Page to Securities Purchase Contract

SCHEDULES

(Omitted)

EXHIBIT A

THIS ADVANCE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR , UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT. THIS ADVANCE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS ADVANCE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES. ANY TRANSFEREE OF THIS ADVANCE SHOULD CAREFULLY REVIEW THE TERMS OF THIS ADVANCE. THE PRINCIPAL AMOUNT REPRESENTED BY THIS ADVANCE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF, MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF, PURSUANT TO THE TERMS OF THIS ADVANCE.

ASCENT SOLAR TECHNOLOGIEs, INC.

Senior Secured Original Issue 10% Discount Convertible Advance Note

Original Issuance Date: December 19, 2022	Advance Note Amount:
Maturity Date: June 19, 2024	Cash Amount:

FOR VALUE RECEIVED, ASCENT SOLAR TECHNOLOGIEs, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of [_____________________________], or its registered assigns (the “Holder”) the principal sum of $[_________] (the “Principal”) pursuant to the terms of this Senior Secured Original Issue 10% Discount Convertible Advance Note (the “Advance Note”). In exchange for delivery of this Advance Note on the Original Issuance Date referred to above, the Holder shall advance to the Company $[                   ] in United States dollars net of an original issuance discount of $[                    ]. This Advance Note is issued pursuant to a Securities Purchase Contract entered into as of the Original Issuance Date by and among the Company, the Holder and the holder of another Advance Note (the “Purchase Agreement”). All capitalized words and terms not defined in this Advance Note have the meanings contained in the Purchase Agreement.

Unless earlier converted pursuant to the terms of Article 3, the Maturity Date of this Advance Note shall be 18 months from the Original Issuance Date of this Advance Note which is specified above, unless the Holder has given notice to the Company that it elects to accelerate the Maturity Date to the extent explicitly permitted by this Advance Note (the “Maturity Date”). The Maturity Date is the date upon which the Principal shall be due and payable unless due or prepaid earlier or converted. This Advance Note may not be repaid in whole or in part except as otherwise explicitly set forth herein.

This Advance Note is secured by a first priority security interest as evidenced by and to the extent set forth in that certain Security Agreement by and among the Company and its Subsidiaries, other than any Excluded Subsidiaries, the Collateral Agent and the Holder dated as of the Original Issuance Date (the “Security Agreement”).

All payments under or pursuant to this Advance Note shall be made in United States dollars in immediately available funds to the Holder at the address of the Holder set forth in the Purchase Agreement or at such other place as the Holder may designate from time-to-time in writing to the Company or by wire transfer of funds to the Holder’s account designated in writing by the Holder to the Company.

ARTICLE 1

1.1 Purchase Agreement; Subsidiary Guarantee. This Advance Note has been executed and delivered pursuant to, and is one of the Closing Advance Notes, as defined in and issued pursuant to, the Purchase Agreement. The full amount of this Advance Note and all the cash payment obligations of the Company under the Transaction Documents shall be guaranteed in full by each Subsidiary, other than any Excluded Subsidiary, pursuant to a Subsidiary Guarantee in the form attached as an exhibit to the Purchase Agreement.

1.2 Interest.

(a) Interest shall accrue hereunder at a rate equal to 4.5% per annum (or, if less, the highest amount permitted by law) (such interest shall be referred to as “Interest” and such rate, the “Interest Rate”) on the Principal hereof and shall be due and payable quarterly in arrears, commencing on March 31, 2023, on each March 31, June 30, September 30 and December 31 during the term of this Advance Note (each, an “Interest Payment Date”), up to and including the final Interest Payment Date, which shall be the Maturity Date, for the period (each, an “Interest Period”) (i) initially, commencing on and including the Original Issuance Date and ending on and including March 31, 2023 and (ii) thereafter, commencing on and including the date that is one day after the immediately preceding Interest Payment Date and ending on and including the last day of the third succeeding calendar month thereafter (or, with respect to the Interest Payment Date that is the Maturity Date, ending on and including the Maturity Date). In the event of any conversion of all or any portion of the Principal into Common Stock in accordance with the terms hereof during any Interest Period, (i) Interest shall accrue at the Interest Rate on the outstanding Principal to and including the date of conversion and (ii) from and after any date of conversion, Interest shall accrue on the then outstanding Principal to and including the succeeding date of conversion (and in each case, on the then outstanding Principal thereafter) or, if earlier, the applicable Interest Payment Date.

(b) Interest due on each Interest Payment Date shall be payable by the Company, at the Company’s option, (i) in kind, through the issuance of a PIK Advance Note to the Holder in an aggregate principal amount equal to the amount of Interest due on such Interest Payment Date, in accordance with (A) if the Equity Conditions are satisfied as of such Interest Payment Date, clause (2) below and (B) if the Equity Conditions are not satisfied as of such Interest Payment Date or the Company is otherwise unable to issue a Registered PIK Advance Note to the Holder, clause (3) below, or (ii) in cash.

(1) In the event the Company shall determine to pay Interest due on any Interest Payment Date through the issuance to the Holder of a PIK Advance Note, the Company shall notify the Holder (which notice may be via e-mail) at least five Business Days prior to the applicable Interest Payment Date (a “PIK Election Notice”).

(2) Subject to the satisfaction of the Equity Conditions at such time, the Company may issue PIK Advance Notes to the Holder on a registered basis (a “Registered PIK Advance Note”) in an aggregate principal amount equal to the amount of Interest that will become due on such Interest Payment Date, in satisfaction thereof, under this Advance Note and any Other Advance Note (as defined below) [or Prepaid-Tranche] then held by the Holder with respect to which the Company has elected to pay interest in kind in accordance with the terms thereof (which aggregate amount shall be rounded up to the nearest whole dollar) and the Underlying Shares thereof, pursuant to which the Holder shall receive freely tradeable shares of Common Stock on any conversion, at the discretion of the Holder, of such PIK Advance Note. Prior to the open of trading on the Interest Payment Date on which such Interest would become due, the Company shall file a prospectus supplement to its Form S-3 with the Commission covering the issuance to the Holder (and any other holder of Closing Advance Notes or Prepaid-Tranches with respect to which the Company has elected to, and is then entitled to, pay interest through the issuance of Registered PIK Advance Notes) of such Registered PIK Advance Note. Each Registered PIK Advance Note shall be in the form of and on the same terms and conditions as a Registered Advance Note, other than the aggregate principal amount thereof; provided, that, (i) such PIK Advance Note shall not bear any interest and (ii) the maturity date of such PIK Advance Note shall be the Maturity Date. Notwithstanding any PIK Election Notice delivered by the Company, if the Equity Conditions are not satisfied on any Interest Payment Date, the Company shall not have the right to issue a Registered PIK Advance Note to the Holder.

(3) If the Company is unable to issue a Registered PIK Advance Note to the Holder in accordance with clause (2) above, the Company may issue PIK Advance Notes to the Holder on a private placement basis, pursuant to Section 4(a)(2) of the Securities Act, and Rule 506(b) promulgated thereunder (a “Private Placement PIK Advance Note”) in an aggregate principal amount equal to the amount of Interest that will become due on such Interest Payment Date, in satisfaction thereof, under this Advance Note and any Other Advance Note [or Prepaid-Tranche] then held by the Holder with respect to which the Company has elected to pay interest in kind in accordance with the terms thereof (which aggregate amount shall be rounded up to the nearest whole dollar). Each Private Placement PIK Advance Note shall be in the form of and on the same terms and conditions as a Private Placement Advance Note, other than the aggregate principal amount thereof; provided, that, (i) the outstanding principal amount of such Private Placement PIK Advance Note shall bear Interest at the Interest Rate, which amount shall be payable in kind and capitalized to the outstanding principal amount of the Private Placement PIK Advance Note on each Interest Payment Date, which principal amount (including any such capitalized interest) shall be payable in cash at the maturity date of such Private Placement PIK Advance Note, (ii) the outstanding principal amount of such Private Placement PIK Advance Note (including any such capitalized interest) shall be convertible into Common Stock in accordance with the terms of the Private Placement Advance Note and (ii) the maturity date of such Private Placement PIK Advance Note shall be the Maturity Date.

(4) Any PIK Advance Notes issued to the Holder hereunder will be considered to be part of the same series of, and rank equally and ratably with, this Advance Note.

(c) From and after the occurrence and during the continuance of any Event of Default, interest shall accrue hereunder at a rate equal to 12% per annum (or, if less, the highest amount permitted by law) (such interest upon an Event of Default shall be referred to as “Default Interest”) and shall be due and payable in cash on the first Trading Day of each calendar month during the continuance of such Event of Default (a “Default Interest Payment Date”). In the event that such Event of Default is subsequently cured (and no other Event of Default then exists (including, without limitation, for the Company’s failure to pay such Default Interest on the applicable Default Interest Payment Date)), the Default Interest shall cease to accrue hereunder as of the day immediately following the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default. Interest and Default Interest shall accrue based on a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

1.3 Prepayment. If following the Original Issuance Date while this Advance Note is outstanding the Company directly or indirectly receives proceeds from and closes any Subsequent Financing (other than any Permitted Private Placement Financing or Exempt Issuance), the Company shall give written notice to the Holder within two Trading Days, and the Holder within five Trading Days after receipt of such written notice may request a prepayment of Principal and any accrued and unpaid Interest thereon (if any) in an amount up to the Holder’s pro rata portion (based on the ratio of (a) the Principal of this Advance Note for such Purchaser to (b) the sum of the aggregate Principal of all Advance Notes made to the Purchasers under the Purchase Agreement) of 30% of the gross proceeds received by the Company from such Subsequent Financing. Except as otherwise provided elsewhere in the Purchase Agreement or this Advance Note, the Company may not prepay any portion of the Principal.

1.4 Payment on Non-Trading Days. Whenever any payment to be made on this Advance Note shall be due on a day which is not a Trading Day, such payment may be due on the next succeeding Trading Day.

1.5 Replacement. Upon receipt of a duly executed Affidavit of Loss and Indemnity Agreement in customary form from the Holder with respect to the loss, theft or destruction of this Advance Note (or any replacement hereof), or, in the case of a mutilation of this Advance Note, upon surrender and cancellation of such Advance Note, the Company shall issue a new Advance Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Advance Note.

1.6 Status of Advance Note. The obligations of the Company under this Advance Note shall rank senior to all other existing Indebtedness and equity of the Company, other than the amounts owing to the holders under the other Closing Advance Notes (each, an “Other Advance Note”) and the Prepaid-Tranches, when issued, to the extent of the first lien security interest in the collateral per the Security Agreement, and, to the extent applicable, any Permitted Indebtedness or other Indebtedness secured by Permitted Liens. The obligations of the Company under this Advance Note shall rank pari passu with the amounts owing to the other Purchasers under the Other Advance Notes and with the amounts owing under any then-outstanding Prepaid-Tranches. Upon any Liquidation Event (as hereinafter defined), but subject in all cases to the Purchase Agreement, the Holder will be entitled to receive, before any distribution or payment is made upon, or set apart with respect to, any Indebtedness of the Company (other than the Other Advance Notes) or any class of capital stock of the Company, an amount equal to the outstanding Principal, Interest and any other sums due hereunder. For purposes of this Advance Note, “Liquidation Event” means a liquidation pursuant to a filing of a petition for bankruptcy under applicable law or any other insolvency or debtor’s relief, an assignment for the benefit of creditors, or a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

ARTICLE 2

2.1 Events of Default. An “Event of Default” under this Advance Note shall mean the following (unless the Event of Default is waived in writing by the Holder):

(a) Any default in the payment of the Principal, Interest or other sums due under this Advance Note [or any Prepaid-Tranche] when due (whether on the Maturity Date or by acceleration or otherwise);

(b) except as otherwise permitted in this Advance Note, the Company shall fail to observe or perform any other covenant, condition or agreement contained in this Advance Note or any Transaction Document in any material respect, including, for the avoidance of doubt, the Company issuing any Indebtedness or the imposition of a Lien upon any of the assets of the Company or any Subsidiary, except for Permitted Indebtedness or Permitted Liens, respectively;

(c) the Company or any of its Subsidiaries shall (A) default in any payment of any amount or amounts of principal of or interest (if any) on $250,000 or more of any Indebtedness (other than this Advance Note) or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; provided that this clause (B) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (ii) the Indebtedness identified on Schedule 3.1(bb) to the Purchase Agreement as of the date hereof;

(d) the Company’s notice to the Holder, including by way of public announcement at any time of its inability to comply (including for any of the reasons described in Section 3.5(a) hereof) or its intention not to comply with proper requests for conversion of this Advance Note into Common Stock;

(e) [Reserved];

(f) [Reserved]

(g) if the Holder has sold shares of Common Stock pursuant to Rule 144, when available, but only to the extent of the number of shares sold, the failure of the Company to instruct its transfer agent to issue the Common Stock without restrictions (or the failure of the transfer agent to issue such unlegended shares) to the Holder within the Standard Settlement Period;

(h) the Company shall fail to timely deliver the Common Stock as and when required in Section 3.2, and such failure continues;

(i) at any time the Company shall fail to have the Required Minimum of Common Stock authorized, reserved and available for issuance to satisfy the potential conversion in full (disregarding for this purpose any and all limitations of any kind on such conversion) of this Advance Note or upon exercise of the Warrants;

(j) any representation or warranty made by the Company or any of its Subsidiaries in the Purchase Agreement, this Advance Note, the Warrant or any other Transaction Document shall prove to have been false or misleading or breached in a material respect on the date as of which made;

(k) the Company or any of its Subsidiaries shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;

(l) a proceeding or case shall be commenced in respect of the Company or any of its Subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking: (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Company or any of its Subsidiaries; or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of 60 days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its Subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any of its Subsidiaries and shall continue undismissed, or unstayed and in effect for a period of 10 days;

(m) one or more final judgments or orders for the payment of money in an aggregate amount in excess of $250,000 (or its equivalent in the relevant currency of payment) are rendered against any of the Company and/or any of its Subsidiaries, that is not dismissed, discharged or stayed within 10 days;

(n) the Company fails to comply in any material respect with the reporting requirements of the Exchange Act or ceases to be subject to the reporting requirements of the Exchange Act;

(o) the Company’s Common Stock ceases to be listed on the Principal Market or the Company receives notice from its Principal Market of non-compliance with a continued listing standard even if subject to cure, or the Company fails to list the Underlying Shares on the Principal Market;

(p) after the six month anniversary of the issuance of the Advance, the shares of Common Stock issuable on conversion hereof may not be immediately resold under Rule 144 (subject to any limitations therein applicable to affiliates, to the extent then applicable to the holder of such Underlying Shares), unless such Common Stock has been registered for resale under the Securities Act and may be sold without restriction;

(q) there shall be any SEC stop order with respect to the Form S-3, a trading suspension by the SEC or the Principal Market of the Common Stock, or any restriction in place with the transfer agent for the Common Stock restricting the trading of such Common Stock unless, in each case, the Common Stock can be resold under Rule 144 without restriction at such time (subject to any limitations therein applicable to affiliates, to the extent then applicable to the holder of such Common Stock);

(r) the electronic transfer by the Company of shares of Common Stock through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill”;

(s) the Company replaces its transfer agent, and the Company fails to instruct the new transfer agent to provide, prior to the effective date of such replacement, fully executed irrevocable transfer agent instructions (including but not limited to the provision to irrevocably reserve the Required Minimum) signed by the successor transfer agent and the Company;

(t) the Company or a Subsidiary enters into a Variable Rate Transaction without the prior written consent of the Required Holders except as permitted by the Purchase Agreement;

(u) any provision of any Transaction Document and/or Security Documents shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a Proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document and/or any Security Document (other than as a result of the discharge of such liability or obligation in accordance with the terms of such Transaction Agreement and/or Security Document);

(v) any Security Document shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof or as the result of an action or failure to act on the part of the Collateral Agent, first priority Lien on the Collateral (as defined in the Security Documents) in favor of the Collateral Agent or any material provision of any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof;

(w) any material damage to, or loss, theft or destruction of, any collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of god or public enemy, or other casualty which causes, for more than 30 consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect;

(x) the Company organizes a new Subsidiary, other than any Excluded Subsidiary, and the Company fails to pledge the equity interests of such Subsidiary under the Security Agreement within 30 days of such organization or fails to cause the new Subsidiary to guarantee the Advance Notes pursuant to a Subsidiary Guarantee and become a party to the Security Agreement (including the delivery of the pledged securities) within such period;

(y) the Company fails to comply with any of the Equity Conditions (as defined in the Purchase Agreement) that are not subject to an Equity Conditions Measurement Period (other than clause (xviii) of the definition of Equity Conditions).

The Company and the Holder acknowledge that itemized Events of Default other than Section 2.1(b) were inserted at the request of the Holder for convenience and such itemization does not modify Section 2.1(b) nor create any additional remedies for the Holder.

2.2 Remedies Upon an Event of Default.

(a) Upon the occurrence of any Event of Default that has not been remedied or waived within three Trading Days or, with respect to the Event of Default described in Section 2.1(h), two Trading Days (provided, however, that there shall be no cure period for an Event of Default described in Section 2.1(j), 2.1(k) or 2.1(l)), the Company shall be obligated to pay to the Holder the Mandatory Default Amount, which Mandatory Default Amount shall be immediately due and payable to the Holder, anything contained in any Transaction Document to the contrary notwithstanding. In the event this Advance Note shall be converted under an Event of Default, prior to (and in place of) any payment of the Mandatory Default Amount to the Holder, the Holder shall have the option to convert the aggregate outstanding Principal of this Advance Note at the Alternative Conversion Price (provided that all payments shall be subject to the provisions of the Purchase Agreement with respect to the holders of the Other Advance Notes). For this purpose, the Holder shall have the option to have the Alternative Conversion Price determined as of the date the Notice of Conversion for such conversion is delivered by the Holder to the Company, rather than the date of such Event of Default.

(b) Upon the occurrence of any Event of Default, the Company shall, as promptly as possible but in any event within two Trading Days of the occurrence of such Event of Default, notify the Holder of the occurrence of such Event of Default, describing the event or factual situation giving rise to the Event of Default and specifying the relevant subsection or subsections of Section 2.1 hereof under which such Event of Default has occurred.

(c) The provisions of Section 3.2(b) and (c) shall also apply upon any Events of Default relating to Conversion Shares in addition to the remedies under this Section 2.2.

(d) Any Event of Default hereunder may be waived upon the mutual agreement of the Parties.

ARTICLE 3

3.1 Conversion.

(a) Conversion. At any time after the Original Issuance Date, this Advance Note shall be convertible (in whole or in part) at the option of the Holder into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) that portion of the outstanding Principal and any accrued and unpaid Interest thereon that the Holder elects to convert (the “Conversion Amount”) by (y) the Conversion Price (as hereinafter defined) then in effect on the date on which the Holder delivers to the Company a notice of conversion in substantially the form attached hereto as Exhibit A (the “Notice of Conversion”) in accordance with Section 5.1. The Holder shall deliver this Advance Note to the Company at the address designated in the Purchase Agreement at such time that this Advance Note is fully converted. With respect to partial conversions of this Advance Note, the Company shall keep written records of the amount of this Advance Note converted as of the date of such conversion (each, a “Conversion Date”).

(b) Conversion Price.

(i) The “Conversion Price” means the lesser of (i) the average of the preceding five daily VWAPs calculated using the last Trading Day prior to the Initial Closing [or, in the case of any Pre-Paid Tranche, any Monthly Closing, as the case may be,] times 130% (the “Fixed Conversion Price”), which Fixed Conversion Price shall be subject to adjustment as provided herein, or (ii) 92.5% of the average of the three lowest daily VWAPs during the prior 10 Trading Days ending on the last Trading Day prior to the delivery of a Notice of Conversion by the Holder (or the same Trading Day, if the Notice of Conversion is delivered after the close of trading on the Principal Market on such date) (the “Variable Conversion Price”).

(ii) At any time the Company receives a Note of Conversion at a time that the Conversion Price (or, as applicable, the Alternative Conversion Price) then in effect, without regard to the Floor Price (the “Applicable Conversion Price”), is less than the Floor Price then in effect (unless such Floor Price is lowered with the written consent of the Company and the Holder of this Advance Note, which may be an e-mail), the Company shall issue a number of shares equal to the Conversion Amount divided by such Floor Price and pay the economic difference between the Applicable Conversion Price and such Floor Price in cash. For further clarification, the economic difference shall be equal to (A) the number of shares that would have been delivered using the Applicable Conversion Price, minus (B) the number of shares delivered using the Floor Price multiplied by (C) the daily VWAP of the Common Stock on the Conversion Date ((A-B)*C). The failure to pay any cash due in connection with a conversion shall be deemed an Event of Default, subject to Section 2.2(a).

(c) Voluntary Adjustment of Fixed Conversion Price. Subject to the rules and regulations of the Principal Market, the Company may at any time during the term of this Advance Note, with the prior written consent of the Required Holders, reduce the then current Fixed Conversion Price of each of the Advance Notes to any amount and for any period of time deemed appropriate by the board of directors of the Company.

3.2 Delivery of Conversion Shares.

(a) As soon as practicable after any conversion or payment of any amount due hereunder in the form of shares of Common Stock in accordance with this Advance Note, and in any event within the earlier of (i) two (2) Trading Days following the delivery of the Notice of Conversion and (ii) the expiration of the Standard Settlement Period thereafter (such date, the “Share Delivery Date”), the Company shall, at its expense, cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, the number of shares of fully paid and non-assessable Common Stock to which the Holder shall be entitled on such conversion or payment (the “Conversion Shares”), which Conversion Shares shall be free of restrictive and trading legends and delivered electronically to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposit Withdrawal At Custodian system as instructed by the Holder (or its designee).

(b) Obligation Absolute. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Advance Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof (other than any express written waiver by the Holder entitled to receive such Conversion Shares of the obligation to issue and deliver the same), the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares (other than any such limitation expressly set forth in the Transaction Documents); provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Advance Note shall elect to convert any or all of the outstanding Principal and any accrued and unpaid Interest thereon hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Advance Note shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 100% of the outstanding Principal of this Advance Note and any accrued and unpaid Interest thereon, which is subject to the injunction, which bond shall remain in effect until the completion of litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains a favorable judgment, with any amount of the surety bond in excess of any such money judgment to be applied as a repayment of such outstanding Principal and accrued and unpaid interest thereon and other amounts then payable by the Company to the Holder under this Advance Note. In the absence of such injunction, the Company shall issue the Conversion Shares or, if applicable, cash, upon delivery of a Notice of Conversion on the terms set forth in this Advance Note.

(c) The Company’s Failure to Timely Convert. If the Company shall fail for any reason or for no reason, on or prior to the applicable Share Delivery Date, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of Conversion Shares to which the Holder is entitled upon the Holder’s conversion of this Advance Note, as the case may be (in each case, other than to the extent such failure arose from any action taken or not taken by the Holder or its designee with DTC) (a “Conversion Failure”), then, in addition to all other remedies available to the Holder, the Holder may by notice to the Company (in lieu of receiving such Conversion Shares subject to such Conversion Failure), require the Company to either, at the Holder’s option, (1) redeem, in cash, the Conversion Amount in such Conversion Failure at a redemption price equal to the product of (i) the number of shares of Common Stock subject to such Conversion Failure multiplied by (ii) the VWAP on the date of the Notice of Conversion (the “Mandatory Prepayment Price”); provided that, notwithstanding anything in this Advance Note or the Purchase Agreement to the contrary, the payment of the Mandatory Prepayment Price shall cure any breach or Event of Default arising from such Conversion Failure, or (2) pay to the Holder in cash, as liquidated damages and not as a penalty, for each $1,000 of Principal being converted, $5 per Trading Day (increasing to $10 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. In addition to the foregoing, if on or prior to the Share Delivery Date, if the Transfer Agent shall fail to credit the balance account of the Holder or the Holder’s designee with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (in each case, other than to the extent such failure arose from any action taken or not taken by the Holder or its designee with DTC), and if on or after such Share Delivery Date the Holder acquires (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock issuable upon such conversion that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Conversion Failure (a “Buy-In”), the “Buy-In” provisions of Section 4.1(d) of the Purchase Agreement shall apply in accordance with the terms thereof. Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the conversion of this Advance Note as required pursuant to the terms hereof.

(d) Pro Rata Conversion; Disputes. In the event that the Company receives a Notice of Conversion from the Holder, the holders of the Other Advance Notes or of any Prepaid-Tranches or Warrant and/or any holders of options, or other convertible securities for the same Conversion Date and the Company can convert some, but not all, of such portions of the Closing Advance Notes, Prepaid-Tranches, Warrants, options or other convertible securities submitted for conversion, the Company, subject to this Section 3.2(d), shall (i) first convert the entire Conversion Amount submitted for conversion on such date by the Holder and the holders of the Other Advance Notes and of any Prepaid-Tranches, if any, or Warrants on a pro rata basis, and (ii) shall thereafter convert from each holder of options or other convertible securities electing to have options, warrants or other convertible securities converted on such date (other than the Closing Advance Notes, Prepaid-Tranches or Warrants) a pro rata amount of such holder’s portion of its options or other convertible securities submitted for conversion based on the aggregate number of shares of Common Stock issuable upon exercise (or conversion) of all options or other convertible securities submitted for conversion on such date (not including the Closing Advance Notes and Prepaid-Tranches).

(e) Beneficial Ownership Limitation. The Company shall not effect the conversion of any portion of this Advance Note [or any Prepaid-Tranche] (or the exercise of any Warrants), and the Holder shall not have the right to convert any portion of this Advance Note or any Other Advance Note [or any Prepaid-Tranche] pursuant to the terms and conditions of this Advance Note or any Other Advance Note [or any Prepaid-Tranche] (or the exercise of any Warrants) and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion or exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Advance Note or any Other Advance Note [or any Prepaid-Tranche] (or the exercise of any Warrants) with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, non-converted portion of this Advance Note or any Other Advance Note [or any Prepaid-Tranche] (or the exercise of any Warrants) beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including, without limitation, the Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3.2(e). For purposes of this Section 3.2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of this Advance Note [or any Prepaid-Tranche] (or exercise of any Warrants) without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Notice of Conversion from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Notice of Conversion would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 3.2(e), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Notice of Conversion. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Trading Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Advance Note or any Other Advance Note [or any Prepaid-Tranche] (or the exercise of any Warrants), by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Advance Note or any Other Advance Note [or any Prepaid-Tranche] (or the exercise of any Warrants) results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. To the extent that the limitation contained in this Section 3.2(e) applies, the determination of whether and what portion of this Advance Note may be converted into shares of Common Stock (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Advance Note is convertible at any given time shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether and for what amount of shares of Common Stock this Advance Note is convertible at such time (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties), in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Provided, however, the Company shall indemnify the Holder in accordance with the Purchase Agreement for any damages the Holder may sustain as the result of Excess Shares being issued due to an error of the Transfer Agent or any replacement transfer agent. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the 61st day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the 61st day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of an Advance Note that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Advance Note or any Other Advance Note [or any Prepaid-Tranche] (or the exercise of any Warrants) in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert this Advance Note pursuant to this Section 3.2(e) shall have any effect on the applicability of the provisions of this Section 3.2(e) with respect to any subsequent determination of convertibility. The provisions of this paragraph shall not be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.2(e) to the extent necessary to correct any provision hereof which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3.2(e) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this Section 3.2(e) may not be waived and shall apply to a successor holder of this Advance Note.

3.3 Adjustment of Fixed Conversion Price.

(a) Until this Advance Note has been paid in full or converted in full, the Fixed Conversion Price shall be subject to adjustment from time-to-time as follows (but shall not be increased, other than pursuant to a combination):

(i) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time-to-time after the Original Issuance Date effect a split of the outstanding Common Stock or pay a dividend in Common Stock to holders of its Common Stock, the applicable Fixed Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time-to-time after the Original Issuance Date, combine the outstanding Common Stock into a lesser number of shares, the applicable Fixed Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 3.3(a)(i) shall be effective at the close of business on the date the stock split, stock dividend, or combination occurs.

(ii) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time-to-time after the Original Issuance Date make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock, then, and in each event, the applicable Fixed Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Fixed Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Stock issuable in payment of such dividend or distribution;

provided, however, that, if the Company shall at any time set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock and (A) such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Fixed Conversion Price shall be adjusted pursuant to this Section 3.3(a)(ii) as of the time of actual payment of such dividends or distributions or (B) the Company shall subsequently rescind or otherwise cancel or determine not to make such dividend or distribution, then any adjustment to the Fixed Conversion Price made pursuant to this clause (ii) with respect to the fixing of such record date shall be reversed and of no further force or effect as of the date of the Company’s public announcement that it is rescinding or otherwise canceling or determining not making such dividend or distribution.

(iii) Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time-to-time after the Original Issuance Date make or issue a dividend or other distribution payable in other Common Stock, securities of the Company, securities of another entity or other assets, then, and in each event, the Holder of this Advance Note shall receive upon conversions hereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company or other issuer (as applicable) or other property that it would have received had this Advance Note been converted into Common Stock in full (without regard to any conversion limitations herein) on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period) or assets, giving application to all adjustments called for during such period under this Section 3.3(a)(iii) with respect to the rights of the holders of this Advance Note.

(iv) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock at any time or from time to time after the Original Issuance Date shall be changed to the same or different number of shares or other securities of any class or classes of stock or other property, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends or other distributions provided for in Sections 3.3(a)(i), (ii) and (iii) hereof), then, and in each event, an appropriate revision to the Fixed Conversion Price shall be made and provisions shall be made (by adjustments of the Fixed Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Advance Note into the kind and amount of shares of stock or other securities or other property receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Advance Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v) Rights Upon Issuance of Other Securities.

(1) Adjustment of Fixed Conversion Price upon Issuance of Common Stock. If and whenever on or after the Original Issuance Date the Company issues or sells, or in accordance with this Section 3.3(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Exempt Issuance (other than clause (d) of the definition of Exempt Issuance in the Purchase Agreement which shall not be deemed to be an Exempt Issuance for purposes of this Section 3.3(a)(v) issued or sold or deemed to have been issued or sold) for a consideration per share (the “Dilutive Issuance Price”) less than a price equal to the Fixed Conversion Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Fixed Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Fixed Conversion Price then in effect shall be reduced to the lower of (i) an amount equal to the Dilutive Issuance Price, or (ii) the VWAP on the Trading Day following the first public disclosure of the Dilutive Issuance (other than clause (d) of the definition of Exempt Issuance in the Purchase Agreement which shall not be deemed to be an Exempt Issuance for purposes of this Section 3.3(a)(v)). For the purposes of this Section 3.3(a)(v), the next Trading Day if an announcement is made before 4:00 pm New York, N.Y. time is either the day of the announcement or the following Trading Day. For all purposes of the foregoing (including, without limitation, determining the adjusted Fixed Conversion Price and the Dilutive Issuance Price under this Section 3.3(a)(v)), the following shall be applicable:

(2) Issuance of Options. If the Company in any manner grants or sells any options or rights to acquire Common Stock or Convertible Securities (“Options”) (other than pursuant to any Exempt Issuance) and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share, excluding any transactions involving an Exempt Issuance. For purposes of this Section 3.3(a)(v) the “lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof, minus (2) (x) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person) divided by (y) the number of shares of Common Stock issuable upon exercise of such Option or upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. Except as contemplated below, no further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms thereof or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(3) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 3.3(a)(v), the “lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (A) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest Conversion Price set forth in such Convertible Security for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (B) (x) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person) divided by (y) the number of shares of Common Stock issuable upon conversion, exercise or exchange of such Convertible Security. Except as contemplated below, no further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Fixed Conversion Price has been or is to be made pursuant to other provisions of this Section 3.3(a)(v), except as contemplated below, no further adjustment of the Fixed Conversion Price shall be made by reason of such issuance or sale.

(4) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock decreases at any time (other than proportional changes in connection with an event referred to Section 3.3(a)(i) above), the Fixed Conversion Price in effect at the time of such decrease shall be adjusted to the Fixed Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such decreased purchase price, additional consideration or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 3.3(a)(v), if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date are decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such decrease. No adjustment pursuant to this Section 3.3(a)(v) shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect.

(5) Issuances of Units. In case any Options or Convertible Securities are issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, at a price per unit that is less than the Applicable Price, then the shares of Common Stock issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issued or sold in such integrated transaction shall be deemed to have been issued or sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per unit and, immediately after such issuance, the Fixed Conversion Price then in effect shall be reduced to the lower of (i) an amount equal to the price per unit issuable in such transaction, or (ii) the lowest VWAP of the Common Stock over the five Trading Days following the first public disclosure of such transaction. Any indebtedness shall be valued at the principal less any original issue discount. If multiple shares of Common Stock are contained in a unit, the aggregate consideration shall be divided by the number of shares of Common Stock in a unit. If any shares of Common Stock or Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the amount of such consideration received by the Company will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock or Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the VWAP of such public traded securities on the date of receipt. If any shares of Common Stock or Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock or Options or Convertible Securities, as the case may be. No further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or Convertible Securities or otherwise pursuant to the terms thereof.

(6) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be); provided, however, that, if the Company shall at any time set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or to subscribe for or purchase shares of Common Stock, Options or in Convertible Securities and (A) such dividend is not fully paid or if such distribution is not fully made, or the subscription rights are not fully granted, on the date fixed therefor, the Fixed Conversion Price shall be adjusted pursuant to this Section 3.3(a)(v) as of the time of actual payment of such dividends or distributions or the effectiveness of such subscription rights or (B) the Company shall subsequently rescind or otherwise cancel or determine not to make such dividend or distribution or to grant such subscription rights, then any adjustment to the Fixed Conversion Price made pursuant to this Section 3.3(a)(v) with respect to the fixing of such record date shall be reversed and of no further force or effect as of the date of the Company’s public announcement that it is rescinding or otherwise canceling or determining not making such dividend or distribution or the grant of such subscription rights.

(b) Fractional Shares. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock to the nearest whole share. If any adjustments to the Fixed Conversion Price under this Section 3.3 result in a fractional amount, the fractional amount rounded to the nearest whole cent.

(c) No Impairment. The Company shall not, by amendment of its Articles or Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment.

(d) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Fixed Conversion Price or number of shares of Common Stock issuable upon conversion of this Advance Note pursuant to this Section 3.3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Fixed Conversion Price in effect at the time, and the number of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Advance Note. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

(e) Issuance Taxes. The Company shall pay any and all issuance and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of Common Stock on conversion of this Advance Note pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(f) Reservation of Common Stock. The Company shall at all times while this Advance Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock at least the Required Minimum of Common Stock (disregarding for this purpose any and all limitations of any kind on such conversion). The Company shall, from time-to-time, increase the authorized number of Common Stock or take other effective action if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Company’s obligations under this Section 3.3(f).

(g) Regulatory Compliance. If any Common Stock to be reserved for the purpose of conversion of this Advance Note requires registration or listing with or approval of any governmental authority, national securities exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, secure such registration, listing or approval, as the case may be.

3.4 Rights Upon Fundamental Transaction

(a) Assumption.  The Company shall not enter into or be party to a Fundamental Transaction unless the Person (which may be the Company) formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been entered into (the “Successor Entity”) assumes in writing all of the obligations of the Company under this Advance Note and the other Transaction Documents in accordance with the provisions of this Section 3.4(a) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to each holder of Advance Notes in exchange for such Advance Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Advance Notes, including, without limitation, having Principal and Interest equal to the Principal then outstanding and any accrued and unpaid Interest thereon (if any) of the Advance Notes held by the Holder, having similar conversion rights as the Advance Notes and having similar ranking and security to the Advance Notes on the Collateral. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Advance Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Advance Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.  Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Advance Note at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock issuable upon the conversion or redemption of this Advance Note prior to such Fundamental Transaction, such shares of the common stock (or their equivalent), securities or other assets of the Successor Entity (including its parent entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Advance Note been converted immediately prior to such Fundamental Transaction at the applicable Conversion Price in effect immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Advance Note), as adjusted in accordance with the provisions of this Advance Note. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 3.4(a) to permit the Fundamental Transaction without the assumption of this Advance Note.  The provisions of this Section 3.4(a) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Advance Note.

(b) Other Corporate Events.  In addition to and not in substitution for any other rights hereunder (but without duplication of Section 3.4(a) or any adjustment pursuant to Section 3.3(a)(iv)), prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Advance Note, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock issuable on conversion of this Advance Note, at the applicable Conversion Price in effect immediately prior to such Corporate Event, had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Advance Note). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.  The provisions of this Section 3.4(b) shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Advance Note or any other security beneficially owned by the Holder.

(c) Prepayment Following a Change of Control. No later than five Trading Days following the entry by the Company into an agreement for a Change of Control but in no event prior to the public announcement of such Change of Control, the Company shall deliver written notice describing the entry into such agreement (“Notice of Change of Control”) to the Holder. Within 30 days after receipt of a Notice of Change of Control, the Holder may require the Company to prepay, effective immediately prior to the consummation of such Change of Control, an amount equal to 105% of the sum of (x) the outstanding Principal of this Advance Note and (y) and any accrued and unpaid Interest thereon (the “COC Repayment Price”), by delivering written notice thereof (“Notice of Prepayment at Option of Holder Upon Change of Control”) to the Company.

(d) Payment of COC Repayment Price. Upon the Company’s receipt of a Notice(s) of Prepayment at Option of Holder Upon Change of Control from the Holder, the Company shall deliver the COC Repayment Price to the Holder immediately prior to the consummation of the Change of Control; provided, that the Holder’s original of this Advance Note shall have been so delivered to the Company, and, provided, further that all payments shall be subject to the provisions of the Purchase Agreement with respect to the holders of the Other Advance Note and any Pre-Paid Tranches.

3.5 Inability to Fully Convert.

(a) Holder’s Option if Company Cannot Fully Convert. If, upon the Company’s receipt of a Notice of Conversion or as otherwise required under this Advance Note, including with respect to repayment of Principal, the Company cannot issue all or any portion of the Common Stock due on such conversion for any reason, including, without limitation, because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available or (y) is otherwise prohibited by applicable law or by the rules or regulations of any national securities exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities from issuing all of the shares of Common Stock which are to be issued to the Holder pursuant to this Advance Note, then the Company shall issue as many shares of Common Stock as it is able to issue and, with respect to the unconverted portion of this Advance Note or with respect to any Common Stock not timely issued in accordance with this Advance Note, the Holder, solely at Holder’s option, can elect to:

(i) require the Company to prepay that portion of this Advance Note for which the Company is unable to issue Common Stock or for which Common Stock was not timely issued (the “Mandatory Prepayment”) at a price equal to the number of shares of Common Stock that the Company is unable to issue multiplied by the VWAP on the date of the Notice of Conversion (provided all payments shall be subject to the provisions of the Purchase Agreement with respect to the holders of the Other Advance Notes and any Pre-Paid Tranches); provided that, notwithstanding anything in this Advance Note or the Purchase Agreement to the contrary, the payment of such amount shall cure any breach or Event of Default arising from such failure to deliver shares of Common Stock on such conversion;

(ii) void its Notice of Conversion and retain or have returned, as the case may be, this Advance Note or the portion of this Advance Note that was to be converted pursuant to the Notice of Conversion (provided that the Holder’s voiding its Notice of Conversion shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice); or

(iii) defer issuance of the applicable Conversion Shares until such time as the Company can legally issue such shares; provided that the Principal and any accrued and unpaid Interest thereon underlying such Conversion Shares shall remain outstanding until the delivery of such Conversion Shares; and provided, further, that if the Holder elects to defer the issuance of the Conversion Shares, it may exercise its rights under either clause (i) or (ii) above at any time prior to the issuance of the Conversion Shares upon two Trading Days’ notice to the Company.

(b) Mechanics of Fulfilling Holder’s Election. The Company shall immediately send to the Holder, upon receipt of a Notice of Conversion from the Holder, which cannot be fully satisfied as described in Section 3.6(a) above, a notice of the Company’s inability to fully satisfy the Notice of Conversion (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy the Holder’s Notice of Conversion; and (ii) the amount of this Advance Note which cannot be converted. The Holder shall notify the Company of its election pursuant to Section 3.5(a) above by delivering written notice to the Company (“Notice in Response to Inability to Convert”).

(c) Payment of Mandatory Prepayment Price. If the Holder shall elect to have its Advance Note prepaid pursuant to Section 3.2(c) or 3.5(a)(i) above, the Company shall pay the Mandatory Prepayment Price to the Holder within five Trading Days of the Company’s receipt of the Holder’s request for payment of the Mandatory Prepayment Price on a Conversion Failure or Notice in Response to Inability to Convert; provided that prior to the Company’s receipt of the Holder’s request for payment of the Mandatory Prepayment Price on a Conversion Failure or Notice in Response to Inability to Convert, as applicable, the Company has not delivered a notice to the Holder stating, to the satisfaction of the Holder, that the event or condition resulting in the Mandatory Prepayment has been cured and all Conversion Shares issuable to the Holder can and will be delivered to the Holder in accordance with the terms of this Advance Note.

(d) Purchase Rights. If at any time the Company grants, issues or sells any options, other convertible securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Advance Note (without taking into account any limitations or restrictions on the convertibility of this Advance Note) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable) for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable)) to the same extent as if there had been no such limitation).

(e) No Rights as Shareholder. Nothing contained in this Advance Note shall be construed as conferring upon the Holder, prior to the conversion of this Advance Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder of the Company in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any other rights as a shareholder of the Company.

ARTICLE 4

4.1 Covenants. For so long as any Principal of this Advance Note remains outstanding, unless holders of at least 66.0% (but including each of the initial holders of Closing Advance Notes, as long as such holder, or any of its Affiliates holds any outstanding Closing Advance Notes or Pre-Paid Tranches) of the aggregate outstanding Principal of the Advance Notes, the Other Advance Note and any outstanding Prepaid-Tranches have otherwise given prior written consent:

(a) Rank. All payments due under this Advance Note shall rank senior to all other Indebtedness of the Company and its Subsidiaries, except for the Other Advance Note, outstanding Prepaid-Tranches, upon issuance, or as reflected in the Purchase Agreement and, to the extent applicable, any Permitted Indebtedness.

(b) Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee or assume any Indebtedness (other than (i) this Advance Note, the Other Advance Note and the Prepaid-Tranches upon issuance, and (ii) Permitted Indebtedness).

(c) Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist Liens other than Permitted Liens.

(d) Restricted Payments. Except as otherwise provided for in this Advance Note, the Other Advance Note or the other Transaction Documents, the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, prepay, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Advance Note, the Other Advance Note and any Prepaid-Tranches) whether by way of payment in respect of principal of (or premium, if any) or Interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

(e) Restriction on Prepayment and Cash Dividends. The Company shall cause each of its Subsidiaries to not, directly or indirectly, prepay, repurchase or declare or pay any cash dividend or other distribution on any of its capital stock excluding any intercompany transfers.

(f) Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business, (ii) dispositions of inventory and products in the ordinary course of business, (iii) dispositions of unwanted or obsolete assets, (iv) dispositions of property to the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (B) the proceeds of such disposition are applied to the purchase price of replacement property (which replacement property is actually purchased) within 60 days of such disposition, (v) any sales, leases, licenses, assignments, transfers, conveyances or other dispositions between or among (A) the Company and any of its Subsidiaries and (B) any of the Company’s Subsidiaries and (vi) any sale-leaseback transactions.

(g) Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries, other than Excluded Subsidiaries, to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of such Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(h) Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its material Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its material Subsidiaries to comply, at all times in all material respects, with the provisions of all leases to which it is a party as lessee or under which it occupies property that are necessary or material to the conduct of its business, so as to prevent any loss or forfeiture thereof or thereunder.

(i) Maintenance of Intellectual Property. The Company will, and will cause each of its material Subsidiaries to, take all action necessary or advisable to maintain all of the rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor of the Company and/or any of its Subsidiaries, in each case that are necessary or material to the conduct of its business, in full force and effect.

(j) Maintenance of Insurance. The Company shall maintain, and cause each of its material Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally by companies in similar businesses similarly situated. The Company shall have in effect a directors and officers liability insurance policy in an amount at least equal to $5,000,000, and maintain such insurance policy at all times.

(k) Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the ordinary course of business and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof other than (i) transactions between or among the Company and its Subsidiaries or any Person that becomes a Subsidiary as a result of such transaction; (ii) loans and other transactions by and among the Company and/or one or more Subsidiaries to the extent permitted under this Section 4.1; (iii) employment, bonus, and severance arrangements between the Company or any Subsidiary and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements; (iv) pursuant to any tax sharing agreements among the Company (and any such direct or indirect parent thereof) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Company and its Subsidiaries; (v) transactions pursuant to agreements in existence on the date this Advance Note is issued as set forth under the Purchase Agreement; (vi) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees, and consultants of the Company and its Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Company and its Subsidiaries and (vii) transactions approved by a majority of the disinterested directors on the Board of Directors of the Company;

(l) Use of Proceeds. The Company shall use the proceeds of this Advance Note as set forth in Section 4.9 of the Purchase Agreement.

(m) Compliance with Securities Laws. The Holder of this Advance acknowledges that this Advance is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Advance in violation of applicable securities laws. This Advance and any Advance issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the form as the legend on the face of this Advance.

(n) Payment of Taxes, Etc. The Company shall, and shall cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company and the Subsidiaries, except for such failures to pay that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Subsidiaries shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company and such Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

(o) Variable Rate Transactions. The Company shall not enter into any Variable Rate Transactions except as permitted by Section 4.13 of the Purchase Agreement.

(p) Transfer Agent Instructions. The Company shall promptly provide to the Holder, or shall instruct its Transfer Agent or any replacement transfer agent to promptly provide to the Holder, information concerning the number of outstanding shares of Common Stock of the Company.

ARTICLE 5

5.1 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the time of transmission, if such notice or communication is delivered via email at the email address specified in this Section 5.1 prior to 5:30 p.m. (New York, N.Y. time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email at the email address specified in this Section 5.1 on a day that is not a Trading Day or later than 5:30 p.m. (New York, N.Y. time) on any Trading Day, (c) the second Trading Day following the date of mailing, if also sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notice and communications shall be as set forth in the Purchase Agreement.

5.2 Governing Law. This Advance Note shall be governed by and construed in accordance with the Purchase Agreement. This Advance Note shall not be interpreted or construed with any presumption against the party causing this Advance Note to be drafted.1

5.3 Exclusive Jurisdiction; Venue. Any action, proceeding or claim arising out of, or relating in any way to, this Agreement shall only be brought and enforced as provided in the Purchase Agreement.

5.4 Headings. Article and section headings in this Advance Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Advance Note for any other purpose.

5.5 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Advance Note shall be cumulative and in addition to all other remedies available under this Advance Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Advance Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach would be inadequate. Therefore, the Company agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of pleading and proving irreparable harm or lack of an adequate remedy at law and without any bond or other security being required.

5.6 Enforcement Expenses. The Company agrees to pay all costs and expenses of the Holder in enforcing its rights under this Advance Note, including, without limitation, reasonable attorneys’ fees and expenses and the fees and expenses of any expert witnesses.

5.7 Binding Effect. The obligations of the Company set forth herein shall be binding upon its successors and assigns, whether or not such successors or assigns are permitted by the terms herein.

5.8 Amendments; Waivers. Except for Section 3.2(e), which may not be amended, modified or waived by the Company or the Holder, no provision of this Advance Note may be waived or amended except in a written instrument signed by the Company and the Required Holders. No waiver of any default with respect to any provision, condition or requirement of this Advance Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of the Holder to exercise any right hereunder in any manner impair the exercise of any such right.

5.9 [Reserved]

5.10 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

[1]	Note to Draft: For purposes of the Prepaid-Tranches, in place of the Governing Law language in this Section 5.2, each Prepaid-Tranche issued pursuant to the Purchase Agreement shall include in full the Cayman Islands governing law language set forth in Sections 5.9(b) and 5.9(c) of the Purchase Agreement.

5.11 Company Waivers. Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Advance Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Advance Note, and do hereby waive the right to a trial by jury.

5.12 Definitions. In addition to words and terms defined in the Purchase Agreement or this Advance Note, the following words and terms shall have the following meanings.

(a) “Alternative Conversion Price” means the lower of (i) the Conversion Price, as adjusted, or (ii) 80% of the average of the three lowest daily VWAPs during the 10 Trading Days immediately preceding the applicable Conversion Date.

(b) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Original Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(c) “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to own, directly or indirectly, more than 50% of all classes of voting equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.

(d) “Conversion Shares” has the meaning contained in Section 3.2(a). In this Advance Note, the use of Common Stock shall also refer to Conversion Shares unless otherwise apparent from the context.

(e) “Floor Price” means [(i) for the Closing Advance Notes,] $0.29 per share of Common Stock (or as much as $0.57, if required by the Nasdaq Stock Market) [and (ii) for the Prepaid-Tranches, 10% of the closing sale price of the Common Stock on the Trading Day prior to the date of issuance of the applicable Prepaid-Tranche; provided, however, if the Nasdaq Stock Market requires a higher Floor Price for any Prepaid-Tranche, the Floor Price may be as much as 20% of the closing sale price of the Common Stock on the Trading Day prior to the date of issuance of the applicable Prepaid-Tranche. The Initial Collateral Agent shall not be required to fund any Prepaid-Tranches, if the Nasdaq Stock Market requires a higher Floor Price than provided for in the foregoing proviso]. Provided, that the Company may lower the Floor Price at any time upon written notice to each holder of Closing Advance Notes; provided, further, that any such reduction shall only be effective on any given date, if notice of such reduction is delivered by the Company to the holder prior to 9:30 am, New York, NY time on such given date (and any such notice delivered after 9:30 am, New York, NY time on such given date, shall be effective at 9:30 am, New York, NY time on the Trading Day immediately following such given date (unless otherwise agreed to in writing by the holder of this Advance Note and the Company, which may be an e-mail). Any requirements of the Nasdaq Stock Market shall be evidenced by a writing including any emails.

(f) “Fundamental Transaction” means:

(i) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (A) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Persons, other than one of the Company’s direct or indirect wholly-owned Subsidiaries, or (B) make, or enter into a contract or arrangement that, upon consummation thereof, will result in one or more Persons making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Persons making or party to, or affiliated with any Person or group of Persons making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Persons making or party to, or Affiliated with any Person making or party to (in each case, other than the Permitted Holder), such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (C) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Persons (other than the Permitted Holder) whereby all such Persons, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock; or (y) such number of shares of Common Stock such that the Persons become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock,

(ii) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (other than a transaction described in clause (B)) or (B) any share exchange, consolidation or merger of the Company (whether or not the Company is the surviving corporation) pursuant to which the Common Stock will be converted into cash, securities or other property or assets; provided, however, that a transaction described in clauses (A) or (B) in which the holders of all the Company’s Common Stock immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of voting equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Transaction pursuant to this clause (ii);

(iii) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, make, or enter into a contract or arrangement that, upon consummation thereof, would result in any Person individually or Persons in the aggregate (in each case, other than the Permitted Holder) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, or (y) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Persons to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company, or

(iv) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(g) “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder. For clarity purposes, the Holder and each holder of the Closing Advance Notes and Prepaid-Tranches shall not in any way be construed as acting in concert or as a group with other holders with respect to the purchase or conversion of the Closing Advance Notes or Prepaid-Tranches or disposition of any Conversion Shares or otherwise.

(h) “Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding Principal of this Advance Note divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) an amount equal to 120% of the outstanding Principal of this Advance Note on the date on which the first Event of Default has occurred hereunder and (b) any accrued and unpaid Interest thereon, if any.

(i) “Permitted Holder” means BD 1 Investment Holding, LLC and its Affiliates.

(j) “Permitted Indebtedness” means:

(i) Indebtedness existing on the date hereof and set forth in Schedule 3.1(bb) to the Purchase Agreement and any extensions, renewals or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased, neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the obligations under the Transaction Documents, remains so subordinated on terms no less favorable to the Holders, and the original obligors in respect of such Indebtedness remain the only obligors thereon,

(ii) Indebtedness evidenced by this Advance Note and the Other Advance Note when issued and any other Advance Notes or Pre-Paid Tranches under the Purchase Agreement,

(iii) intercompany Indebtedness of the Company and its Subsidiaries,

(iv) Indebtedness under performance bonds or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business,

(v) Indebtedness that is subordinated in right of payment and Lien priority to the obligations under, and Liens securing, this Advance Note, the Other Advance Note and any other Pre-Paid Tranches under the Purchase Agreement; provided that, such Indebtedness (A) shall be scheduled to mature not less than 91 days after the maturity date of the last Advance Note issuable under the Purchase Agreement and (B) shall not have any scheduled amortization payments or reductions of commitments prior to such date,

(vi) Indebtedness of any Person that becomes a Subsidiary after the date hereof (an “Acquired Subsidiary”); provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary, (B) immediately before and after such Person becomes a Subsidiary, no default or Event of Default shall have occurred and be continuing hereunder, (C) such Indebtedness has no recourse against the Company or any other Subsidiary of the Company (other than such Acquired Subsidiary) and (D) the aggregate gross proceeds to the Company of all such Indebtedness incurred pursuant to this clause (v) shall not exceed $50,000,000 in the aggregate, and any extensions, renewals or replacements of such Indebtedness provided that such Indebtedness has no recourse against the Company or any other Subsidiary of the Company (other than such Acquired Subsidiary),

(vii) Indebtedness for which there is no recourse against the Company or any Subsidiary, including purchase money loans and capital leases, and

(viii) other unsecured Indebtedness of the Company or any Subsidiary in an aggregate principal amount not exceeding $500,000 at any time outstanding.

(k) “Permitted Liens” means:

(i) Liens under the Transaction Documents,

(ii) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or assets of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, as the case may be, and any refinancing thereof secured by Liens on the same property or assets; provided that (A) such Lien does not apply to any other property or assets of the Company or any other Subsidiary (other than such Person that becomes a Subsidiary after the date hereof) and (B) such Lien secures only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, or any refinancing thereof,

(iii) any lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP,

(iv) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent,

(v) any Lien created by operation of law, such as carriers’, warehousemen’s, materialmen’s, mechanics’, repairmen’s and other similar Liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings,

(vi) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations,

(vii) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than capital lease obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business,

(viii) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries,

(ix) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under this Advance Note, and

(l) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Advance Note to be duly executed by its duly authorized officer as of the date first above indicated.

ASCENT SOLAR TECHNOLOGIEs, inc.

By:
Name:
Title:

Signature Page to Advance Note

EXHIBIT A

FORM OF NOTICE OF CONVERSION

(To be Executed by the Holder in order to Convert the Advance Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the Principal of Advance Note No. ___ into shares of Common Stock of Ascent Solar Technologies, Inc. (the “Company”) according to the terms and conditions set forth in the aforementioned Advance Note, as of the date written below.

Date of Conversion:

Conversion Amount:

Applicable Conversion Price:

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Conversion Date:

Number of shares of Common Stock to be issued:

[HOLDER]

By:
Name:
Title:
Address:

Exhibit A

EXHIBIT B

ASCENT SOLAR TECHNOLOGIEs, INC.

Senior Secured Original Issue 10% Discount Convertible Advance Note

Original Issuance Date: December 19, 2022	Advance Note Amount:
Maturity Date: June 19, 2024	Cash Amount:

FOR VALUE RECEIVED, ASCENT SOLAR TECHNOLOGIEs, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of [_____________________________], or its registered assigns (the “Holder”) the principal sum of $[_________] (the “Principal”) pursuant to the terms of this Senior Secured Original Issue 10% Discount Convertible Advance Note (the “Advance Note”). In exchange for delivery of this Advance Note on the Original Issuance Date referred to above, the Holder shall advance to the Company $[                      ] in United States dollars net of an original issuance discount of $[                      ]. This Advance Note is issued pursuant to a Securities Purchase Contract entered into as of the Original Issuance Date by and among the Company, the Holder and the holder of another Advance Note (the “Purchase Agreement”). All capitalized words and terms not defined in this Advance Note have the meanings contained in the Purchase Agreement.

Unless earlier converted pursuant to the terms of Article 3, the Maturity Date of this Advance Note shall be 18 months from the Original Issuance Date of this Advance Note which is specified above, unless the Holder has given notice to the Company that it elects to accelerate the Maturity Date to the extent explicitly permitted by this Advance Note (the “Maturity Date”). The Maturity Date is the date upon which the Principal shall be due and payable unless due or prepaid earlier or converted. This Advance Note may not be repaid in whole or in part except as otherwise explicitly set forth herein.

This Advance Note is secured by a first priority security interest as evidenced by and to the extent set forth in that certain Security Agreement by and among the Company and its Subsidiaries, other than any Excluded Subsidiaries, the Collateral Agent and the Holder dated as of the Original Issuance Date (the “Security Agreement”).

All payments under or pursuant to this Advance Note shall be made in United States dollars in immediately available funds to the Holder at the address of the Holder set forth in the Purchase Agreement or at such other place as the Holder may designate from time-to-time in writing to the Company or by wire transfer of funds to the Holder’s account designated in writing by the Holder to the Company.

ARTICLE 1

1.1 Purchase Agreement; Subsidiary Guarantee. This Advance Note has been executed and delivered pursuant to, and is one of the Closing Advance Notes, as defined in and issued pursuant to, the Purchase Agreement. The full amount of this Advance Note and all the cash payment obligations of the Company under the Transaction Documents shall be guaranteed in full by each Subsidiary, other than any Excluded Subsidiary, pursuant to a Subsidiary Guarantee in the form attached as an exhibit to the Purchase Agreement.

1.2 Interest.

(a) Interest shall accrue hereunder at a rate equal to 4.5% per annum (or, if less, the highest amount permitted by law) (such interest shall be referred to as “Interest” and such rate, the “Interest Rate”) on the Principal hereof and shall be due and payable quarterly in arrears, commencing on March 31, 2023, on each March 31, June 30, September 30 and December 31 during the term of this Advance Note (each, an “Interest Payment Date”), up to and including the final Interest Payment Date, which shall be the Maturity Date, for the period (each, an “Interest Period”) (i) initially, commencing on and including the Original Issuance Date and ending on and including March 31, 2023 and (ii) thereafter, commencing on and including the date that is one day after the immediately preceding Interest Payment Date and ending on and including the last day of the third succeeding calendar month thereafter (or, with respect to the Interest Payment Date that is the Maturity Date, ending on and including the Maturity Date). In the event of any conversion of all or any portion of the Principal into Common Stock in accordance with the terms hereof during any Interest Period, (i) Interest shall accrue at the Interest Rate on the outstanding Principal to and including the date of conversion and (ii) from and after any date of conversion, Interest shall accrue on the then outstanding Principal to and including the succeeding date of conversion (and in each case, on the then outstanding Principal thereafter) or, if earlier, the applicable Interest Payment Date.

(b) Interest due on each Interest Payment Date shall be payable by the Company, at the Company’s option, (i) in kind, through the issuance of a PIK Advance Note to the Holder in an aggregate principal amount equal to the amount of Interest due on such Interest Payment Date, in accordance with (A) if the Equity Conditions are satisfied as of such Interest Payment Date, clause (2) below and (B) if the Equity Conditions are not satisfied as of such Interest Payment Date or the Company is otherwise unable to issue a Registered PIK Advance Note to the Holder, clause (3) below, or (ii) in cash.

(1) In the event the Company shall determine to pay Interest due on any Interest Payment Date through the issuance to the Holder of a PIK Advance Note, the Company shall notify the Holder (which notice may be via e-mail) at least five Business Days prior to the applicable Interest Payment Date (a “PIK Election Notice”).

(2) Subject to the satisfaction of the Equity Conditions at such time, the Company may issue PIK Advance Notes to the Holder on a registered basis (a “Registered PIK Advance Note”) in an aggregate principal amount equal to the amount of Interest that will become due on such Interest Payment Date, in satisfaction thereof, under this Advance Note and any Other Advance Note (as defined below) [or Prepaid-Tranche] then held by the Holder with respect to which the Company has elected to pay interest in kind in accordance with the terms thereof (which aggregate amount shall be rounded up to the nearest whole dollar) and the Underlying Shares thereof, pursuant to which the Holder shall receive freely tradeable shares of Common Stock on any conversion, at the discretion of the Holder, of such PIK Advance Note. Prior to the open of trading on the Interest Payment Date on which such Interest would become due, the Company shall file a prospectus supplement to its Form S-3 with the Commission covering the issuance to the Holder (and any other holder of Closing Advance Notes or Prepaid-Tranches with respect to which the Company has elected to, and is then entitled to, pay interest through the issuance of Registered PIK Advance Notes) of such Registered PIK Advance Note. Each Registered PIK Advance Note shall be in the form of and on the same terms and conditions as a Registered Advance Note, other than the aggregate principal amount thereof; provided, that, (i) such PIK Advance Note shall not bear any interest and (ii) the maturity date of such PIK Advance Note shall be the Maturity Date. Notwithstanding any PIK Election Notice delivered by the Company, if the Equity Conditions are not satisfied on any Interest Payment Date, the Company shall not have the right to issue a Registered PIK Advance Note to the Holder.

(3) If the Company is unable to issue a Registered PIK Advance Note to the Holder in accordance with clause (2) above, the Company may issue PIK Advance Notes to the Holder on a private placement basis, pursuant to Section 4(a)(2) of the Securities Act, and Rule 506(b) promulgated thereunder (a “Private Placement PIK Advance Note”) in an aggregate principal amount equal to the amount of Interest that will become due on such Interest Payment Date, in satisfaction thereof, under this Advance Note and any Other Advance Note [or Prepaid-Tranche] then held by the Holder with respect to which the Company has elected to pay interest in kind in accordance with the terms thereof (which aggregate amount shall be rounded up to the nearest whole dollar). Each Private Placement PIK Advance Note shall be in the form of and on the same terms and conditions as a Private Placement Advance Note, other than the aggregate principal amount thereof; provided, that, (i) the outstanding principal amount of such Private Placement PIK Advance Note shall bear Interest at the Interest Rate, which amount shall be payable in kind and capitalized to the outstanding principal amount of the Private Placement PIK Advance Note on each Interest Payment Date, which principal amount (including any such capitalized interest) shall be payable in cash at the maturity date of such Private Placement PIK Advance Note, (ii) the outstanding principal amount of such Private Placement PIK Advance Note (including any such capitalized interest) shall be convertible into Common Stock in accordance with the terms of the Private Placement Advance Note and (ii) the maturity date of such Private Placement PIK Advance Note shall be the Maturity Date.

(4) Any PIK Advance Notes issued to the Holder hereunder will be considered to be part of the same series of, and rank equally and ratably with, this Advance Note.

(c) From and after the occurrence and during the continuance of any Event of Default, interest shall accrue hereunder at a rate equal to 12% per annum (or, if less, the highest amount permitted by law) (such interest upon an Event of Default shall be referred to as “Default Interest”) and shall be due and payable in cash on the first Trading Day of each calendar month during the continuance of such Event of Default (a “Default Interest Payment Date”). In the event that such Event of Default is subsequently cured (and no other Event of Default then exists (including, without limitation, for the Company’s failure to pay such Default Interest on the applicable Default Interest Payment Date)), the Default Interest shall cease to accrue hereunder as of the day immediately following the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default. Interest and Default Interest shall accrue based on a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

1.3 Prepayment. If following the Original Issuance Date while this Advance Note is outstanding the Company directly or indirectly receives proceeds from and closes any Subsequent Financing (other than any Permitted Private Placement Financing or Exempt Issuance), the Company shall give written notice to the Holder within two Trading Days, and the Holder within five Trading Days after receipt of such written notice may request a prepayment of Principal and any accrued and unpaid Interest thereon (if any) in an amount up to the Holder’s pro rata portion (based on the ratio of (a) the Principal of this Advance Note for such Purchaser to (b) the sum of the aggregate Principal of all Advance Notes made to the Purchasers under the Purchase Agreement) of 30% of the gross proceeds received by the Company from such Subsequent Financing. Except as otherwise provided elsewhere in the Purchase Agreement or this Advance Note, the Company may not prepay any portion of the Principal.

1.4 Payment on Non-Trading Days. Whenever any payment to be made on this Advance Note shall be due on a day which is not a Trading Day, such payment may be due on the next succeeding Trading Day.

1.5 Replacement. Upon receipt of a duly executed Affidavit of Loss and Indemnity Agreement in customary form from the Holder with respect to the loss, theft or destruction of this Advance Note (or any replacement hereof), or, in the case of a mutilation of this Advance Note, upon surrender and cancellation of such Advance Note, the Company shall issue a new Advance Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Advance Note.

1.6 Status of Advance Note. The obligations of the Company under this Advance Note shall rank senior to all other existing Indebtedness and equity of the Company, other than the amounts owing to the holders under the other Closing Advance Notes (each, an “Other Advance Note”) and the Prepaid-Tranches, when issued, to the extent of the first lien security interest in the collateral per the Security Agreement, and, to the extent applicable, any Permitted Indebtedness or other Indebtedness secured by Permitted Liens. The obligations of the Company under this Advance Note shall rank pari passu with the amounts owing to the other Purchasers under the Other Advance Notes and with the amounts owing under any then-outstanding Prepaid-Tranches. Upon any Liquidation Event (as hereinafter defined), but subject in all cases to the Purchase Agreement, the Holder will be entitled to receive, before any distribution or payment is made upon, or set apart with respect to, any Indebtedness of the Company (other than the Other Advance Notes) or any class of capital stock of the Company, an amount equal to the outstanding Principal, Interest and any other sums due hereunder. For purposes of this Advance Note, “Liquidation Event” means a liquidation pursuant to a filing of a petition for bankruptcy under applicable law or any other insolvency or debtor’s relief, an assignment for the benefit of creditors, or a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

ARTICLE 2

2.1 Events of Default. An “Event of Default” under this Advance Note shall mean the following (unless the Event of Default is waived in writing by the Holder):

(a) Any default in the payment of the Principal, Interest or other sums due under this Advance Note [or any Prepaid-Tranche] when due (whether on the Maturity Date or by acceleration or otherwise);

(b) except as otherwise permitted in this Advance Note, the Company shall fail to observe or perform any other covenant, condition or agreement contained in this Advance Note or any Transaction Document in any material respect, including, for the avoidance of doubt, the Company issuing any Indebtedness or the imposition of a Lien upon any of the assets of the Company or any Subsidiary, except for Permitted Indebtedness or Permitted Liens, respectively;

(c) the Company or any of its Subsidiaries shall (A) default in any payment of any amount or amounts of principal of or interest (if any) on $250,000 or more of any Indebtedness (other than this Advance Note) or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; provided that this clause (B) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (ii) the Indebtedness identified on Schedule 3.1(bb) to the Purchase Agreement as of the date hereof;

(d) the Company’s notice to the Holder, including by way of public announcement at any time of its inability to comply (including for any of the reasons described in Section 3.5(a) hereof) or its intention not to comply with proper requests for conversion of this Advance Note into Common Stock;

(e) [Reserved];

(f) [Reserved]

(g) the failure of the Company to instruct its transfer agent to issue the Common Stock without restrictions (or the failure of the transfer agent to issue such unlegended shares) to the Holder within the Standard Settlement Period;

(h) the Company shall fail to timely deliver the Common Stock as and when required in Section 3.2, and such failure continues;

(i) at any time the Company shall fail to have the Required Minimum of Common Stock authorized, reserved and available for issuance to satisfy the potential conversion in full (disregarding for this purpose any and all limitations of any kind on such conversion) of this Advance Note or upon exercise of the Warrants;

(j) any representation or warranty made by the Company or any of its Subsidiaries in the Purchase Agreement, this Advance Note, the Warrant or any other Transaction Document shall prove to have been false or misleading or breached in a material respect on the date as of which made;

(k) the Company or any of its Subsidiaries shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;

(l) a proceeding or case shall be commenced in respect of the Company or any of its Subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking: (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Company or any of its Subsidiaries; or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of 60 days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its Subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any of its Subsidiaries and shall continue undismissed, or unstayed and in effect for a period of 10 days;

(m) one or more final judgments or orders for the payment of money in an aggregate amount in excess of $250,000 (or its equivalent in the relevant currency of payment) are rendered against any of the Company and/or any of its Subsidiaries, that is not dismissed, discharged or stayed within 10 days;

(n) the Company fails to comply in any material respect with the reporting requirements of the Exchange Act or ceases to be subject to the reporting requirements of the Exchange Act;

(o) the Company’s Common Stock ceases to be listed on the Principal Market or the Company receives notice from its Principal Market of non-compliance with a continued listing standard even if subject to cure, or the Company fails to list the Underlying Shares on the Principal Market;

(p) [reserved];

(q) there shall be any SEC stop order with respect to the Form S-3, a trading suspension by the SEC or the Principal Market of the Common Stock, or any restriction in place with the transfer agent for the Common Stock restricting the trading of such Common Stock unless, in each case, the Common Stock can be resold under Rule 144 without restriction at such time (subject to any limitations therein applicable to affiliates, to the extent then applicable to the holder of such Common Stock);

(r) the electronic transfer by the Company of shares of Common Stock through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill”;

(s) the Company replaces its transfer agent, and the Company fails to instruct the new transfer agent to provide, prior to the effective date of such replacement, fully executed irrevocable transfer agent instructions (including but not limited to the provision to irrevocably reserve the Required Minimum) signed by the successor transfer agent and the Company;

(t) the Company or a Subsidiary enters into a Variable Rate Transaction without the prior written consent of the Required Holders except as permitted by the Purchase Agreement;

(u) any provision of any Transaction Document and/or Security Documents shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a Proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document and/or any Security Document (other than as a result of the discharge of such liability or obligation in accordance with the terms of such Transaction Agreement and/or Security Document);

(v) any Security Document shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof or as the result of an action or failure to act on the part of the Collateral Agent, first priority Lien on the Collateral (as defined in the Security Documents) in favor of the Collateral Agent or any material provision of any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof;

(w) any material damage to, or loss, theft or destruction of, any collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of god or public enemy, or other casualty which causes, for more than 30 consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect;

(x) the Company organizes a new Subsidiary, other than any Excluded Subsidiary, and the Company fails to pledge the equity interests of such Subsidiary under the Security Agreement within 30 days of such organization or fails to cause the new Subsidiary to guarantee the Advance Notes pursuant to a Subsidiary Guarantee and become a party to the Security Agreement (including the delivery of the pledged securities) within such period;

(y) the Company fails to comply with any of the Equity Conditions (as defined in the Purchase Agreement) that are not subject to an Equity Conditions Measurement Period (other than clause (xviii) of the definition of Equity Conditions).

The Company and the Holder acknowledge that itemized Events of Default other than Section 2.1(b) were inserted at the request of the Holder for convenience and such itemization does not modify Section 2.1(b) nor create any additional remedies for the Holder.

2.2 Remedies Upon an Event of Default.

(a) Upon the occurrence of any Event of Default that has not been remedied or waived within three Trading Days or, with respect to the Event of Default described in Section 2.1(h), two Trading Days (provided, however, that there shall be no cure period for an Event of Default described in Section 2.1(j), 2.1(k) or 2.1(l)), the Company shall be obligated to pay to the Holder the Mandatory Default Amount, which Mandatory Default Amount shall be immediately due and payable to the Holder, anything contained in any Transaction Document to the contrary notwithstanding. In the event this Advance Note shall be converted under an Event of Default, prior to (and in place of) any payment of the Mandatory Default Amount to the Holder, the Holder shall have the option to convert the aggregate outstanding Principal of this Advance Note at the Alternative Conversion Price (provided that all payments shall be subject to the provisions of the Purchase Agreement with respect to the holders of the Other Advance Notes). For this purpose, the Holder shall have the option to have the Alternative Conversion Price determined as of the date the Notice of Conversion for such conversion is delivered by the Holder to the Company, rather than the date of such Event of Default.

(b) Upon the occurrence of any Event of Default, the Company shall, as promptly as possible but in any event within two Trading Days of the occurrence of such Event of Default, notify the Holder of the occurrence of such Event of Default, describing the event or factual situation giving rise to the Event of Default and specifying the relevant subsection or subsections of Section 2.1 hereof under which such Event of Default has occurred.

(c) The provisions of Section 3.2(b) and (c) shall also apply upon any Events of Default relating to Conversion Shares in addition to the remedies under this Section 2.2.

(d) Any Event of Default hereunder may be waived upon the mutual agreement of the Parties.

ARTICLE 3

3.1 Conversion.

(a) Conversion. At any time after the Original Issuance Date, this Advance Note shall be convertible (in whole or in part) at the option of the Holder into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) that portion of the outstanding Principal and any accrued and unpaid Interest thereon that the Holder elects to convert (the “Conversion Amount”) by (y) the Conversion Price (as hereinafter defined) then in effect on the date on which the Holder delivers to the Company a notice of conversion in substantially the form attached hereto as Exhibit A (the “Notice of Conversion”) in accordance with Section 5.1. The Holder shall deliver this Advance Note to the Company at the address designated in the Purchase Agreement at such time that this Advance Note is fully converted. With respect to partial conversions of this Advance Note, the Company shall keep written records of the amount of this Advance Note converted as of the date of such conversion (each, a “Conversion Date”).

(b) Conversion Price.

(i) The “Conversion Price” means the lesser of (i) the average of the preceding five daily VWAPs calculated using the last Trading Day prior to the Initial Closing [or, in the case of any Pre-Paid Tranche, any Monthly Closing, as the case may be,] times 130% (the “Fixed Conversion Price”), which Fixed Conversion Price shall be subject to adjustment as provided herein, or (ii) 92.5% of the average of the three lowest daily VWAPs during the prior 10 Trading Days ending on the last Trading Day prior to the delivery of a Notice of Conversion by the Holder (or the same Trading Day, if the Notice of Conversion is delivered after the close of trading on the Principal Market on such date) (the “Variable Conversion Price”).

(ii) At any time the Company receives a Note of Conversion at a time that the Conversion Price (or, as applicable, the Alternative Conversion Price) then in effect, without regard to the Floor Price (the “Applicable Conversion Price”), is less than the Floor Price then in effect (unless such Floor Price is lowered with the written consent of the Company and the Holder of this Advance Note, which may be an e-mail), the Company shall issue a number of shares equal to the Conversion Amount divided by such Floor Price and pay the economic difference between the Applicable Conversion Price and such Floor Price in cash. For further clarification, the economic difference shall be equal to (A) the number of shares that would have been delivered using the Applicable Conversion Price, minus (B) the number of shares delivered using the Floor Price multiplied by (C) the daily VWAP of the Common Stock on the Conversion Date ((A-B)*C). The failure to pay any cash due in connection with a conversion shall be deemed an Event of Default, subject to Section 2.2(a).

(c) Voluntary Adjustment of Fixed Conversion Price. Subject to the rules and regulations of the Principal Market, the Company may at any time during the term of this Advance Note, with the prior written consent of the Required Holders, reduce the then current Fixed Conversion Price of each of the Advance Notes to any amount and for any period of time deemed appropriate by the board of directors of the Company.

3.2 Delivery of Conversion Shares.

(a) As soon as practicable after any conversion or payment of any amount due hereunder in the form of shares of Common Stock in accordance with this Advance Note, and in any event within the earlier of (i) two (2) Trading Days following the delivery of the Notice of Conversion and (ii) the expiration of the Standard Settlement Period thereafter (such date, the “Share Delivery Date”), the Company shall, at its expense, cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, the number of shares of fully paid and non-assessable Common Stock to which the Holder shall be entitled on such conversion or payment (the “Conversion Shares”), which Conversion Shares shall be free of restrictive and trading legends and delivered electronically to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposit Withdrawal At Custodian system as instructed by the Holder (or its designee).

(b) Obligation Absolute. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Advance Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof (other than any express written waiver by the Holder entitled to receive such Conversion Shares of the obligation to issue and deliver the same), the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares (other than any such limitation expressly set forth in the Transaction Documents); provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Advance Note shall elect to convert any or all of the outstanding Principal and any accrued and unpaid Interest thereon hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Advance Note shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 100% of the outstanding Principal of this Advance Note and any accrued and unpaid Interest thereon, which is subject to the injunction, which bond shall remain in effect until the completion of litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains a favorable judgment, with any amount of the surety bond in excess of any such money judgment to be applied as a repayment of such outstanding Principal and accrued and unpaid interest thereon and other amounts then payable by the Company to the Holder under this Advance Note. In the absence of such injunction, the Company shall issue the Conversion Shares or, if applicable, cash, upon delivery of a Notice of Conversion on the terms set forth in this Advance Note.

(c) The Company’s Failure to Timely Convert. If the Company shall fail for any reason or for no reason, on or prior to the applicable Share Delivery Date, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of Conversion Shares to which the Holder is entitled upon the Holder’s conversion of this Advance Note, as the case may be (in each case, other than to the extent such failure arose from any action taken or not taken by the Holder or its designee with DTC) (a “Conversion Failure”), then, in addition to all other remedies available to the Holder, the Holder may by notice to the Company (in lieu of receiving such Conversion Shares subject to such Conversion Failure), require the Company to either, at the Holder’s option, (1) redeem, in cash, the Conversion Amount in such Conversion Failure at a redemption price equal to the product of (i) the number of shares of Common Stock subject to such Conversion Failure multiplied by (ii) the VWAP on the date of the Notice of Conversion (the “Mandatory Prepayment Price”); provided that, notwithstanding anything in this Advance Note or the Purchase Agreement to the contrary, the payment of the Mandatory Prepayment Price shall cure any breach or Event of Default arising from such Conversion Failure, or (2) pay to the Holder in cash, as liquidated damages and not as a penalty, for each $1,000 of Principal being converted, $5 per Trading Day (increasing to $10 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. In addition to the foregoing, if on or prior to the Share Delivery Date, if the Transfer Agent shall fail to credit the balance account of the Holder or the Holder’s designee with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (in each case, other than to the extent such failure arose from any action taken or not taken by the Holder or its designee with DTC), and if on or after such Share Delivery Date the Holder acquires (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock issuable upon such conversion that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Conversion Failure (a “Buy-In”), the “Buy-In” provisions of Section 4.1(d) of the Purchase Agreement shall apply in accordance with the terms thereof. Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the conversion of this Advance Note as required pursuant to the terms hereof.

(d) Pro Rata Conversion; Disputes. In the event that the Company receives a Notice of Conversion from the Holder, the holders of the Other Advance Notes or of any Prepaid-Tranches or Warrant and/or any holders of options, or other convertible securities for the same Conversion Date and the Company can convert some, but not all, of such portions of the Closing Advance Notes, Prepaid-Tranches, Warrants, options or other convertible securities submitted for conversion, the Company, subject to this Section 3.2(d), shall (i) first convert the entire Conversion Amount submitted for conversion on such date by the Holder and the holders of the Other Advance Notes and of any Prepaid-Tranches, if any, or Warrants on a pro rata basis, and (ii) shall thereafter convert from each holder of options or other convertible securities electing to have options, warrants or other convertible securities converted on such date (other than the Closing Advance Notes, Prepaid-Tranches or Warrants) a pro rata amount of such holder’s portion of its options or other convertible securities submitted for conversion based on the aggregate number of shares of Common Stock issuable upon exercise (or conversion) of all options or other convertible securities submitted for conversion on such date (not including the Closing Advance Notes and Prepaid-Tranches).

(e) Beneficial Ownership Limitation. The Company shall not effect the conversion of any portion of this Advance Note [or any Prepaid-Tranche] (or the exercise of any Warrants), and the Holder shall not have the right to convert any portion of this Advance Note or any Other Advance Note [or any Prepaid-Tranche] pursuant to the terms and conditions of this Advance Note or any Other Advance Note [or any Prepaid-Tranche] (or the exercise of any Warrants) and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion or exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Advance Note or any Other Advance Note [or any Prepaid-Tranche] (or the exercise of any Warrants) with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, non-converted portion of this Advance Note or any Other Advance Note [or any Prepaid-Tranche] (or the exercise of any Warrants) beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including, without limitation, the Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3.2(e). For purposes of this Section 3.2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of this Advance Note [or any Prepaid-Tranche] (or exercise of any Warrants) without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Notice of Conversion from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Notice of Conversion would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 3.2(e), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Notice of Conversion. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Trading Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Advance Note or any Other Advance Note [or any Prepaid-Tranche] (or the exercise of any Warrants), by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Advance Note or any Other Advance Note [or any Prepaid-Tranche] (or the exercise of any Warrants) results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. To the extent that the limitation contained in this Section 3.2(e) applies, the determination of whether and what portion of this Advance Note may be converted into shares of Common Stock (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Advance Note is convertible at any given time shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether and for what amount of shares of Common Stock this Advance Note is convertible at such time (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties), in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Provided, however, the Company shall indemnify the Holder in accordance with the Purchase Agreement for any damages the Holder may sustain as the result of Excess Shares being issued due to an error of the Transfer Agent or any replacement transfer agent. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the 61st day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the 61st day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of an Advance Note that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Advance Note or any Other Advance Note [or any Prepaid-Tranche] (or the exercise of any Warrants) in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert this Advance Note pursuant to this Section 3.2(e) shall have any effect on the applicability of the provisions of this Section 3.2(e) with respect to any subsequent determination of convertibility. The provisions of this paragraph shall not be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.2(e) to the extent necessary to correct any provision hereof which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3.2(e) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this Section 3.2(e) may not be waived and shall apply to a successor holder of this Advance Note.

3.3 Adjustment of Fixed Conversion Price.

(a) Until this Advance Note has been paid in full or converted in full, the Fixed Conversion Price shall be subject to adjustment from time-to-time as follows (but shall not be increased, other than pursuant to a combination):

(i) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time-to-time after the Original Issuance Date effect a split of the outstanding Common Stock or pay a dividend in Common Stock to holders of its Common Stock, the applicable Fixed Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time-to-time after the Original Issuance Date, combine the outstanding Common Stock into a lesser number of shares, the applicable Fixed Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 3.3(a)(i) shall be effective at the close of business on the date the stock split, stock dividend, or combination occurs.

(ii) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time-to-time after the Original Issuance Date make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock, then, and in each event, the applicable Fixed Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Fixed Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Stock issuable in payment of such dividend or distribution;

provided, however, that, if the Company shall at any time set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock and (A) such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Fixed Conversion Price shall be adjusted pursuant to this Section 3.3(a)(ii) as of the time of actual payment of such dividends or distributions or (B) the Company shall subsequently rescind or otherwise cancel or determine not to make such dividend or distribution, then any adjustment to the Fixed Conversion Price made pursuant to this clause (ii) with respect to the fixing of such record date shall be reversed and of no further force or effect as of the date of the Company’s public announcement that it is rescinding or otherwise canceling or determining not making such dividend or distribution.

(iii) Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time-to-time after the Original Issuance Date make or issue a dividend or other distribution payable in other Common Stock, securities of the Company, securities of another entity or other assets, then, and in each event, the Holder of this Advance Note shall receive upon conversions hereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company or other issuer (as applicable) or other property that it would have received had this Advance Note been converted into Common Stock in full (without regard to any conversion limitations herein) on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period) or assets, giving application to all adjustments called for during such period under this Section 3.3(a)(iii) with respect to the rights of the holders of this Advance Note.

(iv) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock at any time or from time to time after the Original Issuance Date shall be changed to the same or different number of shares or other securities of any class or classes of stock or other property, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends or other distributions provided for in Sections 3.3(a)(i), (ii) and (iii) hereof), then, and in each event, an appropriate revision to the Fixed Conversion Price shall be made and provisions shall be made (by adjustments of the Fixed Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Advance Note into the kind and amount of shares of stock or other securities or other property receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Advance Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v) Rights Upon Issuance of Other Securities.

(1) Adjustment of Fixed Conversion Price upon Issuance of Common Stock. If and whenever on or after the Original Issuance Date the Company issues or sells, or in accordance with this Section 3.3(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Exempt Issuance (other than clause (d) of the definition of Exempt Issuance in the Purchase Agreement which shall not be deemed to be an Exempt Issuance for purposes of this Section 3.3(a)(v) issued or sold or deemed to have been issued or sold) for a consideration per share (the “Dilutive Issuance Price”) less than a price equal to the Fixed Conversion Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Fixed Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Fixed Conversion Price then in effect shall be reduced to the lower of (i) an amount equal to the Dilutive Issuance Price, or (ii) the VWAP on the Trading Day following the first public disclosure of the Dilutive Issuance (other than clause (d) of the definition of Exempt Issuance in the Purchase Agreement which shall not be deemed to be an Exempt Issuance for purposes of this Section 3.3(a)(v)). For the purposes of this Section 3.3(a)(v), the next Trading Day if an announcement is made before 4:00 pm New York, N.Y. time is either the day of the announcement or the following Trading Day. For all purposes of the foregoing (including, without limitation, determining the adjusted Fixed Conversion Price and the Dilutive Issuance Price under this Section 3.3(a)(v)), the following shall be applicable:

(2) Issuance of Options. If the Company in any manner grants or sells any options or rights to acquire Common Stock or Convertible Securities (“Options”) (other than pursuant to any Exempt Issuance) and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share, excluding any transactions involving an Exempt Issuance. For purposes of this Section 3.3(a)(v) the “lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof, minus (2) (x) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person) divided by (y) the number of shares of Common Stock issuable upon exercise of such Option or upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. Except as contemplated below, no further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms thereof or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(3) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 3.3(a)(v), the “lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (A) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest Conversion Price set forth in such Convertible Security for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (B) (x) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person) divided by (y) the number of shares of Common Stock issuable upon conversion, exercise or exchange of such Convertible Security. Except as contemplated below, no further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Fixed Conversion Price has been or is to be made pursuant to other provisions of this Section 3.3(a)(v), except as contemplated below, no further adjustment of the Fixed Conversion Price shall be made by reason of such issuance or sale.

(4) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock decreases at any time (other than proportional changes in connection with an event referred to Section 3.3(a)(i) above), the Fixed Conversion Price in effect at the time of such decrease shall be adjusted to the Fixed Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such decreased purchase price, additional consideration or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 3.3(a)(v), if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date are decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such decrease. No adjustment pursuant to this Section 3.3(a)(v) shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect.

(5) Issuances of Units. In case any Options or Convertible Securities are issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, at a price per unit that is less than the Applicable Price, then the shares of Common Stock issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issued or sold in such integrated transaction shall be deemed to have been issued or sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per unit and, immediately after such issuance, the Fixed Conversion Price then in effect shall be reduced to the lower of (i) an amount equal to the price per unit issuable in such transaction, or (ii) the lowest VWAP of the Common Stock over the five Trading Days following the first public disclosure of such transaction. Any indebtedness shall be valued at the principal less any original issue discount. If multiple shares of Common Stock are contained in a unit, the aggregate consideration shall be divided by the number of shares of Common Stock in a unit. If any shares of Common Stock or Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the amount of such consideration received by the Company will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock or Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the VWAP of such public traded securities on the date of receipt. If any shares of Common Stock or Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock or Options or Convertible Securities, as the case may be. No further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or Convertible Securities or otherwise pursuant to the terms thereof.

(6) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be); provided, however, that, if the Company shall at any time set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or to subscribe for or purchase shares of Common Stock, Options or in Convertible Securities and (A) such dividend is not fully paid or if such distribution is not fully made, or the subscription rights are not fully granted, on the date fixed therefor, the Fixed Conversion Price shall be adjusted pursuant to this Section 3.3(a)(v) as of the time of actual payment of such dividends or distributions or the effectiveness of such subscription rights or (B) the Company shall subsequently rescind or otherwise cancel or determine not to make such dividend or distribution or to grant such subscription rights, then any adjustment to the Fixed Conversion Price made pursuant to this Section 3.3(a)(v) with respect to the fixing of such record date shall be reversed and of no further force or effect as of the date of the Company’s public announcement that it is rescinding or otherwise canceling or determining not making such dividend or distribution or the grant of such subscription rights.

(b) Fractional Shares. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock to the nearest whole share. If any adjustments to the Fixed Conversion Price under this Section 3.3 result in a fractional amount, the fractional amount rounded to the nearest whole cent.

(c) No Impairment. The Company shall not, by amendment of its Articles or Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment.

(d) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Fixed Conversion Price or number of shares of Common Stock issuable upon conversion of this Advance Note pursuant to this Section 3.3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Fixed Conversion Price in effect at the time, and the number of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Advance Note. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

(e) Issuance Taxes. The Company shall pay any and all issuance and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of Common Stock on conversion of this Advance Note pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(f) Reservation of Common Stock. The Company shall at all times while this Advance Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock at least the Required Minimum of Common Stock (disregarding for this purpose any and all limitations of any kind on such conversion). The Company shall, from time-to-time, increase the authorized number of Common Stock or take other effective action if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Company’s obligations under this Section 3.3(f).

(g) Regulatory Compliance. If any Common Stock to be reserved for the purpose of conversion of this Advance Note requires registration or listing with or approval of any governmental authority, national securities exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, secure such registration, listing or approval, as the case may be.

3.4 Rights Upon Fundamental Transaction

(a) Assumption.  The Company shall not enter into or be party to a Fundamental Transaction unless the Person (which may be the Company) formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been entered into (the “Successor Entity”) assumes in writing all of the obligations of the Company under this Advance Note and the other Transaction Documents in accordance with the provisions of this Section 3.4(a) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to each holder of Advance Notes in exchange for such Advance Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Advance Notes, including, without limitation, having Principal and Interest equal to the Principal then outstanding and any accrued and unpaid Interest thereon (if any) of the Advance Notes held by the Holder, having similar conversion rights as the Advance Notes and having similar ranking and security to the Advance Notes on the Collateral. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Advance Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Advance Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.  Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Advance Note at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock issuable upon the conversion or redemption of this Advance Note prior to such Fundamental Transaction, such shares of the common stock (or their equivalent), securities or other assets of the Successor Entity (including its parent entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Advance Note been converted immediately prior to such Fundamental Transaction at the applicable Conversion Price in effect immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Advance Note), as adjusted in accordance with the provisions of this Advance Note. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 3.4(a) to permit the Fundamental Transaction without the assumption of this Advance Note.  The provisions of this Section 3.4(a) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Advance Note.

(b) Other Corporate Events.  In addition to and not in substitution for any other rights hereunder (but without duplication of Section 3.4(a) or any adjustment pursuant to Section 3.3(a)(iv)), prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Advance Note, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock issuable on conversion of this Advance Note, at the applicable Conversion Price in effect immediately prior to such Corporate Event, had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Advance Note). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.  The provisions of this Section 3.4(b) shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Advance Note or any other security beneficially owned by the Holder.

(c) Prepayment Following a Change of Control. No later than five Trading Days following the entry by the Company into an agreement for a Change of Control but in no event prior to the public announcement of such Change of Control, the Company shall deliver written notice describing the entry into such agreement (“Notice of Change of Control”) to the Holder. Within 30 days after receipt of a Notice of Change of Control, the Holder may require the Company to prepay, effective immediately prior to the consummation of such Change of Control, an amount equal to 105% of the sum of (x) the outstanding Principal of this Advance Note and (y) and any accrued and unpaid Interest thereon (the “COC Repayment Price”), by delivering written notice thereof (“Notice of Prepayment at Option of Holder Upon Change of Control”) to the Company.

(d) Payment of COC Repayment Price. Upon the Company’s receipt of a Notice(s) of Prepayment at Option of Holder Upon Change of Control from the Holder, the Company shall deliver the COC Repayment Price to the Holder immediately prior to the consummation of the Change of Control; provided, that the Holder’s original of this Advance Note shall have been so delivered to the Company, and, provided, further that all payments shall be subject to the provisions of the Purchase Agreement with respect to the holders of the Other Advance Note and any Pre-Paid Tranches.

3.5 Inability to Fully Convert.

(a) Holder’s Option if Company Cannot Fully Convert. If, upon the Company’s receipt of a Notice of Conversion or as otherwise required under this Advance Note, including with respect to repayment of Principal, the Company cannot issue all or any portion of the Common Stock due on such conversion for any reason, including, without limitation, because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available or (y) is otherwise prohibited by applicable law or by the rules or regulations of any national securities exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities from issuing all of the shares of Common Stock which are to be issued to the Holder pursuant to this Advance Note, then the Company shall issue as many shares of Common Stock as it is able to issue and, with respect to the unconverted portion of this Advance Note or with respect to any Common Stock not timely issued in accordance with this Advance Note, the Holder, solely at Holder’s option, can elect to:

(i) require the Company to prepay that portion of this Advance Note for which the Company is unable to issue Common Stock or for which Common Stock was not timely issued (the “Mandatory Prepayment”) at a price equal to the number of shares of Common Stock that the Company is unable to issue multiplied by the VWAP on the date of the Notice of Conversion (provided all payments shall be subject to the provisions of the Purchase Agreement with respect to the holders of the Other Advance Notes and any Pre-Paid Tranches); provided that, notwithstanding anything in this Advance Note or the Purchase Agreement to the contrary, the payment of such amount shall cure any breach or Event of Default arising from such failure to deliver shares of Common Stock on such conversion;

(ii) void its Notice of Conversion and retain or have returned, as the case may be, this Advance Note or the portion of this Advance Note that was to be converted pursuant to the Notice of Conversion (provided that the Holder’s voiding its Notice of Conversion shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice); or

(iii) defer issuance of the applicable Conversion Shares until such time as the Company can legally issue such shares; provided that the Principal and any accrued and unpaid Interest thereon underlying such Conversion Shares shall remain outstanding until the delivery of such Conversion Shares; and provided, further, that if the Holder elects to defer the issuance of the Conversion Shares, it may exercise its rights under either clause (i) or (ii) above at any time prior to the issuance of the Conversion Shares upon two Trading Days’ notice to the Company.

(b) Mechanics of Fulfilling Holder’s Election. The Company shall immediately send to the Holder, upon receipt of a Notice of Conversion from the Holder, which cannot be fully satisfied as described in Section 3.6(a) above, a notice of the Company’s inability to fully satisfy the Notice of Conversion (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy the Holder’s Notice of Conversion; and (ii) the amount of this Advance Note which cannot be converted. The Holder shall notify the Company of its election pursuant to Section 3.5(a) above by delivering written notice to the Company (“Notice in Response to Inability to Convert”).

(c) Payment of Mandatory Prepayment Price. If the Holder shall elect to have its Advance Note prepaid pursuant to Section 3.2(c) or 3.5(a)(i) above, the Company shall pay the Mandatory Prepayment Price to the Holder within five Trading Days of the Company’s receipt of the Holder’s request for payment of the Mandatory Prepayment Price on a Conversion Failure or Notice in Response to Inability to Convert; provided that prior to the Company’s receipt of the Holder’s request for payment of the Mandatory Prepayment Price on a Conversion Failure or Notice in Response to Inability to Convert, as applicable, the Company has not delivered a notice to the Holder stating, to the satisfaction of the Holder, that the event or condition resulting in the Mandatory Prepayment has been cured and all Conversion Shares issuable to the Holder can and will be delivered to the Holder in accordance with the terms of this Advance Note.

(d) Purchase Rights. If at any time the Company grants, issues or sells any options, other convertible securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Advance Note (without taking into account any limitations or restrictions on the convertibility of this Advance Note) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable) for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable)) to the same extent as if there had been no such limitation).

(e) No Rights as Shareholder. Nothing contained in this Advance Note shall be construed as conferring upon the Holder, prior to the conversion of this Advance Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder of the Company in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any other rights as a shareholder of the Company.

ARTICLE 4

4.1 Covenants. For so long as any Principal of this Advance Note remains outstanding, unless holders of at least 66.0% (but including each of the initial holders of Closing Advance Notes, as long as such holder, or any of its Affiliates holds any outstanding Closing Advance Notes or Pre-Paid Tranches) of the aggregate outstanding Principal of the Advance Notes, the Other Advance Note and any outstanding Prepaid-Tranches have otherwise given prior written consent:

(a) Rank. All payments due under this Advance Note shall rank senior to all other Indebtedness of the Company and its Subsidiaries, except for the Other Advance Note, outstanding Prepaid-Tranches, upon issuance, or as reflected in the Purchase Agreement and, to the extent applicable, any Permitted Indebtedness.

(b) Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee or assume any Indebtedness (other than (i) this Advance Note, the Other Advance Note and the Prepaid-Tranches upon issuance, and (ii) Permitted Indebtedness).

(c) Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist Liens other than Permitted Liens.

(d) Restricted Payments. Except as otherwise provided for in this Advance Note, the Other Advance Note or the other Transaction Documents, the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, prepay, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Advance Note, the Other Advance Note and any Prepaid-Tranches) whether by way of payment in respect of principal of (or premium, if any) or Interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

(e) Restriction on Prepayment and Cash Dividends. The Company shall cause each of its Subsidiaries to not, directly or indirectly, prepay, repurchase or declare or pay any cash dividend or other distribution on any of its capital stock excluding any intercompany transfers.

(f) Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business, (ii) dispositions of inventory and products in the ordinary course of business, (iii) dispositions of unwanted or obsolete assets, (iv) dispositions of property to the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (B) the proceeds of such disposition are applied to the purchase price of replacement property (which replacement property is actually purchased) within 60 days of such disposition, (v) any sales, leases, licenses, assignments, transfers, conveyances or other dispositions between or among (A) the Company and any of its Subsidiaries and (B) any of the Company’s Subsidiaries and (vi) any sale-leaseback transactions.

(g) Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries, other than Excluded Subsidiaries, to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of such Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(h) Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its material Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its material Subsidiaries to comply, at all times in all material respects, with the provisions of all leases to which it is a party as lessee or under which it occupies property that are necessary or material to the conduct of its business, so as to prevent any loss or forfeiture thereof or thereunder.

(i) Maintenance of Intellectual Property. The Company will, and will cause each of its material Subsidiaries to, take all action necessary or advisable to maintain all of the rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor of the Company and/or any of its Subsidiaries, in each case that are necessary or material to the conduct of its business, in full force and effect.

(j) Maintenance of Insurance. The Company shall maintain, and cause each of its material Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally by companies in similar businesses similarly situated. The Company shall have in effect a directors and officers liability insurance policy in an amount at least equal to $5,000,000, and maintain such insurance policy at all times.

(k) Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the ordinary course of business and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof other than (i) transactions between or among the Company and its Subsidiaries or any Person that becomes a Subsidiary as a result of such transaction; (ii) loans and other transactions by and among the Company and/or one or more Subsidiaries to the extent permitted under this Section 4.1; (iii) employment, bonus, and severance arrangements between the Company or any Subsidiary and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements; (iv) pursuant to any tax sharing agreements among the Company (and any such direct or indirect parent thereof) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Company and its Subsidiaries; (v) transactions pursuant to agreements in existence on the date this Advance Note is issued as set forth under the Purchase Agreement; (vi) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees, and consultants of the Company and its Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Company and its Subsidiaries and (vii) transactions approved by a majority of the disinterested directors on the Board of Directors of the Company;

(l) Use of Proceeds. The Company shall use the proceeds of this Advance Note as set forth in Section 4.9 of the Purchase Agreement.

(m) [Reserved]

(n) Payment of Taxes, Etc. The Company shall, and shall cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company and the Subsidiaries, except for such failures to pay that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Subsidiaries shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company and such Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

(o) Variable Rate Transactions. The Company shall not enter into any Variable Rate Transactions except as permitted by Section 4.13 of the Purchase Agreement.

(p) Transfer Agent Instructions. The Company shall promptly provide to the Holder, or shall instruct its Transfer Agent or any replacement transfer agent to promptly provide to the Holder, information concerning the number of outstanding shares of Common Stock of the Company.

ARTICLE 5

5.1 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the time of transmission, if such notice or communication is delivered via email at the email address specified in this Section 5.1 prior to 5:30 p.m. (New York, N.Y. time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email at the email address specified in this Section 5.1 on a day that is not a Trading Day or later than 5:30 p.m. (New York, N.Y. time) on any Trading Day, (c) the second Trading Day following the date of mailing, if also sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notice and communications shall be as set forth in the Purchase Agreement.

5.2 Governing Law. This Advance Note shall be governed by and construed in accordance with the Purchase Agreement. This Advance Note shall not be interpreted or construed with any presumption against the party causing this Advance Note to be drafted.1

5.3 Exclusive Jurisdiction; Venue. Any action, proceeding or claim arising out of, or relating in any way to, this Agreement shall only be brought and enforced as provided in the Purchase Agreement.

5.4 Headings. Article and section headings in this Advance Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Advance Note for any other purpose.

5.5 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Advance Note shall be cumulative and in addition to all other remedies available under this Advance Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Advance Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach would be inadequate. Therefore, the Company agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of pleading and proving irreparable harm or lack of an adequate remedy at law and without any bond or other security being required.

5.6 Enforcement Expenses. The Company agrees to pay all costs and expenses of the Holder in enforcing its rights under this Advance Note, including, without limitation, reasonable attorneys’ fees and expenses and the fees and expenses of any expert witnesses.

5.7 Binding Effect. The obligations of the Company set forth herein shall be binding upon its successors and assigns, whether or not such successors or assigns are permitted by the terms herein.

5.8 Amendments; Waivers. Except for Section 3.2(e), which may not be amended, modified or waived by the Company or the Holder, no provision of this Advance Note may be waived or amended except in a written instrument signed by the Company and the Required Holders. No waiver of any default with respect to any provision, condition or requirement of this Advance Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of the Holder to exercise any right hereunder in any manner impair the exercise of any such right.

5.9 [Reserved]

5.10 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

[1]	Note to Draft: For purposes of the Prepaid-Tranches, in place of the Governing Law language in this Section 5.2, each Prepaid-Tranche issued pursuant to the Purchase Agreement shall include in full the Cayman Islands governing law language set forth in Sections 5.9(b) and 5.9(c) of the Purchase Agreement.

5.11 Company Waivers. Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Advance Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Advance Note, and do hereby waive the right to a trial by jury.

5.12 Definitions. In addition to words and terms defined in the Purchase Agreement or this Advance Note, the following words and terms shall have the following meanings.

(a) “Alternative Conversion Price” means the lower of (i) the Conversion Price, as adjusted, or (ii) 80% of the average of the three lowest daily VWAPs during the 10 Trading Days immediately preceding the applicable Conversion Date.

(b) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Original Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(c) “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to own, directly or indirectly, more than 50% of all classes of voting equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.

(d) “Conversion Shares” has the meaning contained in Section 3.2(a). In this Advance Note, the use of Common Stock shall also refer to Conversion Shares unless otherwise apparent from the context.

(e) “Floor Price” means [(i) for the Closing Advance Notes,] $0.29 per share of Common Stock (or as much as $0.57, if required by the Nasdaq Stock Market) [and (ii) for the Prepaid-Tranches, 10% of the closing sale price of the Common Stock on the Trading Day prior to the date of issuance of the applicable Prepaid-Tranche; provided, however, if the Nasdaq Stock Market requires a higher Floor Price for any Prepaid-Tranche, the Floor Price may be as much as 20% of the closing sale price of the Common Stock on the Trading Day prior to the date of issuance of the applicable Prepaid-Tranche. The Initial Collateral Agent shall not be required to fund any Prepaid-Tranches, if the Nasdaq Stock Market requires a higher Floor Price than provided for in the foregoing proviso]. Provided, that the Company may lower the Floor Price at any time upon written notice to each holder of Closing Advance Notes; provided, further, that any such reduction shall only be effective on any given date, if notice of such reduction is delivered by the Company to the holder prior to 9:30 am, New York, NY time on such given date (and any such notice delivered after 9:30 am, New York, NY time on such given date, shall be effective at 9:30 am, New York, NY time on the Trading Day immediately following such given date (unless otherwise agreed to in writing by the holder of this Advance Note and the Company, which may be an e-mail). Any requirements of the Nasdaq Stock Market shall be evidenced by a writing including any emails.

(f) “Fundamental Transaction” means:

(i) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (A) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Persons, other than one of the Company’s direct or indirect wholly-owned Subsidiaries, or (B) make, or enter into a contract or arrangement that, upon consummation thereof, will result in one or more Persons making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Persons making or party to, or affiliated with any Person or group of Persons making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Persons making or party to, or Affiliated with any Person making or party to (in each case, other than the Permitted Holder), such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (C) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Persons (other than the Permitted Holder) whereby all such Persons, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock; or (y) such number of shares of Common Stock such that the Persons become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock,

(ii) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (other than a transaction described in clause (B)) or (B) any share exchange, consolidation or merger of the Company (whether or not the Company is the surviving corporation) pursuant to which the Common Stock will be converted into cash, securities or other property or assets; provided, however, that a transaction described in clauses (A) or (B) in which the holders of all the Company’s Common Stock immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of voting equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Transaction pursuant to this clause (ii);

(iii) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, make, or enter into a contract or arrangement that, upon consummation thereof, would result in any Person individually or Persons in the aggregate (in each case, other than the Permitted Holder) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, or (y) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Persons to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company, or

(iv) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(g) “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder. For clarity purposes, the Holder and each holder of the Closing Advance Notes and Prepaid-Tranches shall not in any way be construed as acting in concert or as a group with other holders with respect to the purchase or conversion of the Closing Advance Notes or Prepaid-Tranches or disposition of any Conversion Shares or otherwise.

(h) “Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding Principal of this Advance Note divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) an amount equal to 120% of the outstanding Principal of this Advance Note on the date on which the first Event of Default has occurred hereunder and (b) any accrued and unpaid Interest thereon, if any.

(i) “Permitted Holder” means BD 1 Investment Holding, LLC and its Affiliates.

(j) “Permitted Indebtedness” means:

(i) Indebtedness existing on the date hereof and set forth in Schedule 3.1(bb) to the Purchase Agreement and any extensions, renewals or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased, neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the obligations under the Transaction Documents, remains so subordinated on terms no less favorable to the Holders, and the original obligors in respect of such Indebtedness remain the only obligors thereon,

(ii) Indebtedness evidenced by this Advance Note and the Other Advance Note when issued and any other Advance Notes or Pre-Paid Tranches under the Purchase Agreement,

(iii) intercompany Indebtedness of the Company and its Subsidiaries,

(iv) Indebtedness under performance bonds or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business,

(v) Indebtedness that is subordinated in right of payment and Lien priority to the obligations under, and Liens securing, this Advance Note, the Other Advance Note and any other Pre-Paid Tranches under the Purchase Agreement; provided that, such Indebtedness (A) shall be scheduled to mature not less than 91 days after the maturity date of the last Advance Note issuable under the Purchase Agreement and (B) shall not have any scheduled amortization payments or reductions of commitments prior to such date,

(vi) Indebtedness of any Person that becomes a Subsidiary after the date hereof (an “Acquired Subsidiary”); provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary, (B) immediately before and after such Person becomes a Subsidiary, no default or Event of Default shall have occurred and be continuing hereunder, (C) such Indebtedness has no recourse against the Company or any other Subsidiary of the Company (other than such Acquired Subsidiary) and (D) the aggregate gross proceeds to the Company of all such Indebtedness incurred pursuant to this clause (v) shall not exceed $50,000,000 in the aggregate, and any extensions, renewals or replacements of such Indebtedness provided that such Indebtedness has no recourse against the Company or any other Subsidiary of the Company (other than such Acquired Subsidiary),

(vii) Indebtedness for which there is no recourse against the Company or any Subsidiary, including purchase money loans and capital leases, and

(viii) other unsecured Indebtedness of the Company or any Subsidiary in an aggregate principal amount not exceeding $500,000 at any time outstanding.

(k) “Permitted Liens” means:

(i) Liens under the Transaction Documents,

(ii) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or assets of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, as the case may be, and any refinancing thereof secured by Liens on the same property or assets; provided that (A) such Lien does not apply to any other property or assets of the Company or any other Subsidiary (other than such Person that becomes a Subsidiary after the date hereof) and (B) such Lien secures only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, or any refinancing thereof,

(iii) any lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP,

(iv) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent,

(v) any Lien created by operation of law, such as carriers’, warehousemen’s, materialmen’s, mechanics’, repairmen’s and other similar Liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings,

(vi) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations,

(vii) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than capital lease obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business,

(viii) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries,

(ix) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under this Advance Note, and

(l) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Advance Note to be duly executed by its duly authorized officer as of the date first above indicated.

ASCENT SOLAR TECHNOLOGIEs, inc.

By:
Name:
Title:

Signature Page to Advance Note

EXHIBIT A

FORM OF NOTICE OF CONVERSION

(To be Executed by the Holder in order to Convert the Advance Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the Principal of Advance Note No. ___ into shares of Common Stock of Ascent Solar Technologies, Inc. (the “Company”) according to the terms and conditions set forth in the aforementioned Advance Note, as of the date written below.

Date of Conversion:

Conversion Amount:

Applicable Conversion Price:

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Conversion Date:

Number of shares of Common Stock to be issued:

[HOLDER]

By:
Name:
Title:
Address:

Exhibit A

EXHIBIT C

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

Ascent Solar Technologies, Inc.

Warrant Shares:	Exercise Price: $3.93
Initial Exercise Date: December 19, 2022

THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, ___________________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, to subscribe for and purchase from Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), _________ shares of Common Stock (subject to adjustment hereunder, the “Warrant Shares”) at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the five year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter.

The purchase price of one Warrant Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Contract (the “Purchase Contract”), dated December 19, 2022, between the Company and the Holder.

Section 2. Exercise.

(a) Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile or .pdf electronic copy of the Notice of Exercise Form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two Trading Days following the date of exercise as aforesaid or (ii) the Standard Settlement Period, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. In the event that the Holder is required to make any payments to the Company’s stock transfer agent in connection with its exercise of this Warrant resulting from any failure of the Company to pay the transfer agent, the Holder may deduct such sums it pays the transfer agent from the total Exercise Price due. Notwithstanding anything herein to the contrary (although the Holder may surrender the Warrant to, and receive a replacement Warrant from, the Company), the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within five Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within two Trading Days of delivery of such notice. The Holder, by acceptance of this Warrant, acknowledges and agrees that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b) Exercise Price. The initial exercise price per share of the Common Stock under this Warrant shall be equal to $3.93 per share, subject to adjustment as provided herein (the “Exercise Price”).

(c) Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act of 1933 (together with the rules and regulations promulgated thereunder, the “Securities Act”), the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 2(c).

For avoidance of doubt, the phrase “effective Registration Statement” means (i) a registration statement covering the resale of the Warrant Shares has been declared effective by the SEC, has not been withdrawn and is not subject to a stop order issued by the SEC, and (ii) the Prospectus contained in such registration statement complies with Sections 5(b) and 10 of the Securities Act.

(d) Mechanics of Exercise.

(i) Delivery of Shares Upon Exercise. The Warrant Shares purchased hereunder shall be transmitted to the Holder (A) by the Transfer Agent by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and (i) there is an effective Registration Statement covering the resale of the Warrant Shares by the Holder, or (ii) this Warrant is being exercised via cashless exercise and Rule 144 under the Securities Act is available for resales of the Warrant Shares by the Holder without any volume or manner-of-sale restrictions or current public information requirements under Rule 144, or (B) otherwise, by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is two Trading Days after the later of (x) the delivery to the Company of the Notice of Exercise and (y) payment of the aggregate Exercise Price as set forth above (unless by cashless exercise, if permitted) (such date, the “Warrant Share Delivery Date”). The Warrant Shares shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (unless by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid. The Company understands that a delay in the delivery of the Warrant Shares after the Warrant Share Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder for late issuance of Warrant Shares upon exercise of this Warrant the proportionate amount of $5 per Trading Day (increasing to $10 per Trading Day after the fifth Trading Day) after the Warrant Share Delivery Date for each $1,000 of the value of the Warrant Shares for which this Warrant is exercised (based on the Exercise Price and including, if applicable, after giving effect to any cashless exercise of the Warrant) which are not timely delivered. The Company shall pay any payment incurred under this Section 2(d)(i) in immediately available funds reasonably promptly following demand by the Holder. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Warrant Shares by the Warrant Share Delivery Date, the Holder may, at any time prior to issuance of such Warrant Shares, revoke all or part of the relevant Warrant exercise by delivery of a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant except that the liquidated damages described above shall be payable through the date the notice of revocation or rescission is given to the Company or the date the Warrant Shares are delivered to the Holder, whichever date is earlier.

(ii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall not require the Holder to surrender this Warrant as a condition of exercise. If the Holder requests a new Warrant, it shall surrender this Warrant, and the Company shall deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant.

(iii) [Reserved]

(iv) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to deliver the Warrant Shares, or cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing (or evidence of the book-entry issuance to the Holder of) the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon written request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing (or evidence of the book-entry issuance to the Holder of) shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(v) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(vi) Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares including any charges (limited to $100 per issuance) of any clearing firm, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise.

(e) Holder’s Exercise Limitations. The Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties (as defined in the Advance) collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes, Advances, Prepaid-Tranches, or convertible preferred stock or warrants, including other Warrants issued under the Purchase Contract) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 2(e). For purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”). For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 2(e), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be acquired pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder, if any, for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder, if any, for the Excess Shares. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Provided, however, in the event that the Company’s transfer agent supplies incorrect information to the Holder, the Company shall indemnify the Holder in accordance with the Purchase Contract for any damages sustained by the Holder. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Warrants (as defined in the Purchase Contract) that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall not be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 2(e) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant or pursuant to any of the other Transaction Documents), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Adjustments for Issuance of Additional Securities. If the Company at any time while this Warrant or the Advances are outstanding, issues or sells any additional shares of Common Stock or Common Stock Equivalents (“Additional Shares of Common Stock”) in a transaction other than an Exempt Issuance, at a price per share less than the Exercise Price then in effect or without consideration (a “Dilutive Issuance” based on a “Dilutive Issuance Price”), then the Exercise Price upon each such issuance shall be reduced to the lower of (i) an amount equal to the Dilutive Issuance Price, or (ii) the VWAP on the next Trading Day following the first public disclosure of the Dilutive Issuance, (such lower price being the “New Exercise Price.”). Additionally, the number of Warrant Shares issuable hereunder shall be determined by multiplying the Exercise Price then in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the New Exercise Price resulting from such adjustment. By way of example, if E is the total number of Warrant Shares in effect immediately prior to such Dilutive Issuance, F is the Exercise Price in effect immediately prior to such Dilutive Issuance, and G is the New Exercise Price, the adjustment to the number of Warrant Shares can be expressed in the following formula: Total number of Warrant Shares after such Dilutive Issuance = the number obtained from dividing [E x F] by G. For the purposes of this Section 3(b), the next Trading Day if an announcement is made before 4:00 pm New York, NY time is either the day of the announcement or the following Trading Day.

In case any Common Stock Equivalent is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, at a price per unit that is less than the Exercise Price then in effect, then the shares of Common Stock issuable upon the conversion, exercise or exchange of any such Common Stock Equivalent issued or sold in such integrated transaction shall be deemed to have been issued or sold by the Company at the time of the issuance or sale of such Common Stock Equivalent for such price per unit and, immediately after such issuance, the Exercise Price then in effect shall be reduced to the lower of (i) an amount equal to the price per unit issuable in such transaction, or (ii) the average of the VWAPs of the Common Stock over the five Trading Days following the first public disclosure of such transaction. Any indebtedness shall be valued at the principal less any original issue discount. If multiple shares of Common Stock are contained in a unit, the aggregate consideration shall be divided by the number of shares of Common Stock in a unit. If any shares of Common Stock or Common Stock Equivalents are issued or sold or deemed to have been issued or sold for cash, the amount of such consideration received by the Company will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock or Common Stock Equivalents are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the VWAP of such public traded securities on the date of receipt. If any shares of Common Stock or Common Stock Equivalents are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock or Common Stock Equivalents, as the case may be. No further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon the conversion, exercise or exchange of any such Common Stock Equivalent.

The provisions of this Section 3(b) shall apply each time the Company, at any time after the Initial Exercise Date and while this Warrant or the Advances are outstanding, shall issue any securities with a Dilutive Issuance Price. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 3(b) with respect to an Exempt Issuance.

(c) Adjustment upon Event of Default. Upon the occurrence and during the continuance of an Event of Default (as defined in the Advance), the Holder may, at the Holder’s option, elect to exercise this Warrant at an Exercise Price equal to the Alternate Subscription Price (as defined in the Advance). The Company shall give the Holder prompt written notice of the occurrence of an Event of Default.

(d) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). Notwithstanding the foregoing, no Purchase Rights will be made under this Section 3(d) in respect of an Exempt Issuance.

(e) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(f) Fundamental Transaction. If, at any time while this Warrant is outstanding, the Company enters into a Fundamental Transaction (as defined in the Purchase Contract pursuant to which this Warrant was issued), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at its option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable contemplated Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately prior to the public announcement of such Fundamental Transaction and ending on the Trading Day of the Holder’s request pursuant to this Section 3(f), (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within five Trading Days of the Holder’s election (or, if later, on the date of consummation of the Fundamental Transaction). The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(f) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

(g) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(h) Notice to Holder.

(i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly email to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment. The Holder may supply an email address to the Company and change such address.

(ii) Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall deliver to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least five Trading Days’ prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to email such notice or any defect therein or in the emailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries (as determined in good faith by the Company), unless the Holder otherwise notifies the Company in writing, the Holder hereby waives its right to receive such notice prior to the public announcement of the record date of such action or the date on which such action is expected to become effective or close (whichever is earlier). The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

(a) Transferability. Subject to compliance with any applicable securities laws and the provisions of the Purchase Contract, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant or upon exercise of this Warrant, the transfer of this Warrant or the resale of the Warrant Shares, as applicable, shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, make usual and customary representations as to investment intent to the Company. For the avoidance of doubt, the delivery of a Notice of Exercise in the form attached hereto containing such customary representations shall satisfy this Section 4(d).

(e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof at a time when the Warrant Shares are not either (i) registered for resale pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

(a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof other than as explicitly set forth in Section 3.

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares (in each case, to the extent an original of this Warrant or a physical stock certificate relating to the Warrant Shares had been delivered to the Holder), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate. In no event shall the Holder be required to post a bond or other security.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

(d) Authorized Shares.

The Company covenants that during the period this Warrant is outstanding, it will comply with Section 4.11 of the Purchase Contract with respect to reserving the Warrant Shares, subject to adjustment pursuant to Section 3. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares (or to direct the issuance of such Warrant Shares to the Holder in book-entry form) upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

In addition to any other remedies provided by this Warrant or the Agreement, if the Company at any time fails to meet this reservation of Common Stock requirement within 45 days after written notice from the Holder, it shall pay the Holder as partial liquidated damages and not as a penalty a sum equal to $250 per day for each $100,000 of such Holder’s Subscription Amount (or the Subscription Amount of the original Purchaser) under the Transaction Documents. The Company shall not enter into any agreement or file any amendment to its Certificate of Incorporation (including the filing of a Certificate of Designation) which conflicts with this Section 5(d) while the Advances and Warrants remain outstanding; provided, that nothing shall prohibit or otherwise restrict the Company from amending its Certificate of Incorporation in connection with the Corporate Reorganization.

Except and to the extent waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its Certificate of Incorporation (or charter) or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

(e) Choice of Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant and the exclusive jurisdiction for resolutions of any disputes arising from or relating to the issuance of or interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Contract.

(f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered or if not exercised on a cashless basis when Rule 144 is available for resales of the Warrant Shares by the Holder without any volume or manner-of-sale restrictions or current public information requirements under Rule 144, will have restrictions upon resale imposed by state and federal securities laws.

(g) Non-waiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the other Transaction Documents, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Contract. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email at the email address as set forth on the signature pages attached to the Purchase Contract at or prior to 5:30 p.m. (New York, N.Y. time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email at the email address as set forth on the signature pages attached to the Purchase Contract on a day that is not a Trading Day or later than 5:30 p.m. (New York, N.Y. time) on any Trading Day, (c) the second Trading Day following the date of mailing, if also sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached to this Warrant or the applicable Assignment Form following any transfer hereof.

(i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate or that there is no irreparable harm and not to require the posting of a bond or other security.

(k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by any Holder from time to time of this Warrant or any Warrant Shares.

(l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

ASCENT SOLAR TECHNOLOGIES, INC.

By:
Name:
Title:

Signature Page to Warrant

NOTICE OF EXERCISE

To: ASCENT SOLAR TECHNOLOGIES, inc.

(1) The undersigned hereby elects to purchase ___________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐	in lawful money of the United States; or

☐	if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

(4) After giving effect to this Notice of Exercise, the undersigned will not have exceeded the Beneficial Ownership Limitation.

(5) [The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, and is acquiring the Warrant Shares subject to this Notice of Exercise for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.]1

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

SIGNATURE OF HOLDER

Name of Investing Entity: ____________________________________________________________

Signature of Authorized Signatory of Investing Entity: ______________________________________

Name of Authorized Signatory: ________________________________________________________

Title of Authorized Signatory: _________________________________________________________

Date: ____________________________________________________________________________

[1]	To be included for any exercise notice delivered at a time when the Warrant Shares are not either (i) registered for resale pursuant to an effective registration statement under the Securities Act or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144.

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

ASCENT SOLAR TECHNOLOGIES, inc.

FOR VALUE RECEIVED, ____ all of or _______ shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature: _____________________________

Holder’s Address:  _____________________________

_____________________________

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT D

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of December 19, 2022, between Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”, together with each other Person who becomes a party to this Agreement from time to time by execution of a joinder in the form of Exhibit A attached hereto, which shall include all Subsidiaries (other than Excluded Subsidiaries) of the Company acquired after the date hereof for so long as this Agreement remains in effect, collectively, the “Debtors”, and each, a “Debtor”) and L1 Capital Global Opportunities Master Fund, Ltd. a business entity organized under the laws of the Cayman Islands, in its capacity as collateral agent for the Secured Parties (as defined below) (in such capacity, the “Collateral Agent”).

WHEREAS, pursuant to that certain Securities Purchase Contract, dated as of December 19, 2022, by and among the Company and the Secured Parties (as the same may be amended, restated, supplemented or otherwise modified from time-to-time, the “Security Purchase Contract”), the Company is issuing to the Secured Parties (i) an aggregate principal amount of $15,000,000 of Closing Advances, and up to an aggregate principal amount of $50,000,000 of Advances and Pre-Paid Tranches during the term of the Security Purchase Contract, in each case convertible into shares of Common Stock on the terms set forth therein (all such Advances and Pre-Paid Tranches, as the same may be amended, supplemented, restated or modified and in effect from time to time, the “Secured Advances”) and (ii) certain Warrants (as such Warrants may be amended, supplemented, restated or modified and in effect from time to time);

WHEREAS, the Closing Advances, and any other Secured Advances to be acquired by the Secured Parties after the date hereof, have been or will be acquired by the Secured Parties at a purchase price equal to 90% of the aggregate principal amount thereof, in accordance with the terms of the Security Purchase Contract; and

WHEREAS, in consideration for the financial accommodations of the Secured Parties as set forth in the Security Purchase Contract and the Secured Advances, each Debtor has agreed to secure such Debtor’s obligations under the Security Purchase Contract and the Secured Advances, as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used herein without definition and defined in the Security Purchase Contract are used herein as defined therein. In addition, as used herein:

“Accounts” means any “account,” as such term is defined in the UCC, and, in any event, shall include, without limitation, “supporting obligations” as defined in the UCC.

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC.

“Collateral” shall have the meaning ascribed thereto in Section 3 hereof.

“Collateral Agent” shall have the meaning ascribed thereto in the Preamble.

“Commercial Tort Claims” means “commercial tort claims”, as such term is defined in the UCC.

“Contracts” means all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which a Debtor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Copyrights” means any copyrights, rights and interests in copyrights, works protectable by copyrights, copyright registrations and copyright applications, including, without limitation, the copyright registrations and applications listed on Schedule III attached hereto (if any), and all renewals of any of the foregoing, all income, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

“Deposit Accounts” means all “deposit accounts” as such term is defined in the UCC, now or hereafter held in the name of a Debtor.

“Documents” means any “documents,” as such term is defined in the UCC, and shall include, without limitation, all documents of title (as defined in the UCC), bills of lading or other receipts evidencing or representing Inventory or Equipment.

“Equipment” means any “equipment,” as such term is defined in the UCC and, in any event, shall include Motor Vehicles.

“Event of Default” shall have the meaning set forth in the Secured Advances.

“Excluded Account” means any Deposit Account of the Company or any Subsidiary that is used solely to pay not more than, at any given time, one month of payroll, employee wage and benefit payments and payroll taxes.

“Excluded Assets” means any Excluded Account or any lease, license or other agreement or any property subject to a capital lease, purchase money security interest or similar arrangement, to the extent that a grant of a Lien thereon in favor of an applicable Secured Party would violate or invalidate such lease, license, agreement or capital lease, purchase money security interest or similar arrangement or create a right of termination in favor of any other party thereto (other than the Debtors), so long as such provision exists and so long as such lease, license or agreement was not entered into in contemplation of circumventing the obligation to provide Collateral hereunder or in violation of the Security Purchase Contract, other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law including the bankruptcy code, or principles of equity.

“General Intangibles” means any “general intangibles,” as such term is defined in the UCC, and, in any event, shall include, without limitation, all right, title and interest in or under any Contract, models, drawings, materials and records, claims, literary rights, goodwill, rights of performance, Copyrights, Trademarks, Patents, warranties, rights under insurance policies and rights of indemnification.

“Goods” means any “goods”, as such term is defined in the UCC, including, without limitation, fixtures and embedded Software to the extent included in “goods” as defined in the UCC.

“Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government over any Debtor or any of its subsidiaries, or any of their respective properties, assets or undertakings.

“Instruments” means any “instrument,” as such term is defined in the UCC, and shall include, without limitation, promissory notes, drafts, bills of exchange, trade acceptances, letters of credit, letter of credit rights (as defined in the UCC), and Chattel Paper.

“Inventory” means any “inventory,” as such term is defined in the UCC.

“Investment Property” means any “investment property”, as such term is defined in the UCC.

“Liens” has the meaning set forth in the Security Purchase Contract.

“Motor Vehicles” shall mean motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

“Obligations” means all obligations, liabilities and indebtedness of every nature of Debtors from time to time owed or owing under or in respect of the Security Purchase Contract or any outstanding Secured Advances, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a bankruptcy, insolvency or similar proceeding under applicable federal, state, foreign or other law and whether or not an allowed claim in any such proceeding.

“Patents” means any patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein, all patentable inventions and those patents and patent applications listed on Schedule IV attached hereto (if any), and the reissues, divisions, continuations, renewals, extensions, foreign equivalents, and continuations-in-part of any of the foregoing, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

“Permitted Indebtedness” has the meaning set forth in the Secured Advances.

“Permitted Lien” has the meaning set forth in the Secured Advances.

“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, includes, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority), and (c) any and all other amounts from time to time paid or payable under, in respect of or in connection with any of the Collateral.

“Representative” means any Person acting as agent, representative or trustee on behalf of the Collateral Agent from time-to-time.

“Secured Parties” shall mean the Collateral Agent and each of the purchasers party to this Agreement, together with their respective successors and assigns.

“Software” means all “software” as such term is defined in the UCC, now owned or hereafter acquired by a Debtor, other than software embedded in any category of Goods, including, without limitation, all computer programs and all supporting information provided in connection with a transaction related to any program.

“Trademarks” means any trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, the trademarks and applications listed in Schedule V attached hereto (if any) and renewals and foreign equivalents thereof, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

“Transaction Documents” means the Security Purchase Contract, the Secured Advances, the Warrants, and any other related agreements.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of Florida or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

Section 2. Representations, Warranties and Covenants of the Debtors. Each Debtor represents and warrants to, and covenants with, the Collateral Agent and each Secured Party as follows:

(a) Subject to the Permitted Liens, such Debtor has or will have rights in and the power to transfer the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof (subject, with respect to after acquired Collateral, to such Debtor acquiring the same) and no Lien other than a Permitted Lien exists or will exist upon such Collateral at any time.

(b) Subject to the Permitted Liens, this Agreement is effective to create in favor of the Collateral Agent a valid security interest in and Lien upon all of such Debtor’s right, title and interest in and to the Collateral, and upon (i) the filing of appropriate UCC financing statements in the jurisdictions listed on Schedule I attached hereto, (ii) filings in the United States Patent and Trademark Office, or United States Copyright Office with respect to Collateral that constitutes Patents and Trademarks, or Copyrights, as the case may be, (iii) the delivery to the Collateral Agent of the Pledged Collateral together with assignments in blank, and (iv) delivery to the Collateral Agent or its Representative of Instruments duly endorsed by such Debtor or accompanied by appropriate instruments of transfer duly executed by such Debtor with respect to Instruments not constituting Chattel Paper, such security interest will be a duly perfected first priority perfected security interest (subject to Permitted Indebtedness) in all of the Collateral other than Deposit Accounts.

(c) All of the Equipment, Inventory and Goods owned by such Debtor is located at the places as specified on Schedule I attached hereto. Except as disclosed on Schedule I, none of the Collateral is in the possession of any bailee, warehousemen, processor or consignee. Schedule I discloses such Debtor’s name as of the date hereof as it appears in official filings in the state or province, as applicable, of its incorporation, formation or organization, the type of entity of such Debtor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by such Debtor’s state of incorporation, formation or organization (or a statement that no such number has been issued), such Debtor’s state or province, as applicable, of incorporation, formation or organization and the chief place of business, chief executive office and the office where such Debtor keeps its books and records and the states in which such Debtor conducts its business. Such Debtor has only one state or province, as applicable, of incorporation, formation or organization. Such Debtor does not do business and has not done business during the past five years under any trade name or fictitious business name except as disclosed on Schedule II attached hereto.

(d) No Copyrights, Patents or Trademarks listed on Schedules III, IV and V, respectively, if any, have been adjudged invalid or unenforceable or have been canceled, in whole or in part, or are not presently subsisting. Each of such Copyrights, Patents and Trademarks (if any) is valid and enforceable. Subject to the Permitted Lien, such Debtor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of such Copyrights, Patents and Trademarks, identified on Schedules III, IV and V, as applicable, as being owned by such Debtor, free and clear of any liens (subject to the Permitted Lien), charges and encumbrances, including without limitation licenses, shop rights and covenants by such Debtor not to sue third persons. Such Debtor has adopted, used and is currently using, or has a current bona fide intention to use, all of such Trademarks and Copyrights. Such Debtor has no notice of any suits or actions commenced or threatened with reference to the Copyrights, Patents or Trademarks owned by it.

(e) Each Debtor agrees to deliver to the Collateral Agent an updated Schedule I, II, III, IV and/or V within five Trading Days of any material change thereto. Notwithstanding any change in status of a Subsidiary to an Excluded Subsidiary or any other type of subsidiary during the term of this Agreement, any such Collateral pledged as part of Schedule I, II, III, IV and/or V shall remain part of the pledged Collateral for the term of this Agreement subject to Permitted Liens.

(f) Such Debtor does not own any Commercial Tort Claim except for those disclosed on Schedule VII hereto (if any).

(g) Such Debtor does not have any interest in owned real property with respect to real property except as disclosed on Schedule VIII (if any). Each Debtor shall deliver to the Collateral Agent a revised version of Schedule VIII showing any changes thereto within 10 Trading Days of any such change.

(h) All Equipment (including, without limitation, Motor Vehicles) owned by a Debtor and subject to a certificate of title or ownership statute is described on Schedule IX hereto.

Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, each Debtor hereby pledges and grants to the Collateral Agent, for the benefit of itself and each Secured Party, a Lien on and security interest in and to all of such Debtor’s right, title and interest in the following properties and assets of such Debtor, whether now owned by such Debtor or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as “Collateral”):

(a) all Instruments, together with all payments thereon or thereunder:

(b) all Accounts;

(c) all Inventory;

(d) all General Intangibles (including payment intangibles (as defined in the UCC) and Software);

(e) all Equipment;

(f) all Documents;

(g) all Contracts;

(h) all Goods;

(i) all Investment Property, including without limitation all equity interests now owned or hereafter acquired by such Debtor;

(j) all Deposit Accounts, including, without limitation, the balance from time to time in all bank accounts maintained by such Debtor;

(k) all Commercial Tort Claims specified on Schedule VII;

(l) all Trademarks, Patents and Copyrights; and

(m) all other tangible and intangible property of such Debtor, including, without limitation, all interests in real property, domain names, Proceeds, tort claims, products, accessions, rents, profits, income, benefits, substitutions, additions and replacements of and to any of the property of such Debtor described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon, insurance claims and all rights, claims and benefits against any Person relating thereto), other rights to payments not otherwise included in the foregoing, and all books, correspondence, files, records, invoices and other papers, including without limitation all tapes, cards, computer runs, computer programs, computer files and other papers, documents and records in the possession or under the control of such Debtor, or any computer bureau or service company from time to time acting for such Debtor.

Notwithstanding anything to the contrary contained herein or in any Transaction Document, in no event shall the security interest granted herein or therein attach to any Excluded Assets.

Section 4. Covenants; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, each Debtor hereby agrees as follows:

4.1 Delivery and Other Perfection; Maintenance, etc.

(a) Delivery of Instruments, Documents, Etc. Each Debtor shall deliver and pledge to the Collateral Agent or its Representative any and all Instruments, negotiable Documents, Chattel Paper and certificated securities (accompanied by stock powers executed in blank, which stock powers may be filled in and completed at any time upon the occurrence of any Event of Default) duly endorsed and/or accompanied by such instruments of assignment and transfer executed by such Debtor in such form and substance as the Collateral Agent or its Representative may request; provided, that so long as no Event of Default shall have occurred and be continuing, each Debtor may retain for collection in the ordinary course of business any Instruments, negotiable Documents and Chattel Paper received by such Debtor in the ordinary course of business, and the Collateral Agent or its Representative shall, promptly upon request of a Debtor, make appropriate arrangements for making any other Instruments, negotiable Documents and Chattel Paper pledged by such Debtor available to such Debtor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Collateral Agent or its Representative, against a trust receipt or like document). If a Debtor retains possession of any Chattel Paper, negotiable Documents or Instruments pursuant to the terms hereof, such Chattel Paper, negotiable Documents and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of L1 Capital Global Opportunities Master Fund, Ltd. in its capacity as Collateral Agent for the benefit of the Secured Parties.” Within sixty (60) days after the Closing Date (or such later date as may be permitted by the Collateral Agent in its sole discretion), the Collateral Agent shall have received a control agreement in form and substance reasonably satisfactory to it with respect to the Debtor’s Deposit Accounts (other than Excluded Accounts). The control agreement shall provide that upon receipt of notice of an Event of Default under the Security Purchase Contract and the lapse of any time to cure (to the extent that the Security Purchase Contract provides for a time to cure), the banking institution shall no longer permit funds to leave the deposit accounts subject to the control agreement.

(b) Other Documents and Actions. Each Debtor shall give, execute, deliver, file and/or record any financing statement, registration, notice, instrument, document, agreement, Mortgage or other papers that may be necessary or desirable (in the reasonable judgment of the Collateral Agent or its Representative) to create, preserve, perfect or validate the security interest granted pursuant hereto (or any security interest or mortgage contemplated or required hereunder, including with respect to Section 2(h) of this Agreement) or to enable the Collateral Agent or its Representative to exercise and enforce the rights of the Secured Parties hereunder with respect to such pledge and security interest, provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (d) below. Notwithstanding the foregoing each Debtor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements (and other similar filings or registrations under other applicable laws and regulations pertaining to the creation, attachment, or perfection of security interests) and amendments thereto that (i) indicate the Collateral (A) as all assets of such Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Debtor is an organization, the type of organization and any organization identification number issued to such Debtor, and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. Each Debtor agrees to furnish any such information to the Collateral Agent promptly upon request. Each Debtor also ratifies its authorization for the Collateral Agent to have filed in any jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

(c) Books and Records. Each Debtor shall maintain at its own cost and expense complete and accurate books and records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Upon the occurrence and during the continuation of any Event of Default, each Debtor shall deliver and turn over any such books and records (or true and correct copies thereof) to the Collateral Agent or its Representative at any time on demand. Each Debtor shall permit the Collateral Agent or any Representative of the Collateral Agent to inspect such books and records at any time during reasonable business hours and will provide photocopies thereof at such Debtor’s expense to the Collateral Agent or its Representative upon request of the Collateral Agent or its Representative.

(d) Notice to Account Debtors; Verification. Upon the occurrence and during the continuance of any Event of Default, (i) upon request of the Collateral Agent or its Representative, each Debtor shall promptly notify (and each Debtor hereby authorizes the Collateral Agent and its Representative so to notify) each account debtor in respect of any Accounts or Instruments or other Persons obligated on the Collateral that such Collateral has been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent, and (ii) the Collateral Agent and its Representative shall have the right at any time or times to make direct verification with the account debtors or other Persons obligated on the Collateral of any and all of the Accounts or other such Collateral.

(e) Intellectual Property. Each Debtor represents and warrants that the Copyrights, Patents and Trademarks listed on Schedules III, IV and V, respectively (if any), constitute all of the registered Copyrights and all of the Patents and Trademarks now owned by such Debtor. If such Debtor shall (i) obtain rights to any new patentable inventions, any registered Copyrights or any Patents or Trademarks, or (ii) become entitled to the benefit of any registered Copyrights or any Patents or Trademarks or any improvement on any Patent, the provisions of this Agreement above shall automatically apply thereto and such Debtor shall give to the Collateral Agent prompt written notice thereof. Each Debtor hereby authorizes the Collateral Agent to modify this Agreement by amending Schedules III, IV and V, as applicable, to include any such registered Copyrights or any such Patents and Trademarks. Each Debtor shall have the duty (i) to prosecute diligently any patent, trademark, or service mark applications pending as of the date hereof or hereafter, (ii) to preserve and maintain all rights in the Copyrights, Patents and Trademarks and (iii) to ensure that the Copyrights, Patents and Trademarks are and remain enforceable. Any expenses incurred in connection with such Debtor’s obligations under this Section 4.1(e) shall be borne by such Debtor. Except for any such items that a Debtor reasonably believes (using prudent industry customs and practices) are no longer necessary for the on-going operations of its business, no Debtor shall abandon any material right to file a patent, trademark or service mark application, or abandon any pending patent, trademark or service mark application or any other Copyright, Patent or Trademark without the prior written consent of the Collateral Agent.

(f) Further Identification of Collateral. Each Debtor will, when and as often as requested by the Collateral Agent or its Representative, furnish to the Collateral Agent or such Representative, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent or its Representative may reasonably request, all in reasonable detail.

(g) Investment Property. Each Debtor will take any and all actions reasonably required or requested by the Collateral Agent or its Representative, from time to time, to (i) cause the Collateral Agent to obtain exclusive control of any Investment Property owned by such Debtor in a manner acceptable to the Collateral Agent and (ii) obtain from any issuers of Investment Property and such other Persons written confirmation of the Collateral Agent’s control over such Investment Property. For purposes of this Section 4.1(g), the Collateral Agent shall have exclusive control of Investment Property if (i) such Investment Property consists of certificated securities and a Debtor delivers such certificated securities to the Collateral Agent (with appropriate endorsements if such certificated securities are in registered form); (ii) such Investment Property consists of uncertificated securities and either (x) a Debtor delivers such uncertificated securities to the Collateral Agent or (y) the issuer thereof agrees, pursuant to documentation in form and substance satisfactory to the Collateral Agent, that it will comply with instructions originated by the Collateral Agent without further consent by such Debtor, and (iii) such Investment Property consists of security entitlements and either (x) the Collateral Agent becomes the entitlement holder thereof or (y) the appropriate securities intermediary agrees, pursuant to the documentation in form and substance satisfactory to the Collateral Agent, that it will comply with entitlement orders originated by the Collateral Agent without further consent by any Debtor.

(h) Commercial Tort Claims. Each Debtor shall promptly notify the Collateral Agent of any Commercial Tort Claim acquired by it that concerns a claim in excess of $50,000 and unless otherwise consented to by the Collateral Agent, such Debtor shall enter into a supplement to this Agreement granting to the Secured Parties a Lien on and security interest in such Commercial Tort Claim.

4.2 Other Liens. Other than Permitted Liens as defined in the Secured Advances, Debtors will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Indebtedness, and will defend the right, title and interest of the Secured Parties in and to the Collateral and in and to all Proceeds thereof against the claims and demands of all Persons whatsoever.

4.3 Preservation of Rights. Whether or not any Event of Default has occurred or is continuing, the Collateral Agent and its Representative may, but shall not be required to, take any steps the Collateral Agent or its Representative reasonably deems necessary or appropriate to preserve any Collateral or any rights against third parties to any of the Collateral, including obtaining insurance for the Collateral at any time or pay maintenance fees for intellectual property rights when such Debtor has failed to do so, and Debtors shall promptly pay, or reimburse the Collateral Agent for, all expenses incurred in connection therewith.

4.4 Formation of Subsidiaries; Name Change; Location; Bailees.

(a) No Debtor shall form or acquire any Subsidiary (other than an Excluded Subsidiary) unless (i) within thirty (30) days of such formation or acquisition, (A) such Debtor pledges all of the stock or equity interests of such Subsidiary to the Secured Parties pursuant to an agreement in a form agreed to by the Collateral Agent and (B) such Subsidiary becomes a party to this Agreement and all other applicable Transaction Documents and (ii) the formation or acquisition of such Subsidiary is not prohibited by the terms of the Transaction Documents.

(b) No Debtor shall (i) reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof, or (ii) otherwise change its name, identity or corporate structure, in each case, without the prior written consent of the Collateral Agent, which consent shall not be unreasonably withheld. Each Debtor will notify the Collateral Agent promptly in writing prior to any such change in the proposed use by such Debtor of any tradename or fictitious business name other than any such name set forth on Schedule II attached hereto.

(c) Except for the sale of Inventory in the ordinary course of business and other sales of assets expressly permitted by the terms of the Security Purchase Contract, each Debtor will keep the Collateral at the locations specified in Schedule I. Each Debtor will give the Collateral Agent thirty (30) day’s prior written notice of any change in such Debtor’s chief place of business or of any new location for any of the Collateral.

(d) If any Collateral is at any time in the possession or control of any warehousemen, bailee, consignee or processor, such Debtor shall, upon the request of the Collateral Agent or its Representative, notify such warehousemen, bailee, consignee or processor of the Lien and security interest created hereby and shall instruct such Person to hold all such Collateral for Secured Parties account(s) subject to the Collateral Agent’s instructions.

(e) Each Debtor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Collateral Agent and agrees that it will not do so without the prior written consent of the Collateral Agent, subject to such Debtor’s rights under Section 9-509(d)(2) to the UCC.

(f) No Debtor shall enter into any Contract that restricts or prohibits the grant to any Secured Party of a security interest in Accounts, Chattel Paper, Instruments or payment intangibles or the proceeds of the foregoing.

4.5 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing subject to the Permitted Lien:

(a) each Debtor shall, at the request of the Collateral Agent or its Representative, assemble the Collateral and make it available to the Collateral Agent or its Representative at a place or places designated by the Collateral Agent or its Representative which are reasonably convenient to the Collateral Agent or its Representative, as applicable, and such Debtor;

(b) the Collateral Agent or its Representative may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(c) the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not said UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to: (i) exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and each Debtor agrees to take all such action as may be appropriate to give effect to such right) and (ii) the appointment of a receiver or receivers for all or any part of the Collateral or business of a Debtor, whether such receivership be incident to a proposed sale or sales of such Collateral or otherwise and without regard to the value of the Collateral or the solvency of any person or persons liable for the payment of the Obligations secured by such Collateral. Each Debtor hereby consents to the appointment of such receiver or receivers, waives any and all defenses to such appointment and agrees that such appointment shall in no manner impair, prejudice or otherwise affect the rights of the Collateral Agent or any Secured Party under this Agreement. Each Debtor hereby expressly waives notice of a hearing for appointment of a receiver and the necessity for bond or an accounting by the receiver;

(d) the Collateral Agent or its Representative in its discretion may, in the name of the Collateral Agent or in the name of a Debtor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(e) the Collateral Agent or its Representative may take immediate possession and occupancy of any premises owned, used or leased by a Debtor and exercise all other rights and remedies which may be available to the Collateral Agent or a Secured Party;

(f) the Collateral Agent may, upon reasonable notice (such reasonable notice to be determined by the Collateral Agent in its sole and absolute discretion, which shall not be less than 10 days), with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent or its Representative, sell, lease, license, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or anyone else may be the purchaser, lessee, licensee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Debtors, any such demand, notice and right or equity being hereby expressly waived and released. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and

(g) the rights, remedies and powers conferred by this Section 4.5 are in addition to, and not in substitution for, any other rights, remedies or powers that the Collateral Agent or any Secured Party may have under any Transaction Document, at law, in equity or by or under the UCC or any other statute or agreement. The Collateral Agent may proceed by way of any action, suit or other proceeding at law or in equity and no right, remedy or power of the Collateral Agent will be exclusive of or dependent on any other. The Collateral Agent may exercise any of its rights, remedies or powers separately or in combination and at any time.

The proceeds of each collection, sale or other disposition under this Section 4.5 shall be applied in accordance with Section 4.8 hereof.

4.6 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, Debtors shall remain jointly and severally liable for any deficiency.

4.7 Private Sale. Each Debtor recognizes that the Collateral Agent may be unable to effect a public sale of any or all of the Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof. Each Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and each Debtor agrees that it is not commercially unreasonable for the Collateral Agent to engage in any such private sales or dispositions under such circumstances. The Collateral Agent shall be under no obligation to delay a sale of any of the Collateral to permit a Debtor to register such Collateral for public sale under the Act, or under applicable state securities laws, even if Debtors would agree to do so. The Collateral Agent shall not incur any liability as a result of the sale of any such Collateral, or any part thereof, at any private sale provided for in this Agreement conducted in a commercially reasonable manner, and so long as the Collateral Agent conducts such sale in a commercially reasonable manner each Debtor hereby waives any claims against the Collateral Agent or any Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

Each Debtor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion or all of any such Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Debtor’s expense. Each Debtor further agrees that a breach of any of the covenants contained in this Section 4.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 4.7 shall be specifically enforceable against Debtors by Collateral Agent of behalf of each Secured Party, and each Debtor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

4.8 Application of Proceeds. The proceeds of any collection, sale or other realization of all or any part of the Collateral, and any other cash at the time held by the Collateral Agent under this Agreement, shall be applied to the Obligations in accordance with the Pro Rata Portion of each Secured Party.

4.9 Attorney-in-Fact. Each Debtor hereby irrevocably constitutes and appoints the Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Debtor and in the name of such Debtor or in its own name, from time to time in the discretion of the Collateral Agent, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to perfect or protect any security interest granted hereunder, to maintain the perfection or priority of any security interest granted hereunder, or to otherwise accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, hereby gives the Collateral Agent the power and right, on behalf of such Debtor, without notice to or assent by such Debtor (to the extent permitted by applicable law), to do the following:

(a) to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement;

(b) upon the occurrence and during the continuation of an Event of Default, to ask, demand, collect, receive and give acquittance and receipts for any and all moneys due and to become due under any Collateral and, in the name of such Debtor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

(c) to pay or discharge charges or liens levied or placed on or threatened against the Collateral, to effect any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor;

(d) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Collateral Agent or as the Collateral Agent shall direct, and to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral;

(e) upon the occurrence and during the continuation of an Event of Default, to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other Documents constituting or relating to the Collateral;

(f) upon the occurrence and during the continuation of an Event of Default, to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

(g) upon the occurrence and during the continuation of an Event of Default, to defend any suit, action or proceeding brought against a Debtor with respect to any Collateral;

(h) upon the occurrence and during the continuation of an Event of Default, to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate;

(i) to the extent that a Debtor’s authorization given in Section 4.1(b) of this Agreement is not sufficient to file such financing statements with respect to this Agreement, with or without such Debtor’s signature, or to file a photocopy of this Agreement in substitution for a financing statement, as the Collateral Agent may deem appropriate and to execute in such Debtor’s name such financing statements and amendments thereto and continuation statements which may require such Debtor’s signature;

(j) upon the occurrence and during the continuation of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owners thereof for all purposes; and

(k) to do, at the Collateral Agent’s option and at such Debtor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent reasonably deems necessary to protect or preserve or, upon the occurrence and during the continuation of an Event of Default, realize upon the Collateral and the Secured Parties’ Liens therein, in order to effect the intent of this Agreement, all as fully and effectively as such Debtor might do.

Each Debtor hereby ratifies, to the extent permitted by law, all that such attorneys lawfully do or cause to be done by virtue hereof provided the same is performed in a commercially reasonable manner. The power of attorney granted hereunder is a power coupled with an interest and shall be irrevocable until the Obligations are indefeasibly paid in full in cash and this Agreement is terminated in accordance with Section 4.11 hereof.

Each Debtor also authorizes the Collateral Agent, at any time from and after the occurrence and during the continuation of any Event of Default, (1) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Debtor in and under the Contracts hereunder and other matters relating thereto and (2) to execute, in connection with any sale of Collateral provided for in Section 4.5 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

4.10 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, each Debtor shall:

(a) file such financing statements, assignments for security and other documents in such offices as may be necessary or as the Collateral Agent or the Representative may request to perfect the security interests granted by Section 3 of this Agreement; provided that if the Debtor has not done so, the Collateral Agent may do so at any later time at the sole cost of the Debtors; and

(b) at the Collateral Agent’s request, deliver to the Collateral Agent or its Representative the originals of all Instruments together with, in the case of Instruments constituting promissory notes, allonges attached thereto showing such promissory notes to be payable to the order of a blank payee.

4.11 Termination; Partial Release of Collateral. This Agreement and the Liens and security interests granted hereunder shall not terminate until the full and complete performance and indefeasible satisfaction (including, to the extent applicable, through the conversion in full into Common Stock of any outstanding Secured Advance) of all of the Obligations (i) under the Secured Advances (including, without limitation, the indefeasible payment in full in cash or the conversion in full into Common Stock of all of the Obligations under the outstanding Secured Advances), and/or (ii) that have arisen under the Security Purchase Contract and remain outstanding on or prior to the payment or other satisfaction of the Obligations under any outstanding Secured Advance ((i) and (ii) being, collectively, the “Advance Payment Obligations”), whereupon the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral to or on the order of Debtors. The Collateral Agent shall also execute and deliver to Debtors upon such termination and at Debtors’ expense such UCC termination statements, certificates for terminating the liens on the Motor Vehicles (if any) and such other documentation as shall be reasonably requested by Debtors or otherwise necessary to effect the termination and release of all Liens and security interests in favor of the Collateral Agent affecting the Collateral. Notwithstanding anything to the contrary in this Agreement, upon full and complete satisfaction of the Advance Payment Obligations, each Debtor’s obligations under this Agreement shall immediately terminate and any Liens shall thereupon be void.

4.12 Further Assurances. At any time and from time to time, upon the written request of the Collateral Agent or its Representative, and at the sole expense of Debtors, Debtors will promptly and duly execute and deliver any and all such further instruments, documents and agreements and take such further actions as the Collateral Agent or its Representative may reasonably require in order for the Collateral Agent to obtain the full benefits of this Agreement and of the rights and powers herein granted in favor of the Collateral Agent, including, without limitation, using Debtors’ best efforts to secure all consents and approvals necessary or appropriate for the assignment to the Collateral Agent of any Collateral held by Debtors or in which a Debtor has any rights not heretofore assigned, the filing of any financing or continuation statements under the UCC with respect to the liens and security interests granted hereby, transferring Collateral to the Collateral Agent’s possession (if a security interest in such Collateral can be perfected by possession), placing the interest of the Collateral Agent as lienholder on the certificate of title of any Motor Vehicle, and obtaining waivers of liens from landlords and mortgagees. Each Debtor also hereby authorizes the Collateral Agent and its Representative to file any such financing or continuation statement without the signature of such Debtor to the extent permitted by applicable law.

4.13 Limitation on Duty of Secured Party. The powers conferred on the Collateral Agent under this Agreement are solely to protect the Collateral Agent’s interest on behalf of itself and the other Secured Parties in the Collateral and shall not impose any duty upon it to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither the Collateral Agent nor its Representative nor any of their respective officers, directors, employees or agents shall be responsible to Debtors for any act or failure to act, except for gross negligence or willful misconduct. Without limiting the foregoing, the Collateral Agent and any Representative shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in their possession if such Collateral is accorded treatment substantially equivalent to that which the Collateral Agent or any Representative, in its individual capacity, accords its own property consisting of the type of Collateral involved, it being understood and agreed that neither the Collateral Agent nor any Representative shall have any responsibility for taking any necessary steps (other than steps taken in accordance with the standard of care set forth above) to preserve rights against any Person with respect to any Collateral.

Also without limiting the generality of the foregoing, neither the Collateral Agent nor any Representative shall have any obligation or liability under any Contract or license by reason of or arising out of this Agreement or the granting to the Collateral Agent of a security interest therein or assignment thereof or the receipt by the Collateral Agent or any Representative of any payment relating to any Contract or license pursuant hereto, nor shall the Collateral Agent or any Representative be required or obligated in any manner to perform or fulfill any of the obligations of Debtors under or pursuant to any Contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or license, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Section 5. Miscellaneous.

5.1 No Waiver. No failure on the part of the Collateral Agent or any of its Representatives to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Collateral Agent or any of its Representatives of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

5.2 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Security Agreement shall be governed by and construed in accordance with the Laws of the State of Florida.

5.3 Notices. All notices, approvals, requests, demands and other communications hereunder shall be delivered or made in the manner set forth in, and shall be effective in accordance with the terms of, the Security Purchase Contract. Debtors and Collateral Agent may change their respective notice addresses by written notice given to each other party five days prior to the effectiveness of such change.

5.4 Amendments, Etc. The parties hereto hereby acknowledge and agree that the waiver, amendment and other provisions in Section 5.5 of the Security Purchase Contract shall apply to this Agreement and are incorporated herein as though set forth in full. Any such amendment or waiver shall be binding upon all the Secured Parties (including the Collateral Agent in its capacity as a Secured Party) and the Debtor(s) sought to be charged or benefited thereby and their respective successors and assigns.

5.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto, provided, that no Debtor shall assign or transfer its rights hereunder without the prior written consent of each Secured Party. Any Secured Party, including the Collateral Agent in its capacity as a Secured Party, may assign its rights hereunder without the consent of Debtors, in which event such assignee shall be deemed to be a Secured Party and/or Collateral Agent, as applicable, hereunder with respect to such assigned rights.

5.6 Counterparts; Headings. This Agreement may be authenticated in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may authenticate this Agreement by signing any such counterpart. This Agreement may be authenticated by manual signature or facsimile, .pdf or similar electronic signature, all of which shall be equally valid. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

5.7 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent, its Representative and each other Secured Party (and all of their respective successors and assigns) in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

5.8 Exclusive Jurisdiction. Any action, proceeding or claim arising out of, or relating in any way to, this Agreement shall be brought and enforced only as provided in the Security Purchase Contract.

5.9 Waiver of Right to Trial by Jury. Each Debtor and each Secured Party waive their respective rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this Agreement or the transactions contemplated hereby, in any action, proceeding or other litigation of any type brought by any of the parties against any other party or parties, whether with respect to contract claims, tort claims, or otherwise. Each Debtor and each Secured Party agree that any such claim or cause of action shall be tried by a court trial without a jury. Without limiting the foregoing, the parties further agree that their respective right to a trial by jury is waived by operation of this Section 5.9 as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this agreement or any provision hereof. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement.

5.10 Joint and Several. The obligations, covenants and agreements of Debtors hereunder shall be the joint and several obligations, covenants and agreements of each Debtor, whether or not specifically stated herein without preferences or distinction among them.

5.11 Collateral Agent and Secured Parties Indemnification.

(a) Each Secured Party has, pursuant to the Security Purchase Contract, designated and appointed the Collateral Agent as the administrative agent of such Secured Party under this Agreement and the related agreements.

(b) Nothing in this Section 5.11 shall be deemed to limit or otherwise affect the rights of the Collateral Agent to exercise any remedy provided in this Agreement or any other Transaction Document.

(c) If pursuant to any Transaction Document a Secured Party (including the Collateral Agent) is given the discretion to allocate proceeds received by such Secured Party (including the Collateral Agent) pursuant to the exercise of remedies under the Transaction Documents or at law or in equity (including without limitation with respect to any secured creditor remedies exercised against the Collateral and any other collateral security provided for under any Transaction Document), the Collateral Agent shall apply such proceeds to the then outstanding Obligations in the following order of priority (with amounts received being applied in the numerical order set forth below until exhausted prior to the application to the next succeeding category and each Secured Party entitled to payment shall receive an amount equal to its Pro Rata Portion of amounts available to be applied pursuant to clauses second, third and fourth below):

first, to payment of fees, costs and expenses (including reasonable attorney’s fees) owing to the Collateral Agent;

second, to payment of all accrued unpaid interest and fees (other than fees owing to Collateral Agent) on the Obligations;

third, to payment of principal of the Obligations;

fourth, to payment of any other amounts owing constituting Obligations; and

fifth, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.

(d) Each Debtor agrees, jointly and severally, to indemnify, defend and hold harmless the Collateral Agent (both in its capacity as collateral agent hereunder and as a Secured Party), every other Secured Party, their respective successors and assigns and all of their respective officers, directors, shareholders, members, managers, partners, employees, attorneys and agents, and any Person in control of any thereof, from and against any claims, debts, liabilities, losses, demands, obligations, actions, causes of action, fines, penalties, costs and expenses (including attorneys’ fees and consultants’ fees), of every nature, character and description (each, an “Indemnified Liability” and collectively the “Indemnified Liabilities”), under federal and state securities laws or otherwise insofar as such Indemnified Liability arises out of or is based upon any of the transactions contemplated by this Agreement, any other Transaction Document, any of the Obligations, or any other cause or thing whatsoever occurred, done, omitted or suffered to be done by a Debtor relating to any Secured Party or the Obligations (except any such amounts sustained or incurred solely as the result of the gross negligence or willful misconduct of such Secured Party(ies), as finally determined by a court of competent jurisdiction). If and to the extent that the foregoing undertakings in this paragraph may be unenforceable for any reason, each Debtor agrees to jointly and severally make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of each Debtor under this Section 5.11(d) shall survive any termination of this Agreement or any other Transaction Document.

5.12 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.13 Entire Agreement; Amendment. This Agreement, together with the other transaction documents, supersedes all other prior oral or written agreements between the Secured Parties, the Collateral Agent, the Debtors, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, together with the other transaction documents and the other instruments referenced herein and therein, contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the secured party nor any Debtor makes any representation, warranty, covenant or undertaking with respect to such matters. As of the date of this Agreement, there are no unwritten agreements between the parties with respect to the matters discussed herein. No provision of this Agreement may be amended, modified or supplemented other than by an instrument in writing signed by the Debtors and the Secured Party.

- Remainder of Page Intentionally Left Blank; Signature Page Follows -

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

DEBTORS:

Ascent Solar Technologies, Inc., a Delaware corporation

By:	/s/ Jeffrey A. Max
	Name:	Jeffrey A. Max
	Title:	President and Chief Executive Officer

Signature Page to Security Agreement

COLLATERAL AGENT:

L1 Capital Global Opportunities Master Fund, LTD. a business entity organized under the laws of the Cayman Islands, in its capacity as Collateral Agent for the Secured Parties

By:	/s/ David Feldman
Name: David Feldman
Title: Portfolio Manager

PURCHASERS:

L1 CAPITAL GLOBAL OPPORTUNITIES MASTER FUND, LTD.

By:	/s/ David Feldman
Name: David Feldman
Title: Portfolio Manager

SABBY VOLATILITY WARRANT MASTER FUND, LTD.

By:	/s/ Robert Grundstein
Name: Robert grundstein
Title: COO of Investment Manager

EXHIBIT A

Form of Joinder

Joinder to Security Agreement

The undersigned, ______________________________, hereby joins in the execution of that certain Security Agreement dated as of __________________, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) by the Debtors (as defined therein), the Secured Parties (as defined therein), and each other Person that becomes a Debtor or a Secured Party thereunder after the date thereof and hereof and pursuant to the terms thereof, to and in favor of L1 Capital Global Opportunities Master Fund, Ltd. a business entity organized under the laws of the Cayman Islands, in its capacity as Collateral Agent for the Secured Parties. By executing this Joinder, the undersigned hereby agrees that it is a Debtor thereunder and agrees to be bound by all of the terms and provisions of the Security Agreement. The undersigned represents and warrants that the representations and warranties set forth in the Security Agreement are, with respect to the undersigned, true and correct as of the date hereof.

The undersigned represents and warrants to Secured Party that:

(a) all of the Equipment, Inventory and Goods owned by such Debtor is located at the places as specified on Schedule I and such Debtor conducts business in the jurisdiction set forth on Schedule I;

(b) except as disclosed on Schedule I, none of such Collateral is in the possession of any bailee, warehousemen, processor or consignee;

(c) the chief place of business, chief executive office and the office where such Debtor keeps its books and records are located at the place specified on Schedule I;

(d) such Debtor (including any Person acquired by such Debtor) does not do business or has not done business during the past five years under any tradename or fictitious business name, except as disclosed on Schedule II;

(e) all Copyrights, Patents and Trademarks owned or licensed by the undersigned are listed in Schedules III, IV and V, respectively;

(f) all Deposit Accounts, securities accounts, brokerage accounts and other similar accounts maintained by such Debtor, and the financial institutions at which such accounts are maintained, are listed on Schedule VI;

(g) all Commercial Tort Claims of such Debtor are listed on Schedule VII;

(h) all interests in real property and mining rights held by such Debtor are listed on Schedule VIII;

(i) all Equipment (including Motor Vehicles) owned by such debtor that is subject to a certificate of title or ownership statute is listed on Schedule IX.

________________, a ________
By:
Title:
FEIN: ______________

Exhibit A-1

SCHEDULES

(Omitted)

EXHIBIT E

SUBSIDIARY GUARANTEE

This SUBSIDIARY GUARANTEE (as amended, restated, supplemented, or otherwise modified and in effect from time to time, this “Guarantee”) is made as of [______], jointly and severally, between Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), and together with each other Person who becomes a party to this Guarantee by execution of a joinder in the form of Exhibit A attached hereto, which shall include all wholly-owned or majority-owned subsidiaries of the Company acquired after the date hereof for so long as this Guarantee remains in effect (except as otherweise provided in the Securities Purchase Contract by and among the Company and the Purchasers as defined therein dated the date of this Guarantee (the “Purchase Agreement”), shall each be referred to individually as a “Guarantor” and collectively as the “Guarantors”), in favor of the Purchasers and the Collateral Agent as defined in the Purchase Agreement. All references to a “Purchaser” or “Purchasers” hereunder shall include the Collateral Agent acting in its capacity as a Purchaser.

WHEREAS, pursuant to and in accordance with the Purchase Agreement, the Company has executed and delivered those certain Advance Notes as defined in the Purchase Agreement dated as of December 19, 2022 (the “Closing Date”) in an original aggregate principal amount of $15,000,000 as provided in the Purchase Agreement all of which shall be issued at the Closing Date. As used in this Agreement, the phrase Advance Notes also includes the Prepaid-Tranches;

WHEREAS, pursuant to a Pledge Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), the Company has granted to the Collateral Agent for the benefit of the Purchasers a Lien on and security interest in all of the issued and outstanding equity interests of the Pledged Entities (as defined in the Pledge Agreement);

WHEREAS, pursuant to a Security Agreement, dated as of the Closing Date (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Security Agreement”) by the Debtors (as defined in the Security Agreement) in favor of the Collateral Agent, such Debtors have granted the Collateral Agent, for its benefit and the benefit of the other Purchasers, a first priority Lien on and security interest in all of their respective rights in the Collateral (as defined in the Security Agreement); and

WHEREAS, the Guarantors will be subsidiaries of the Company and, as such, will derive substantial benefit and advantage from the Purchase Agreement, the Advance Notes, the Pledge Agreement, the Security Agreement and the other related agreements (collectively, the “Transaction Documents”).

NOW, THEREFORE, for and in consideration of the promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby jointly and severally agrees as follows:

1. Definitions: Capitalized words and terms used herein without definition and defined in the Purchase Agreement are used herein as defined therein. In addition, as used herein:

“Bankruptcy Code” shall mean the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended and in effect from time to time thereunder.

“Obligations” shall have the meaning set forth in the Security Agreement.

2. Guarantee of Payment.

(a) Each Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees the full and prompt payment and performance to the Purchasers and the Collateral Agent, on behalf of itself and in its capacity as agent for the benefit of Purchasers, when due, upon demand, at maturity or by reason of acceleration or otherwise and at all times thereafter, of any and all of the Obligations.

(b) Each Guarantor acknowledges that valuable consideration supports this Guarantee, including, without limitation, the consideration set forth in the recitals above; any extension, renewal or replacement of any of the Obligations; any forbearance with respect to any of the Obligations or otherwise; any cancellation of an existing guaranty; any purchase of any of the Company’s assets by any Purchaser or Collateral Agent; or any other valuable consideration.

(c) Each Guarantor agrees that all payments under this Guarantee shall be made in United States currency and in the same manner as provided for the Obligations.

(d) Notwithstanding any provision of this Guarantee to the contrary, it is intended that this Guarantee, and any interests, Liens and security interests granted by Guarantors as security for this Guarantee, not constitute a “Fraudulent Conveyance” (as defined below) in the event that this Guarantee or such interest is subject to the Bankruptcy Code or any applicable fraudulent conveyance or fraudulent transfer law or other applicable laws of any state. Consequently, the Guarantors, the Collateral Agent and the Purchasers all agree that if this Guarantee, or any such interests, Liens or security interests securing this Guarantee, would, but for the application of this sentence, constitute a fraudulent conveyance, this Guarantee and each such Lien and security interest shall be valid and enforceable only to the maximum extent that would not cause this Guarantee or such interest, Lien or security interest to constitute a Fraudulent Conveyance, and this Guarantee shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or other applicable laws of any state, as in effect from time to time.

3. Costs and Expenses. The Company and each Guarantor, jointly and severally, agrees to pay on demand, all reasonable Costs and Expenses of every kind incurred by any Purchaser or the Collateral Agent: (a) in enforcing this Guarantee or any other Transaction Document, (b) in collecting any of the Obligations from any Guarantor pursuant to this Guarantee or any other Transaction Document, (c) in realizing upon or protecting or preserving any Collateral (as defined in the Security Agreement), and (d) in connection with any amendment of, modification to, waiver or forbearance granted under, or enforcement or administration of this Guarantee or any other Transaction Document or for any other purpose in connection with this Guarantee or any other Transaction Document, in each case, to the extent a Purchaser or the Collateral Agent may take such action pursuant to the terms and conditions of this Guarantee. “Costs and Expenses” as used in the preceding sentence shall include, without limitation, reasonable attorneys’ fees incurred by any Purchaser or the Collateral Agent in retaining legal counsel for advice, suit, appeal, any insolvency or other proceedings under the Bankruptcy Code or otherwise, or for any purpose specified in the preceding sentence.

4. Nature of Guarantee: Continuing, Absolute and Unconditional.

(a) This Guarantee is and is intended to be a continuing guaranty of payment of the Obligations, and not of collectability, and is intended to be independent of and in addition to any other guaranty, endorsement, collateral or other agreement held by a Purchaser or the Collateral Agent therefor or with respect thereto, whether or not furnished by a Guarantor. None of Purchasers and Agent shall be required to prosecute collection, enforcement or other remedies against any Company, any other Guarantor or guarantor of the Obligations or any other person or entity, or to enforce or resort to any of the Collateral or other rights or remedies pertaining thereto, before calling on a Guarantor for payment. The obligations of each Guarantor to repay the Obligations hereunder shall be unconditional. Guarantor shall have no right to exercise any right of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against any Company in connection with this Guarantee until the termination of this Guarantee in accordance with Section 8 below, and hereby waives any benefit of, and any right to participate in, any security or collateral given to Purchasers to secure payment of the Obligations, and each Guarantor agrees that it will not take any action to enforce any obligations of any Company to such Guarantor prior to the Obligations being finally and irrevocably paid in full in cash, provided that, in the event of the bankruptcy or insolvency of any Company, to the extent the Obligations have not been finally and irrevocably paid in full in cash, Agent, for the benefit of itself and Purchasers, and Purchasers shall be entitled notwithstanding the foregoing, to file in the name of any Guarantor or in its own name a claim for any and all indebtedness owing to a Guarantor by such Company (exclusive of this Guarantee), vote such claim and to apply the proceeds of any such claim to the Obligations.

(b) For the further security of Purchasers and without in any way diminishing the liability of the Guarantors, following the occurrence and during the continuance of an Event of Default, all debts and liabilities, present or future, of the Company to the Guarantors, and all monies received from any Company or for its account by the Guarantors in respect thereof shall be received in trust for the Purchasers and the Collateral Agent and promptly following receipt shall be paid over to the Collateral Agent, for its benefit and in its capacity as Agent for the benefit of Purchasers, until all of the Obligations have been paid in full in cash. This assignment and postponement is independent of and severable from this Guarantee and shall remain in full effect whether or not any Guarantor is liable for any amount under this Guarantee.

(c) This Guarantee is absolute and unconditional and shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein provided. This Guarantee is intended by the Guarantors to be the final, complete and exclusive expression of the guarantee agreement among the Company, the Guarantors, the Purchasers and the Collateral Agent (except as expressly limited by the express terms of this Guarantee). No modification or amendment of any provision of this Guarantee shall be effective against any party hereto unless in writing and signed by a duly authorized officer of such party. This Guarantee, together with the other Transaction Documents, supersedes all other prior oral or written agreements between the Purchasers, the Company, the Guarantors and the Collateral Agent, their respective Affiliates and Persons acting on their respective behalves with respect to the matters discussed herein, and this Guarantee, together with the other Transaction Documents and the other instruments referenced herein and therein, contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company, any Guarantor, the Collateral Agent nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. As of the date of this Guarantee, there are no unwritten agreements between the parties with respect to the matters discussed herein. No provision of this Guarantee may be amended, modified or supplemented other than by an instrument in writing signed by the parties hereto.

(d) Each Guarantor hereby releases each Purchaser and the Collateral Agent from all, and agrees not to assert or enforce (whether by or in a legal or equitable proceeding or otherwise) any, “claims” (as defined in Section 101(5) of the Bankruptcy Code), whether arising under any law, ordinance, rule, regulation, order, policy or other requirement of any domestic or foreign governmental authority or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or assets or otherwise, to which the Guarantors are or would at any time be entitled by virtue of its obligations hereunder, any payment made pursuant hereto or the exercise by any Purchaser or the Collateral Agent of its rights with respect to the Collateral (as defined in the Security Agreement), including any such claims to which such Guarantor may be entitled as a result of any right of subrogation, exoneration or reimbursement.

5. Certain Rights and Obligations.

(a) Each Guarantor acknowledges and agrees that the Collateral Agent may, without notice, demand or any reservation of rights against such Guarantor and without affecting such Guarantor’s obligations hereunder, from time to time:

(i) renew, extend, increase, accelerate or otherwise change the time for payment of, the terms of or the interest on the Obligations or any part thereof or grant other indulgences to any Guarantor or others;

(ii) accept from any Person and hold Collateral (as defined in the Security Agreement) for the payment of the Obligations or any part thereof, and modify, exchange, enforce or refrain from enforcing, or release, compromise, settle, waive, subordinate or surrender, with or without consideration, such Collateral (as defined in the Security Agreement) or any part thereof;

(iii) accept and hold any endorsement or guaranty of payment of the Obligations or any part thereof, and discharge, release or substitute any such obligation of any such endorser or guarantor, or discharge and release or compromise any Guarantor, or any other Person who has given any security interest in any Collateral (as defined in the Security Agreement) as security for the payment of the Obligations or any part thereof, or any other Person in any way obligated to pay the Obligations or any part thereof, and enforce or refrain from enforcing, or compromise or modify, the terms of any obligation of any such endorser, guarantor or Person;

(iv) dispose of any and all Collateral (as defined in the Security Agreement) securing the Obligations in its reasonable discretion, as it may deem appropriate, and direct the order or manner of such disposition and the enforcement of any and all endorsements and guaranties relating to the Obligations or any part thereof as the Collateral Agent in its reasonable discretion may determine;

(v) subject to the terms of the Advance Notes, determine the manner, amount and time of application of payments and credits, if any, to be made on all or any part of any component or components of the Obligations (whether principal, interest, fees, costs, and expenses, or otherwise), including, without limitation, the application of payments received from any source to the payment of Indebtedness other than the Obligations even though one or more Purchasers might lawfully have elected to apply such payments to the Obligations or to amounts which are not covered by this Guarantee;

(vi) take advantage or refrain from taking advantage of any security or accept or make or refrain from accepting or making any compositions or arrangements when and in such manner as Collateral Agent, in its sole discretion, may deem appropriate; and

(vii) generally do or refrain from doing any act or thing which might otherwise, at law or in equity, release the liability of such Guarantor as a guarantor or surety in whole or in part, and in no case shall any Purchaser or Collateral Agent be responsible or shall any Guarantor be released either in whole or in part for any act or omission in connection with a Purchaser or Collateral Agent having sold any security at less than its fair market value.

(b) Following the occurrence and during the continuance of an Event of Default (as defined in the Advance Notes), and upon demand by the Collateral Agent, each Guarantor, jointly and severally, hereby agrees to pay the Obligations to the extent hereinafter provided and to the extent unpaid:

(i) without deduction by reason of any setoff, defense (other than payment) or counterclaim of the Company or any other Guarantor;

(ii) without requiring presentment, protest or notice of nonpayment or notice of default to the Company, any other Guarantor or any other Person;

(iii) without demand for payment or proof of such demand or filing of claims with a court in the event of receivership, bankruptcy or reorganization of the Company or any other Guarantor;

(iv) without requiring any Purchaser or the Collateral Agent to resort first to the Company (this being a guaranty of payment and not of collection), to any other Guarantor, or to any other guaranty or any collateral which a Purchaser or the Collateral Agent may hold;

(v) without requiring notice of acceptance hereof or assent hereto by any Purchaser or the Collateral Agent; and

(vi) without requiring notice that any of the Obligations has been incurred, extended or continued or of the reliance by any Purchaser or the Collateral Agent upon this Guarantee;

all of which each Guarantor hereby irrevocably waives.

(c) Each Guarantor’s obligation hereunder shall not be affected by any of the following, all of which such Guarantor hereby waives:

(i) any failure to perfect or continue the perfection of any security interest in or other Lien on any Collateral (as defined in the Security Agreement) securing payment of any of the Obligations or any Guarantor’s obligation hereunder;

(ii) the invalidity, unenforceability, propriety of manner of enforcement of, or loss or change in priority of any document or security interest or other Lien or guaranty of the Obligations;

(iii) any failure to protect, preserve or insure any Collateral (as defined in the Security Agreement);

(iv) failure of a Guarantor to receive notice of any intended disposition of any Collateral (as defined in the Security Agreement);

(v) any defense arising by reason of the cessation from any cause whatsoever of liability of any Guarantor including, without limitation, any failure, negligence or omission by any Purchaser or the Collateral Agent in enforcing its claims against the Company;

(vi) any release, settlement or compromise of any Obligation of the Company, any other Guarantor or any other Person guaranteeing the Obligations;

(vii) the invalidity or unenforceability of any of the Obligations;

(viii) any change of ownership of the Company, any other Guarantor or any other Person guaranteeing the Obligations or the insolvency, bankruptcy or any other change in the legal status of the Company, any Guarantor or any other Person guaranteeing the Obligations;

(ix) any change in, or the imposition of, any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Obligations;

(x) the existence of any claim, setoff or other rights which the Company, the Guarantor, any other Guarantor or guarantor of the Obligations or any other Person may have at any time against any Purchaser or the Collateral Agent in connection herewith or any unrelated transaction;

(xi) any Purchaser’s or the Collateral Agent’s election in any case instituted under chapter 11 of the Bankruptcy Code, of the application of section 1111(b)(2) of the Bankruptcy Code;

(xii) any use of cash Collateral (as defined in the Security Agreement), or grant of a security interest by any Company, as debtor in possession, under sections 363 or 364 of the Bankruptcy Code;

(xii) the disallowance of all or any portion of any of any Purchaser’s or the Collateral Agent’s claims for repayment of the Obligations under sections 502 or 506 of the Bankruptcy Code;

(xiii) any stay or extension of time for payment by the Company or any Guarantor resulting from any proceeding under the Bankruptcy Code or any other applicable law; or

(xiv) any other fact or circumstance which might otherwise constitute grounds at law or equity for the discharge or release of a Guarantor from its obligations hereunder, all whether or not such Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (i) through (xiv) of this Section 5(c).

6. Representations and Warranties. Each Guarantor further represents and warrants to each Purchaser and the Collateral Agent that: (a) such Guarantor is a corporation or other entity duly incorporated or organized, as applicable, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has full power, authority and legal right to own its property and assets and to transact the business in which it is presently engaged; (b) such Guarantor has full power, authority and legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary action to authorize the guarantee hereunder on the terms and conditions of this Guarantee and to authorize the execution, delivery and performance of this Guarantee; (c) this Guarantee has been duly executed and delivered by such Guarantor and constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except to the extent that such enforceability is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally, or the availability of equitable remedies, which are subject to the discretion of the court before which an action may be brought; (d) the execution, delivery and performance by each Guarantor of this Guarantee does not require any action by or in respect of, or filing with, any governmental body, agency or official and do not violate, conflict with or cause a breach or a default under any provision of (i) applicable law or regulation, (ii) the organizational documents of such Guarantor, (iii) any judgment, injunction, order, decree or other instrument binding upon it, or (iv) any agreement binding upon it; and (e) the Guarantors are all of the subsidiaries of the Company with the exception of a construction subsidiary which the Purchasers acknowledge does not have to guarantee payment or be a party to this Subsidiary Guarantee.

7. Covenants. Each Guarantor covenants with each Purchaser and the Collateral Agent that such Guarantor shall not grant any security interest in or permit any Lien upon any of its assets in favor of any Person other than Permitted Liens (as defined in the Advance Notes) and security interests in favor of the Purchasers and the Collateral Agent. Each Guarantor agrees that it shall not take any action or engage in any transaction that such Guarantor is prohibited from taking or engaging in pursuant to the terms of the Transaction Documents. In addition, each Guarantor agrees to comply with the terms of the Transaction Documents to the same extent that the Company is required to cause the Guarantors to comply with such terms of the Transaction Documents. Each Guarantor, by its signature hereto, hereby acknowledges and agrees that a breach by such Guarantor of this Agreement constitutes an “Event of Default” under the Advance Notes and the other Transaction Documents.

8. Termination. This Guarantee shall not terminate until the full and complete performance and indefeasible satisfaction of all of the Obligations (including, without limitation, the indefeasible payment in full in cash of all such Obligations) (i) in respect of the Transaction Documents, and (ii) with respect to which claims have been asserted by Collateral Agent and/or a Purchaser arising out of or relating to the Transaction Documents. Thereafter, but subject to the following, the Collateral Agent, on behalf of itself and as agent for the Purchasers, shall take such actions and execute such documents as the Guarantors may reasonably request (and at the Guarantors’ cost and expense) in order to evidence the termination of this Guarantee. Payment of all of the Obligations owing from time to time shall not operate as a discontinuance of this Guarantee. Each Guarantor further agrees that, to the extent that the Company or a Guarantor makes a payment to the Purchasers or the Collateral Agent on the Obligations, or the Purchasers or the Collateral Agent receive any proceeds from the Collateral (as defined in the Security Agreement) securing the Obligations or any other payments with respect to the Obligations, which payment or receipt of proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be returned or repaid to the Company, a Guarantor or any of their respective estates, trustees, receivers, debtors in possession or any other Person under any insolvency or bankruptcy law (including, but not limited to the Bankruptcy Code), state or federal law, common law or equitable cause, then to the extent of such payment, return or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date when such initial payment, reduction or satisfaction occurred, and this Guarantee shall continue in full force notwithstanding any contrary action which may have been taken by any Purchaser or the Collateral Agent in reliance upon such payment, and any such contrary action so taken shall be without prejudice to any Purchaser’s or the Collateral Agent’s rights under this Guarantee and shall be deemed to have been conditioned upon such payment having become final and irrevocable. Upon satisfaction of the Obligations in accordance with this Section 8, the Guarantors’ obligations under this Agreement shall immediately terminate and the Guarantee shall be void.

9. Guarantee of Performance. Each Guarantor also, jointly and severally, guarantees the full, prompt and unconditional performance of all Obligations and agreements of every kind owed or hereafter to be owed by the Company or the other Guarantors to the Purchasers or the Collateral Agent under this Guarantee and the other Transaction Documents. Every provision for the benefit of the Purchasers or the Collateral Agent contained in this Guarantee shall apply to the guaranty of performance given in this Section 9.

10. Assumption of Liens and Obligations. To the extent that a Guarantor has received or shall hereafter receive distributions or transfers from the Company of property or cash that are subject, at the time of such distribution or transfer, to Liens and security interests in favor of Purchasers or the Collateral Agent in accordance with the Transaction Documents, such Guarantor hereby expressly agrees that (i) it shall hold such assets subject to such Liens and security interests, and (ii) it shall be liable for the payment of the Obligations secured thereby. Each Guarantor’s obligations under this Section 10 shall be in addition to its obligations as set forth in other sections of this Guarantee and not in substitution therefor or in lieu thereof.

11. Miscellaneous.

(a) The terms “Company” and “Guarantor” as used in this Guarantee shall include: (i) any successor individuals, associations, partnerships, limited liability companies, corporations or other entities to which all or substantially all of the business or assets of such Company or such Guarantor shall have been transferred and (ii) any other associations, partnerships, limited liability companies, corporations or entities into or with which such Company or such Guarantor shall have been merged, consolidated, reorganized, or absorbed.

(b) Without limiting any other right of any Purchaser or the Collateral Agent, whenever any Purchaser or the Collateral Agent has the right to declare any of the Obligations to be immediately due and payable (whether or not it has been so declared), the Collateral Agent, on its behalf and in its capacity as agent for the benefit of the Purchasers, at its sole election without notice to the undersigned may appropriate and set off against the Obligations:

(i) any and all indebtedness or other moneys due or to become due the Company or to any Guarantor by any Purchaser or the Collateral Agent in any capacity and whether arising out of or related to the Transaction Documents or otherwise; and

(ii) any credits or other property belonging to the Company or any Guarantor (including all account balances, whether provisional or final and whether or not collected or available) at any time held by or coming into the possession of any Purchaser or the Collateral Agent, or any Affiliate of any Purchaser or the Collateral Agent, whether for deposit or otherwise;

in each case, whether or not then due and owing, and the applicable Purchaser or the Collateral Agent, as applicable, shall be deemed to have exercised such right of set off immediately at the time of such election even though any charge therefore is made or entered on such Purchaser’s or the Collateral Agent’s records subsequent thereto. The Collateral Agent agrees to notify such Guarantor in a reasonable time of any such set-off; however, failure of the Collateral Agent to so notify such Guarantor shall not affect the validity of any set-off.

(c) Each Guarantor’s obligation hereunder is to pay the Obligations in full in cash when due according to this Guarantee, the Advance Notes, the Warrants, the other Transaction Documents, and any other agreements, documents and instruments governing the Obligations to the extent provided herein, and shall not be affected by any stay or extension of time for payment for the benefit of the Company or any other Guarantor resulting from any proceeding under the Bankruptcy Code or any other applicable law.

(d) No course of dealing between the Company or any Guarantor, on the one hand, and a Purchaser or the Collateral Agent, on the other hand, and no act, delay or omission by a Purchasers or the Collateral Agent in exercising any right or remedy hereunder or with respect to any of the Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of each Purchaser and the Collateral Agent hereunder are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

(e) This Guarantee shall inure to the benefit of the parties hereto and their respective successors and assigns.

(f) Collateral Agent may assign its rights hereunder, in which event such assignee shall be deemed to be the Collateral Agent hereunder with respect to such assigned rights.

(g) Captions of the sections of this Guarantee are solely for the convenience of the parties hereto, and are not an aid in the interpretation of this Guarantee and do not constitute part of the agreement of the parties set forth herein.

(h) If any provision of this Guarantee is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective.

(i) All questions concerning the construction, validity, enforcement and interpretation of this Guaranty shall be governed by the Purchase Agreement. Any action, proceeding or claim arising out of, or relating in any way to, this Agreement shall be brought and enforced only as provided in the Purchase Agreement.

12. Notices. All notices, approvals, requests, demands and other communications hereunder shall be delivered or made in the manner set forth in, and shall be effective in accordance with the terms of, the Purchase Agreement; provided, that any communication shall be effective as to any Guarantor if made or sent to the Company in accordance with the foregoing.

13. Waivers.

(a) Each Guarantor waives the benefit of all valuation, appraisal and exemption laws.

(b) Upon the occurrence of a default or Event of Default (as defined in the Advance Notes), each Guarantor hereby waives all rights to notice and hearing of any kind prior to the exercise by any Purchaser or the Collateral Agent, on its behalf and in its capacity as agent for the benefit of Purchasers, of its rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without prior notice or hearing. Each Guarantor acknowledges that it has been advised by counsel of its choice with respect to this transaction and this Guarantee.

(c) Each Guarantor waives its rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this guaranty, or the other transaction documents, in any action, proceeding or other litigation of any type brought by any Purchaser or the Collateral Agent. Each Guarantor agrees that any such claim or cause of action shall be tried by a court without a jury. Without limiting the foregoing, each guarantor further agrees that its right to a trial by jury is waived by operation of this section as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this Guarantee or any provision hereof. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Guarantee.

14. Agent. The terms and provisions of the Purchase Agreement which set forth the appointment of the Collateral Agent and the terms and provisions of the Security Agreement and the Pledge Agreement which set for the indemnifications to which the Collateral Agent is entitled are hereby incorporated by reference herein as if fully set forth herein.

15. Payments Free of Taxes.

(a) Definitions. In this Section 15:

(i) “Excluded Taxes” means, with respect to the Collateral Agent or the Purchasers, or any other recipient of any payment to be made by or on account of any obligations of any Guarantor under this Guarantee, or under any other Transaction Document, income or franchise taxes imposed on (or measured by) its net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located.

(ii) “Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the company or any of the Guarantors, or any of their respective properties, assets or undertakings.

(iii) “Indemnified Taxes” means Taxes other than Excluded Taxes.

(iv) “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

(b) Any and all payments by or on account of the Obligations of any of the Guarantors under this Guarantee or any other Transaction Document shall be made without any set-off, counterclaim or deduction and free and clear of and without deduction for any Indemnified Taxes; provided that if any Guarantor shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 15(b)), the Collateral Agent or the Purchasers, as applicable, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and (iii) such Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

16. Indemnification by the Guarantors. Each Guarantor shall indemnify the Collateral Agent and the Purchasers, within10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Collateral Agent or Purchasers, as applicable, on or with respect to any payment by or on account of any obligation of such Guarantor under this Guarantee and the other Transaction Documents (including Indemnified Taxes or imposed or asserted on or attributable to amounts payable under this Section 16) and any penalties, interest and reasonable expenses including reasonable attorneys’ fees arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of the Collateral Agent or any Purchaser as to the amount of such payment or liability under this Section 16 shall be delivered to such Guarantor and shall be conclusive absent manifest error.

17. Counterparts; Headings. This Guarantee may be executed in two or more identical counterparts, all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile, .pdf or similar electronically transmitted signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature. The headings in this Guarantee are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

18. Rights of Contribution. The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 18 shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been paid in full in cash, and none of the Guarantors shall exercise any right or remedy under this Section 18 against any other Guarantor until such Obligations have been paid in full in cash. For purposes of this Section 18, (a) “Excess Payment” shall mean the amount paid by any Guarantor in excess of its Ratable Share of any Obligations; (b) “Ratable Share” shall mean, for any Guarantor in respect of any payment of Obligations, the ratio (expressed as a percentage) as of the date of such payment of Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Company and the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of the Company and the Guarantors, provided, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (c) “Contribution Share” shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the Obligations) of the Company and the Guarantors other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 18 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under law against the Company in respect of any payment of Obligations.

[Signature page follows]

IN WITNESS WHEREOF, each Company and the Guarantors have executed this Guarantee as of the date first written above.

COMPANY:

Ascent Solar Technologies, Inc.

By:
Name:
Title:

GUARANTORS:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

COLLATERAL AGENT:

L1 CAPITAL GLOBAL OPPORTUNITIES MASTER FUND, LTD. a business entity organized under the laws of the Cayman Islands, in its capacity as Collateral Agent for the Purchasers

By:
Name:
Title:

EXHIBIT A

Form of Joinder to

Subsidiary Guarantee

This Joinder Agreement is made between the undersigned,____________ a [_________], (the “New Subsidiary”) and L1 Capital Global Opportunities Master Fund, Ltd. a business entity organized under the laws of the Cayman Islands, as Collateral Agent under that certain Subsidiary Guarantee dated as of _[___________] (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee”) by and among the Company, the Guarantors and the Collateral Agent; together with each other Person that becomes a Guarantor thereunder after the date and pursuant to the terms thereof, to and in favor of the Purchasers. Capitalized terms herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee.

1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Guarantee and a “Guarantor” for all purposes of the Guarantee, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Guarantee. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Guarantee. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to the Purchasers and the Collateral Agent, as provided in the Guarantee, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

2. The New Subsidiary represents and warrants that the representations and warranties set forth in Section 6 of the Guarantee are, with respect to the undersigned, true and correct as of the date hereof.

3. From and after the date hereof, each reference to a Guarantor in the Guarantee shall be deemed to include the undersigned.

4. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

5. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF FLORIDA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF FLORIDA.

[Signature page follows]

Exhibit A-1

IN WITNESS WHEREOF, the undersigned has executed this Joinder this ___ day of _____________, 202___.

[____________________________]

Exhibit A-2

EXHIBIT F

PLEDGE AGREEMENT

A. THIS PLEDGE AGREEMENT made as of December __, 2022 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), by Ascent Solar Technologies, Inc., a Delaware corporation (the “Pledgor”) and the Collateral Agent, for itself as a Purchaser and the other Purchasers identified below (together with their respective successors and assigns). As used in this Pledge Agreement, the terms Collateral Agent and Purchasers each has the meaning contained in that certain Securities Purchase Contract dated as the date hereof (as the same may be amended, restated, supplemented or otherwise modified, the “Purchase Agreement”), by and among the Pledgor and the Purchasers.

WHEREAS:

B. The Pledgor has executed and delivered to the purchasers identified in that certain Purchase Agreement (as defined below) (and together with their successors and assigns and each other purchaser of an Advance Note (as defined below) and their respective successors and assigns, individually a “Purchaser” and collectively, the “Purchasers”) those certain senior secured convertible original issue 10% discount advance each made by the Company and dated as of the date hereof in an original aggregate principal amount of up to $50,000,000 as provided in the Purchase Agreement (such advance notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or modified and in effect from time to time, the “Advance Notes”). As used in this Pledge Agreement the term Advance Notes also includes the Prepad-Tranches as defined in the Purchase Agreement. The Advance Notes were issued pursuant to that certain Securities Purchase Agreement dated as the date hereof (as the same may be amended, restated, supplemented or otherwise modified, the “Purchase Agreement”), by and among the Pledgor and the Purchasers.

C. The Pledgor legally and beneficially owns the interests specified on Exhibit A hereto and each other corporation or other entity, the stock or other equity interests and securities (any, “Securities”) of which are owned or acquired by the Pledgor and described on an addendum hereto from time-to-time executed by the Pledgor in form and substance satisfactory to the Collateral Agent (each such entity is referred to herein as a “Pledge Entity” and collectively as the “Pledge Entities,” which shall include all subsidiaries of the Pledgor during the time this Agreement remains in effect); provided that the parties hereto agree that, as of the date hereof, the Pledge Entities specified on Exhibit A are the only Pledge Entities. The failure to execute an addendum shall not relieve the Pledgor of its obligation to pledge any after acquired Securities.

D. Pursuant to a Security Agreement dated as of the date of this Agreement by and among the Collateral Agent, the Pledgor and the other entities party thereto as “Debtors” (as the same may be amended, restated, modified or supplement and in effect from time to time, the “Security Agreement”), the Pledgor and each other Debtor has granted the Collateral Agent, for its benefit and the benefit of the other Purchasers, a first priority security interest in, lien upon and pledge of all of such Pledgor’s or other Debtor’s rights in such Pledgor’s or other Debtor’s Collateral (as defined in the Security Agreement).

To induce the Purchasers to enter into the Purchase Agreement, purchase the Advance Notes and to make the financial accommodations available to the Pledgor under the Purchase Agreement, and in order to secure the payment and performance by the Pledgor of the Obligations (as hereafter defined), the Pledgor has agreed to pledge to the Purchasers all of the Securities (the “Pledged Equity”) of the Pledge Entities now or hereafter owned or acquired by such Pledgor to secure the Obligations (as defined in the Security Agreement).

NOW, THEREFORE, in consideration of the premises and in order to induce the Purchasers to purchase the Advance Notes under the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees with the Collateral Agent as follows:

1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Purchase Agreement.

2. Pledge.

(a) The Pledgor hereby pledges, assigns, hypothecates, transfers, delivers and grants to the Collateral Agent, for the benefit of itself and the other Purchasers, a first lien on and first priority perfected security interest in (i) all of the Pledged Equity of the Pledge Entities now owned or hereafter acquired by such Pledgor (collectively, the “Pledged Interests”), (ii) any other shares of Pledged Equity hereafter pledged or referred to be pledged to the Collateral Agent pursuant to this Agreement; (ii) all “investment property” as such term is defined in §9-102(a)(49) of the UCC (as defined below) with respect thereto; (iv) any “security entitlement” as such term is defined in § 8-102(a)(17) of the UCC with respect thereto; (v) all books and records relating to the foregoing; and (vi) all Accessions and Proceeds (as each is defined in the UCC) of the foregoing, including, without limitation, all distributions (cash, stock, or otherwise), dividends, stock dividends, securities, cash, instruments, rights to subscribe, purchase, or sell, and other property, rights, and interest that such Pledgor is at any time entitled to receive or is otherwise distributed in respect of, or in exchange for, any or all of the Pledged Collateral (as defined below), and without affecting the obligations of the Pledgor under any provision of the Security Agreement, in the event of any consolidation or merger in which the Pledgor is not the surviving corporation, all shares of each class or Pledged Equity of the successor entity formed by or resulting from such consolidation or merger (the collateral described in clauses (i) through (vi) of this Section 2 being collectively referred to as the “Pledged Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. All of the Pledged Interests now owned by the Pledgor, which are presently represented by certificates, are listed on Exhibit A hereto, which certificates, with undated assignments separate from the certificates or stock/membership interest powers duly executed in blank by such Pledgor and to the extent such certificates are available and not covered by an existing lien or pledge, or irrevocable proxies, are being delivered to the Collateral Agent simultaneously herewith. Upon the creation or acquisition of any new Pledged Interests, to the extent such certificates are available and not covered by an existing lien or pledge, the Pledgor shall execute an Addendum in the form of Exhibit B attached hereto (a “Pledge Addendum”). Any Pledged Collateral described in a Pledge Addendum executed by the Pledgor shall thereafter be deemed to be listed on Exhibit A hereto. The Collateral Agent shall maintain possession and custody of the certificates representing the Pledged Interests and any additional Pledged Collateral.

(b) Each Pledged Interest consisting of either (i) a membership interest in a Person that is a limited liability company or (ii) a partnership interest in a Person that is a partnership (if any) (1) is not and will not be evidenced by a certificate and (2) is not and will not be deemed a “security” governed by Article 8 of the UCC.

3. Representations and Warranties of Pledgor. The Pledgor represents and warrants to the Collateral Agent, and covenants with the Collateral Agent, that:

(a) Exhibit A sets forth (i) the authorized capital stock and other equity interests of each Pledge Entity, (ii) the number of shares of capital stock and other equity interests of each Pledge Entity that are issued and outstanding as of the date hereof, and (iii) the percentage of the issued and outstanding shares of capital stock and other equity interests of each Pledge Entity held by such Pledgor. Such Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Interests of such Pledgor, and such shares are and will remain free and clear of all pledges, liens, security interests and other encumbrances and restrictions whatsoever, except the liens and security interests in favor of the Collateral Agent created by this Agreement;

(b) Except as set forth on Exhibit A, there are no outstanding options, warrants or other similar agreements with respect to the Pledged Interests or any of the other Pledged Collateral;

(c) This Agreement is the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms except to the extent that such enforceability is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally, or the availability of equitable remedies, which are subject to the discretion of the court before which an action may be brought;

(d) The Pledged Interests have been duly and validly authorized and issued, are fully paid and non-assessable, and the Pledged Interests listed on Exhibit A constitute all of the issued and outstanding capital stock or other equity interests of the Pledge Entities;

(e) No consent, approval or authorization of or designation or filing with any governmental or regulatory authority on the part of the Pledgor is required in connection with the pledge and security interest granted under this Agreement;

(f) The execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, which are applicable to the Pledgor, or of the articles or certificate of incorporation, certificate of formation, bylaws or any other similar organizational documents of the Pledgor or any Pledge Entity or of any securities issued by the Pledgor or any Pledge Entity of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which the Pledgor or any Pledge Entity is a party or which is binding upon the Pledgor or any Pledge Entity or upon any of the assets of the Pledgor or any Pledge Entity, and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of the Pledgor or any Pledge Entity, except as otherwise contemplated by this Agreement;

(g) The pledge, assignment and delivery of the Pledged Interests and the other Pledged Collateral pursuant to this Agreement creates a valid first lien on and perfected first priority security interest in such Pledged Interests and Pledged Collateral and the proceeds thereof in favor of the Collateral Agent, subject to the security interests reflected on Exhibit B. Until this Agreement is terminated pursuant to Section 11 hereof, the Pledgor covenants and agrees that it will defend, for the benefit of the Collateral Agent and each other Purchaser, the Collateral Agent’s right, title and security interest in and to the Pledged Interests, the other Pledged Collateral and the proceeds thereof against the claims and demands of all other Persons; and

(h) Neither the Pledgor nor any Pledged Entity (i) will become a Person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001), (ii) will engage in any dealings or transactions prohibited by Section 2 of such executive order, or (iii) will otherwise become a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other Office of Foreign Asset Control regulation or executive order.

4. Dividends, Distributions, Etc. If, prior to irrevocable repayment in full in cash of the Obligations, the Pledgor shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization, merger or consolidation), or any options or rights, whether as an addition to, in substitution for, or in exchange for any of the Pledged Interests or otherwise, such Pledgor agrees, in each case, to accept the same as the Collateral Agent’s agent and to hold the same in trust for the Collateral Agent, and to deliver the same promptly (but in any event within five days) to the Collateral Agent in the exact form received, with the endorsement of such Pledgor when necessary and/or with appropriate undated assignments separate from certificates or stock powers duly executed in blank, to be held by the Collateral Agent subject to the terms hereof, as additional Pledged Collateral. The Pledgor shall promptly deliver to the Collateral Agent (i) a Pledge Addendum with respect to such additional certificates, and (ii) any financing statements or amendments to financing statements as requested by the Collateral Agent. The Pledgor hereby authorizes the Collateral Agent to attach each such Pledge Addendum to this Agreement. Except as provided in Section 5(b) below, all sums of money and property so paid or distributed in respect of the Pledged Interests which are received by the Pledgor shall, until paid or delivered to the Collateral Agent, be held by the Pledgor in trust as additional Pledged Collateral.

5. Voting Rights; Dividends; Certificates.

(a) So long as no Event of Default (as defined in the Advance Notes) has occurred and is continuing, the Pledgor shall be entitled (subject to the other provisions hereof, including, without limitation, Section 8 below) to exercise its voting and other consensual rights with respect to the Pledged Interests and otherwise exercise the incidents of ownership thereof in any manner not inconsistent with this Agreement, the Purchase Agreement and/or any of the other Transaction Documents. The Pledgor hereby grants to the Pledgee or its nominee, an irrevocable proxy to exercise all voting, corporate and limited liability company rights relating to the Pledged Interests in any instance, which proxy shall be effective, at the discretion of the Collateral Agent, upon the occurrence and during the continuance of an Event of Default. Upon the request of the Collateral Agent at any time, the Pledgor agrees to deliver to the Collateral Agent such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the Pledged Interests as the Collateral Agent may request.

(b) So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive cash dividends or other distributions made in respect of the Pledged Interests, to the extent permitted to be made pursuant to the terms of the Advance Notes and the Purchase Agreement. Upon the occurrence and during the continuance of an Event of Default, in the event that the Pledgor, as record and beneficial owner of the Pledged Interests, shall have received or shall have become entitled to receive, any cash dividends or other distributions in the ordinary course, such Pledgor shall deliver to the Collateral Agent, and the Collateral Agent shall be entitled to receive and retain, for the benefit of itself and the other Purchasers, all such cash or other distributions as additional security for the Obligations.

(c) Subject to any sale or other disposition by the Collateral Agent of the Pledged Interests, any other Pledged Collateral or other property pursuant to this Agreement, upon the indefeasible full payment in cash, satisfaction and termination of all of the Obligations and the termination of this Agreement pursuant to Section 11 hereof and of the liens and security interests hereby granted, the Pledged Interests, the other Pledged Collateral and any other property then held as part of the Pledged Collateral in accordance with the provisions of this Agreement shall be returned to the Pledgor or to such other Persons as shall be legally entitled thereto.

(d) The Pledgor shall cause all Pledged Interests (other than the Pledged Interests consisting of limited liability company interests) to be certificated at all times while this Agreement is in effect.

6. Rights of Collateral Agent. The Collateral Agent shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guaranty therefor, or any part thereof, or for any delay in so doing, nor shall the Collateral Agent be under any obligation to take any action whatsoever with regard thereto. Any or all of the Pledged Interests held by the Collateral Agent hereunder may, if an Event of Default has occurred and is continuing, without notice, be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter without notice exercise all voting and corporate rights at any meeting with respect to any Pledge Entity and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Interests as if it were the absolute owner thereof, including, without limitation, the right to vote in favor of, and to exchange at its discretion any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other readjustment with respect to any Pledge Entity or upon the exercise by any Pledge Entity, the Pledgor or the Collateral Agent of any right, privilege or option pertaining to any of the Pledged Interests, and in connection therewith, to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may reasonably determine, all without liability except to account for property actually received by the Collateral Agent, but the Collateral Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

7. Remedies. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code (“UCC”) of the jurisdiction applicable to the affected Pledged Collateral from time-to-time. Without limiting the foregoing, the Collateral Agent may, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), upon the occurrence and during the continuance of an Event of Default forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith date and otherwise fill in the blanks on any assignments separate from certificates or stock powers or otherwise sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver said Pledged Collateral, or any part thereof, in one or more portions at one or more public or private sales or dispositions, at any exchange or broker’s board or at any of the Collateral Agent’s offices or elsewhere upon such terms and conditions as the Collateral Agent may deem advisable and at such prices as it may deem best, for any combination of cash and/or securities or other property or on credit or for future delivery without assumption of any credit risk, with the right to the Collateral Agent upon any such sale, public or private, to purchase the whole or any part of said Pledged Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived or released. The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization, sale or disposition, after deducting all costs and expenses of every kind incurred therein or incidental to the safekeeping of any and all of the Pledged Collateral or in any way relating to the rights of the Collateral Agent hereunder, including reasonable attorneys’ fees and legal expenses, to the payment, in whole or in part, of the Obligations, in such order as the Collateral Agent may elect. The Pledgor shall remain liable for any deficiency remaining unpaid after such application. Only after so paying over such net proceeds and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-608 of the UCC, need the Collateral Agent account for the surplus, if any, to the Pledgor. The Pledgor agrees that the Collateral Agent need not give more than ten (10) days’ notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Pledgor if after default it has signed a statement renouncing or modifying any right to notification of sale or other intended disposition. Notwithstanding any provision in any shareholder’s agreement or any applicable laws to the contrary, the Pledgor acknowledge and agrees that the Pledgor may pledge to the Collateral Agent all of the Pledgor’s right, title and interest in all of the Pledged Entities, and upon foreclosure the successful bidder (which may include the Collateral Agent) will be deemed admitted as a member and/or shareholder, as applicable, of each Pledged Entity, and will automatically succeed to all of the Pledgor’s right, title and interest, including without limitation, the Pledgor’s limited liability company and equity interests, right to vote and participate in the management and business affairs of the Pledged Entities, right to a share of the profits and losses of the Pledged Entities and right to receive distributions from the Pledged Entities.

8. No Disposition, Etc. Until the irrevocable payment in full, satisfaction or expiration of the Obligations, the Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Interests or any other Pledged Collateral, nor will the Pledgor create, incur or permit to exist any Lien or other encumbrance with respect to any of the Pledged Interests or any other Pledged Collateral, or any interest therein, or any proceeds thereof, except for the Lien and security interest of the Collateral Agent provided for by this Agreement and the Security Agreement and Permitted Liens as defined in the Advance Notes.

9. Sale of Pledged Interests.

(a) The Pledgor recognizes that the Collateral Agent may be unable to effect a public sale or disposition (including, without limitation, any disposition in connection with a merger of a Pledged Entity) of any or all the Pledged Interests by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, but may be compelled to resort to one or more private sales or dispositions thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale or disposition may result in prices and other terms (including the terms of any securities or other property received in connection therewith) less favorable to the seller than if such sale or disposition were a public sale or disposition and the Pledgor agrees that it is not commercially unreasonable for the Collateral Agent to engage in any such private sales or dispositions under such circumstances. The Collateral Agent shall be under no obligation to delay a sale or disposition of any of the Pledged Interests in order to permit the Pledgor or a Pledged Entity to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Pledgor or a Pledged Entity would agree to do so.

(b) The Pledgor further agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sales or dispositions of the Pledged Interests valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sales or dispositions, all at such Pledgor’s expense; provided that the Pledgor shall not have any obligation to register the Pledged Interests as securities under the Securities Act or the applicable state securities laws solely by virtue of this Section 9(b). The Pledgor further agrees that a breach of any of the covenants contained in Sections 4, 5(a), 5(b), 8, 9 and 24 will cause irreparable injury to the Collateral Agent and that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, agrees, without limiting the right of the Collateral Agent to seek and obtain injunctive relief and/or specific performance of other obligations of the Pledgor contained in this Agreement, that each and every covenant referenced above shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants. The Collateral Agent shall not be required to post a bond or other security as a condition of obtaining equitable relief.

(c) The Pledgor further agrees to indemnify and hold harmless the Collateral Agent and each other Purchaser, their respective successors and assigns and all of their collective officers, directors, shareholders, members, managers, partners, employees, attorneys and agents, and any Person in control of any thereof, from and against any loss, liability, claim, damage and expense, including, without limitation, legal fees and expenses (in this paragraph collectively called the “Indemnified Liabilities”), under federal and state securities laws or otherwise insofar as such Indemnified Liability (i) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or in any amendment or supplement to any thereof or in any other writing prepared by the Pledgor in connection with the offer, sale or resale of all or any portion of the Pledged Collateral unless such untrue statement of material fact was provided by the Collateral Agent, in writing, specifically for inclusion therein, or (ii) arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of the Collateral Agent or any successor thereof, or any Person in control of any thereof. In connection with a public sale or other distribution, the Pledgor will provide customary indemnification to any underwriters, their successors and assigns, officers and directors and each Person who controls any such underwriter (within the meaning of the Securities Act). If and to the extent that the foregoing undertakings in this paragraph may be unenforceable for any reason, the Pledgor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of the Pledgor under this paragraph (c) shall survive any termination of this Agreement.

(d) The Pledgor further agrees not to exercise any and all rights of subrogation it may have against a Pledged Entity upon the sale or disposition of all or any portion of the Pledged Collateral by the Collateral Agent pursuant to the terms of this Agreement until the termination of this Agreement in accordance with Section 11 below.

10. No Waiver; Cumulative Remedies. The Collateral Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its remedies hereunder, and no waiver by the Collateral Agent shall be valid unless in writing and signed by the Collateral Agent, and then only to the extent therein set forth. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have on any further occasion. No course of dealing between the Pledgor and the Collateral Agent or any other Purchaser, and no failure to exercise, nor any delay in exercising on the part of the Collateral Agent or any other Purchaser of, any right, power or privilege hereunder or under the other Transaction Documents shall impair such right or remedy or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law or in the Purchase Agreement.

11. Termination. This Agreement and the Liens and security interests granted hereunder shall terminate and the Collateral Agent, at the Pledgor’s sole reasonable cost and reasonable expense, shall immediately return any Pledged Interests or other Pledged Collateral then held by the Collateral Agent in accordance with the provisions of this Agreement to the Pledgor upon the full and complete performance and indefeasible satisfaction of all of the Obligations (including, without limitation, the indefeasible payment in full in cash of all such Obligations) (i) in respect of the Transaction Documents, and (ii) with respect to which claims have been asserted by the Collateral Agent and/or any other Purchaser.

12. Possession of Collateral. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Interests in the physical possession of the Collateral Agent pursuant hereto, neither the Collateral Agent, nor any nominee of the Collateral Agent, shall have any duty or liability to collect any sums due in respect thereof or to protect, preserve or exercise any rights pertaining thereto (including any duty to ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to the Pledged Collateral and any duty to take any necessary steps to preserve rights against any parties with respect to the Pledged Collateral), and shall be relieved of all responsibility for the Pledged Collateral upon surrendering them to the Pledgor. The Pledgor assumes the responsibility for being and keeping itself informed of the financial condition of a Pledged Entity and of all other circumstances bearing upon the risk of non-payment of the Obligations, and the Collateral Agent shall have no duty to advise the Pledgor of information known to the Collateral Agent regarding such condition or any such circumstance. The Collateral Agent shall have no duty to inquire into the powers of a Pledged Entity or its officers, directors, managers, members, partners or agents thereof acting or purporting to act on its behalf.

13. Taxes and Expenses. The Pledgor will pay to the Collateral Agent within the Applicable Time Frame (as hereafter defined) (a) any taxes (excluding income taxes, franchise taxes or other taxes levied on gross earnings, profits, income or the like of the Collateral Agent) payable or ruled payable by any Governmental Authority (as defined in the Security Agreement) in respect of this Agreement, together with interest and penalties, if any, and (b) all expenses, including the fees and expenses of counsel for the Collateral Agent and of any experts or agents that the Collateral Agent may incur in connection with (i) the administration, modification or amendment of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure of the Pledgor to perform or observe any of the provisions hereof. For purposes hereof, the term “Applicable Time Frame” means the earlier of (a) ten (10) days after the Collateral Agent’s written demand for such payment and (b) the date set forth in the Collateral Agent’s written demand for such payment if such payment is required to be made by the Collateral Agent prior to the ten (10) day period referred to in the foregoing clause “(a).”

14. The Collateral Agent Appointed Attorney-In-Fact. The Pledgor hereby irrevocably appoints the Collateral Agent as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent deems reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Agreement; provided that the power of attorney granted hereunder shall only be exercised by the Collateral Agent after the occurrence and during the continuance of an Event of Default.

15. Governing Law; Jurisdiction; No Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Pledge Agreement shall be governed by the Purchase Agreement. Any action, proceeding or claim arising out of, or relating in any way to, this Agreement shall be brought and enforced only as provided in the Purchase Agreement. Each party hereby irrevocable waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection herewith or arising out of this agreement or any transaction contemplated hereby.

16. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile, .pdf or similar electronically transmitted signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

17. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

18. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

19. Entire Agreement; Amendments. This Agreement, together with the other transaction documents, supersedes all other prior oral or written agreements between the Pledgor, the Pledgees, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this agreement, together with the other transaction documents and the other instruments referenced herein and therein, contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Collateral Agent nor the Pledgor makes any representation, warranty, covenant or undertaking with respect to such matters. As of the date of this Agreement, there are no unwritten agreement between the parties with respect to the matters discussed herein. Except as set forth in Section 2(a) hereof, no provision of this Agreement may be amended, modified or supplemented other than by an instrument in writing signed by the Pledgor and the Purchasers (including the Collateral Agent) holding a majority of the outstanding principal of the Advance Notes.

20. Notices. All notices, approvals, requests, demands and other communications hereunder shall be delivered or made in the manner set forth in, and shall be effective in accordance with the terms of, the Purchase Agreement, in the case of communications to the Collateral Agent, directed to the notice address set forth in the Security Agreement.

21. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any Purchasers of the Advance Notes. The Pledgor shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Collateral Agent. The Collateral Agent may assign its rights hereunder without the consent of the Pledgor or any Purchaser (including any Person who becomes a Purchaser after the date hereof), in which event such assignee shall be deemed to be the Collateral Agent hereunder with respect to such assigned rights.

22. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

23. Survival. All representations, warranties, covenants and agreements of the Pledgor and the Collateral Agent shall survive the execution and delivery of this Agreement.

24. Further Assurances. The Pledgor agrees that it will, at any time and from time to time upon the written request of the Collateral Agent, execute and deliver all assignments separate from certificates or stock powers, financing statements and such further documents and do such further acts and things as the Collateral Agent may reasonably request consistent with the provisions hereof in order to carry out the intent and accomplish the purpose of this Agreement and the consummation of the transactions contemplated hereby.

25. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

26. Collateral Agent Authorized. The Pledgor hereby authorizes the Collateral Agent to file one or more financing or continuation statements and amendments thereto (or similar documents required by any laws of any applicable jurisdiction) relating to all or any part of the Pledged Interests or other Pledged Collateral without the signature of such Pledgor.

27. Collateral Agent Acknowledgement. The Pledgor acknowledges receipt of an executed copy of this Agreement. The Pledgor waives the right to receive any amount that it may now or hereafter be entitled to receive (whether by way of damages, fine, penalty, or otherwise) by reason of the failure of the Collateral Agent to deliver to the Pledgor a copy of any financing statement or any statement issued by any registry that confirms registration of a financing statement relating to this Agreement.

28. Collateral Agent. The terms and provisions of the Purchase Agreement which set forth the appointment of the Collateral Agent and the terms and provisions of the Security Agreement which set forth the indemnifications to which the Collateral Agent is entitled are hereby incorporated by reference herein as if fully set forth herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their duly authorized officers on the date first above written.

PLEDGOR:

Ascent Solar Technologies, Inc.
a Delaware corporation

By:
Name:
Title:

COLLATERAL AGENT:

The Collateral Agent in its capacity as agent for the Purchasers

By:
Name:
Title:

ACKNOWLEDGEMENT

Each of the undersigned hereby (i) acknowledges receipt of a copy of the foregoing Pledge Agreement, (ii) waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Interests (as defined therein) in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent and (iii) agrees promptly to note on its books and records the grant of the security interest in the stock or other equity interests of the undersigned as provided in such Pledge Agreement.

Dated: ________ __, 202_

[SUBSIDIARY]

By:
Name:
Title:

[SUBSIDIARY]

By:
Name:
Title:

[SUBSIDIARY]

By:
Name:
Title:

[SUBSIDIARY]

By:
Name:
Title:

EXHIBIT A

to Pledge Agreement

Description of Pledged Interests or Units

Pledgor	Name of Pledged Entity	Class	Stock or Unit Certificate No. or Book Entry	Percentage of Units Held by Pledgor

Exhibit A

EXHIBIT B

to Pledge Agreement

Addendum to Pledge Agreement

The undersigned, being the Pledgor pursuant to that certain Pledge Agreement dated as of December __, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) in favor of the holders of those certain Advance Notes (as defined in the Pledge Agreement), with the Collateral Agent (as defined in the Pledge Agreement), by executing this Addendum, hereby acknowledges that the Pledgor has acquired and legally and beneficially owns all of the issued and outstanding shares of capital stock of __________________, a _______ corporation/other entity (“Company”) described below (the “Shares”). The Pledgor hereby agrees and acknowledges that the Shares shall be deemed Pledged Interests pursuant to the Pledge Agreement. The Pledgor hereby represents and warrants to the Pledgee that (i) all of the capital stock/type of interest of the Company now owned by the Pledgor is presently represented by the certificates listed below, which certificates, with undated assignments separate from certificate or stock powers duly executed in blank by the Pledgor, are being delivered to the Collateral Agent, simultaneously herewith (or have been previously delivered to the Collateral Agent), and (ii) after giving effect to this addendum, the representations and warranties set forth in Section 3 of the Pledge Agreement are true, complete and correct as of the date hereof.

Pledged Interests

Name of the Pledged Entity	Class of Equity Interest	Certificate No.	Percentage of Units Held by Pledgor

IN WITNESS WHEREOF, Pledgor has executed this Addendum this _____ day of ___________, 202_.

Ascent Solar Technologies , Inc.

By:
Name:
Title:

Exhibit B